                                                                     EXHIBIT 4.1

                                                                  CONFORMED COPY


                               Dated May 16, 2001


                           MESSER GRIESHEIM HOLDING AG

                                       to

                              THE BANK OF NEW YORK,
                                   as Trustee









                  --------------------------------------------

                                    INDENTURE
                                  E550,000,000

                      10.375% Senior Notes due June 1, 2011

                  --------------------------------------------

             RECONCILIATION AND TIE BETWEEN THE TRUST INDENTURE ACT
               OF 1939 AND THE INDENTURE, DATED AS OF MAY 16,2001

TRUST INDENTURE                                                                      INDENTURE
  ACT SECTION                                                                         SECTION
---------------                                                                      ---------
Section 310(a)(1)        ..........................................................  609
(a)(2)                   ..........................................................  609
(a)(3)                   ..........................................................  Not Applicable
(a)(4)                   ..........................................................  Not Applicable
(b)                      ..........................................................  608
                                                                                     610
Section 311(a)           ..........................................................  613
(b)                      ..........................................................  613
Section 312(a)           ..........................................................  701
                                                                                     702(1)
(b)                      ..........................................................  702(2)
(c)                      ..........................................................  702(3)
Section 313(a)           ..........................................................  703(1)
(b)                      ..........................................................  703(1)
(c)                      ..........................................................  703(1)
(d)                      ..........................................................  703(2)
Section 314(a)           ..........................................................  704
(b)                      ..........................................................  Not Applicable
(c)(1)                   ..........................................................  102
(c)(2)                   ..........................................................  102
(c)(3)                   ..........................................................  Not Applicable
(d)                      ..........................................................  Not Applicable
(e)                      ..........................................................  102
Section 315(a)           ..........................................................  601
(b)                      ..........................................................  602
(c)                      ..........................................................  601
(d)                      ..........................................................  601
(e)                       .........................................................  514
Section 316(a)           ..........................................................  101
(a)(1)(A)                ..........................................................  512
(a)(1)(B)                ..........................................................  502(2), 513
(a)(2)                   ..........................................................  Not Applicable
(b)                      ..........................................................  508
Section 317(a)(1)        ..........................................................  503
(a)(2)                   ..........................................................  504
(b)                      ..........................................................  1003
Section 318(A)           ..........................................................  107

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                                TABLE OF CONTENTS


                                   ARTICLE ONE

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

101.     DEFINITIONS..........................................................................................1
102.     COMPLIANCE CERTIFICATES AND OPINIONS................................................................32
103.     FORM OF DOCUMENTS DELIVERED TO TRUSTEE..............................................................33
104.     ACTS OF HOLDERS; RECORD DATE........................................................................33
105.     NOTICES, ETC., TO TRUSTEE AND COMPANY...............................................................34
106.     NOTICE TO HOLDERS; WAIVER...........................................................................34
107.     TRUST INDENTURE ACT CONTROLS........................................................................35
108.     EFFECT OF HEADINGS AND TABLE OF CONTENTS............................................................35
109.     SUCCESSORS AND ASSIGNS..............................................................................35
110.     SEVERABILITY CLAUSE.................................................................................35
111.     BENEFITS OF INDENTURE...............................................................................36
112.     GOVERNING LAW.......................................................................................36
113.     LEGAL HOLIDAYS......................................................................................36
114.     AGENT FOR SERVICE; SUBMISSION TO JURISDICTION; WAIVER OF
         IMMUNITIES..........................................................................................36
115.     CONVERSION OF CURRENCY..............................................................................37
116.     CURRENCY EQUIVALENT.................................................................................37
201.     FORMS GENERALLY.....................................................................................38
202.     FORM OF FACE OF GLOBAL NOTE.........................................................................38
203.     FORM OF FACE OF CERTIFICATED NOTE...................................................................41
204.     FORM OF REVERSE OF NOTE.............................................................................43
205.     FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION.....................................................47
301.     TITLE AND TERMS.....................................................................................48
302.     DENOMINATIONS.......................................................................................49
303.     EXECUTION, AUTHENTICATION, DELIVERY AND DATING......................................................49
304.     TEMPORARY NOTES.....................................................................................50
305.     TRANSFER AND EXCHANGE...............................................................................50
306.     MUTILATED, DESTROYED, LOST AND STOLEN NOTES.........................................................55
307.     PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED......................................................55
308.     PERSONS DEEMED OWNERS...............................................................................56
309.     CANCELLATION........................................................................................56
310.     COMPUTATION OF INTEREST.............................................................................57
311.     COMMON CODE/ISIN NUMBERS............................................................................57
312.     PRESCRIPTION........................................................................................57
401.     SATISFACTION AND DISCHARGE OF INDENTURE.............................................................57
402.     APPLICATION OF TRUST MONEY..........................................................................58
501.     EVENTS OF DEFAULT...................................................................................58
502.     ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT..................................................60
503.     COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.....................................61

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504.     TRUSTEE MAY FILE PROOFS OF CLAIM....................................................................62
505.     TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF NOTES..............................................62
506.     APPLICATION OF MONEY COLLECTED......................................................................62
507.     LIMITATION ON SUITS.................................................................................63
508.     UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST...........................63
509.     RESTORATION OF RIGHTS AND REMEDIES..................................................................63
510.     RIGHTS AND REMEDIES CUMULATIVE......................................................................64
511.     DELAY OR OMISSION NOT WAIVER........................................................................64
512.     CONTROL BY HOLDERS..................................................................................64
513.     WAIVER OF PAST DEFAULTS.............................................................................64
514.     UNDERTAKING FOR COSTS...............................................................................64
515.     WAIVER OF STAY OR EXTENSION LAWS....................................................................65
601.     CERTAIN DUTIES AND RESPONSIBILITIES.................................................................65
602.     NOTICE OF DEFAULTS..................................................................................66
603.     CERTAIN RIGHTS OF TRUSTEE...........................................................................66
604.     NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF NOTES...................................................67
605.     MAY HOLD NOTES......................................................................................67
606.     MONEY HELD IN TRUST.................................................................................67
607.     COMPENSATION AND REIMBURSEMENT......................................................................67
608.     DISQUALIFICATION; CONFLICTING INTERESTS.............................................................68
609.     CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.............................................................68
610.     RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR...................................................69
611.     ACCEPTANCE OF APPOINTMENT BY SUCCESSOR..............................................................70
612.     MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.........................................70
613.     PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY...................................................70
614.     APPOINTMENT OF AUTHENTICATING AGENT.................................................................70
615.     TRUSTEE'S APPLICATION FOR INSTRUCTIONS FROM THE COMPANY.............................................72
701.     COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS...........................................73
702.     PRESERVATION OF INFORMATION; COMMUNICATIONS TO HOLDERS..............................................74
703.     REPORTS BY TRUSTEE..................................................................................74
704.     OFFICERS' CERTIFICATE WITH RESPECT TO CHANGE IN INTEREST RATES......................................74
801.     COMPANY MAY CONSOLIDATE, ETC. ONLY ON CERTAIN TERMS.................................................74
802.     SUCCESSOR SUBSTITUTED...............................................................................76
901.     SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS..................................................76
902.     SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.....................................................76
903.     EXECUTION OF SUPPLEMENTAL INDENTURES................................................................78
904.     EFFECT OF SUPPLEMENTAL INDENTURES...................................................................78
905.     CONFORMITY WITH TRUST INDENTURE ACT.................................................................78
906.     REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES.......................................................78
1001.    PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST..........................................................78
1002.    MAINTENANCE OF OFFICE OR AGENCY.....................................................................78
1003.    MONEY FOR NOTE PAYMENTS TO BE HELD IN TRUST.........................................................79
1004.    EXISTENCE...........................................................................................80
1005.    MAINTENANCE OF PROPERTIES...........................................................................80
1006.    PAYMENT OF TAXES AND OTHER CLAIMS...................................................................80
1007.    MAINTENANCE OF INSURANCE............................................................................80

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1008.    LIMITATION ON INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED SHARE CAPITAL AND
         PREFERRED SHARES....................................................................................80
1009.    LIMITATION ON RESTRICTED PAYMENTS AND INVESTMENTS...................................................84
1010.    LIMITATIONS ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES...........87
1011.    LIMITATION ON LIENS.................................................................................89
1012.    PERMITTED BUSINESS..................................................................................89
1013.    LIMITATION ON TRANSACTIONS WITH AFFILIATES..........................................................89
1014.    LIMITATION ON CERTAIN ASSET SALES; REPURCHASE AT THE OPTION OF HOLDERS WITH EXCESS PROCEEDS.........91
1015.    CHANGE OF CONTROL...................................................................................93
1016.    LIMITATION ON ISSUANCES AND SALES OF EQUITY INTERESTS IN MESSER GRIESHEIM AND MGI...................94
1017.    LIMITATION ON ISSUANCES OF GUARANTEES OF INDEBTEDNESS...............................................94
1018.    ADDITIONAL AMOUNTS; REDEMPTION FOR TAXATION REASONS.................................................95
1019.    REPORTS.............................................................................................97
1020.    STATEMENT BY OFFICERS AS TO DEFAULT; COMPLIANCE CERTIFICATES........................................98
1021.    WAIVER OF CERTAIN COVENANTS.........................................................................98
1022.    DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES.............................................99
1023.    LIMITATION ON SALE, PREPAYMENT OR MODIFICATION OF THE HIGH YIELD PROCEEDS LOAN AND THE HIGH YIELD
         SUBORDINATION AGREEMENT............................................................................100
1101.    RIGHT OF REDEMPTION................................................................................100
1102.    APPLICABILITY OF ARTICLE...........................................................................100
1103.    ELECTION TO REDEEM; NOTICE TO TRUSTEE..............................................................100
1104.    SELECTION BY TRUSTEE OF NOTES TO BE REDEEMED.......................................................100
1105.    NOTICE OF REDEMPTION...............................................................................101
1106.    DEPOSIT OF REDEMPTION PRICE........................................................................101
1107.    NOTES PAYABLE ON REDEMPTION DATE...................................................................102
1108.    NOTES REDEEMED IN PART.............................................................................102

INDENTURE, dated as of May 16, 2001 between MESSER GRIESHEIM HOLDING AG, a stock corporation organized under the laws of the Federal Republic of Germany, having its principal executive office at Frankfurt Airport Center 1, C9; D-60547 Frankfurt am Main, Germany, and THE BANK OF NEW YORK as trustee, paying agent, registrar and transfer agent (the "TRUSTEE"), a New York banking corporation having its office at One Canada Square, London, E14 5AL, United Kingdom.

RECITALS

A. The Company (as defined below) has duly authorized the creation of an issue of its E550,000,000 10.375% Senior Notes due 2011 (the
         "NOTES" and each a "NOTE"), and to provide therefor the Company has duly authorized the execution and delivery of this Indenture. The Notes consist of any of Original Notes, Exchange Notes or Additional Notes, each as defined below. The Original Notes, Exchange Notes and Additional Notes shall rank PARI PASSU with each other.

B. All things necessary to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:


                                   ARTICLE ONE

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION


101.     DEFINITIONS

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (whether or not such is indicated herein);

(4) unless otherwise specifically set forth herein, all calculations or determinations of a Person shall be performed or made on a consolidated basis in accordance with GAAP;

(5) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(6) mentioning anything after "include", "includes" or "including" does not limit what else might be included, and the use of "or" is not exclusive;

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                                       2


(7) references herein to Sections or Annexes are references to Sections of or Annexes to this Indenture;

(8) all references in this Indenture or the Notes to "interest" on a Note shall, unless the context otherwise requires, be deemed to include any Special Interest, if any, and Additional Amounts, if any, thereon; and

(9) whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:

         "COMMISSION" means the Commission as defined herein;

         "INDENTURE SECURITIES" means the Notes;

         "INDENTURE SECURITY HOLDER" means a Holder;

         "INDENTURE TO BE QUALIFIED" means this Indenture;

         "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee; and

         "OBLIGOR" on the indenture securities means the Company or any other obligor (including any guarantor) in respect of the Notes. All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

"ACT", when used with respect to any Holder, has the meaning specified in
Section 104.

"ACQUIRED DEBT" means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged or consolidated with or into such specified Person or a Restricted Subsidiary of such specified Person, or at the time such other Person became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging or consolidating with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2) Indebtedness assumed, or secured by a Lien encumbering any asset acquired, by such specified Person.

Acquired Debt shall be deemed to be incurred at the time of such merger or consolidation, on the date the acquired Person became a Restricted Subsidiary, or at the time of such assumption or acquisition, as the case may be.

"ACQUISITION" means the Messer Griesheim Acquisition and the China Acquisition.

"ADDITIONAL AMOUNTS" has the meaning specified in Section 1018.

"ADDITIONAL NOTES" means Notes of the same series issued from time to time after the Issue Date under the terms of this Indenture, subject to prior authorization by a Board Resolution or Shareholders' Resolution (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 906 or
1108), subject to compliance with the provisions of Section 1008 and Section 303 hereunder.

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                                       3


"AFFILIATE" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "CONTROL," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Shares of a Person will be deemed to be control; and the terms "CONTROLLING", "CONTROLLED BY" and "UNDER COMMON CONTROL WITH" will have correlative meanings.

"AFFILIATE TRANSACTION" has the meaning specified in Section 1013.

"ANCILLARY AGREEMENTS" means the Assignment Agreement, the High Yield Proceeds Loan and the High Yield Subordination Agreement.

"APPLICABLE PROCEDURES" means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of any depository for such Note, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

"APPLICABLE REDEMPTION PREMIUM" means, with respect to any Note on any redemption date, the greater of:

(i)      1.0% of the principal amount of the Note; and

(ii)     the excess of:

         (x) the present value at such redemption date of the redemption price of such Note at June 1, 2006 (such redemption price being set forth in Section 204), plus all required interest payments that would otherwise be due to be paid on such Note during the period between the redemption date and June 1, 2006 excluding accrued but unpaid interest, computed using a discount rate equal to the Bund Rate at such redemption date plus 50 basis points, over

         (y)      the principal amount of the Note.

"ASSET SALE" means:

(1) the sale, lease, conveyance, assignment, transfer or other disposition (or series of related sales, leases, conveyances, assignments, transfers or other dispositions) of (i) Equity Interests in any of the Company's Restricted Subsidiaries (other than directors' qualifying shares), (ii) all or substantially all of the assets of any division or line of business of the Company or any Restricted Subsidiary of the Company, or (iii) any other assets of the Company or any Restricted Subsidiary other than in the ordinary course of business of the Company or such Restricted Subsidiary; provided, however, that any sale, lease, conveyance, assignment, transfer or other disposition of any assets pursuant to the Disposal Plan shall be deemed not to be in the ordinary course of business for purposes of the foregoing clause (iii); and

(2) the issuance of Equity Interests by any of the Company's Restricted Subsidiaries (other than directors' qualifying shares).

         Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

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                                       4


(1) any single transaction or series of related transactions that: (a) involves assets having a fair market value of less than E1 million; or
         (b) results in net proceeds to the Company and its Restricted Subsidiaries of less than E1 million;

(2)      transactions covered by Section 1015 and Section 801;

(3) any disposition of assets that have become surplus or obsolete or worn out and which, in the reasonable judgment of the Company or the Restricted Subsidiary making the disposition, are not required for the efficient operation of the business of the Company and its Restricted Subsidiaries taken as a whole;

(4) the sale of Cash Equivalents, Permitted Local Currency Investments, and investment grade securities, in each case on arm's length terms;

(5)      the sale of receivables pursuant to Permitted Discounting Facilities;

(6) a transfer of assets between or among the Company and its Restricted Subsidiaries, an issuance of Equity Interests by a Restricted Subsidiary to the Company, and an issuance of Equity Interests by a Restricted Subsidiary (other than Messer Griesheim) to a Wholly-Owned Restricted Subsidiary of the Company;

(7) the granting of leases or licenses over property on arm's length terms, where such property is not required to allow the continued operation of the business of the Company and its Restricted Subsidiaries as a whole;

(8)      a Permitted Holding Company Transfer;

(9)      any assignment which is otherwise a Permitted Lien; and

(10) any Restricted Payment (including any Permitted Investment) not prohibited by Section 1009.

"ASSET SALE OFFER" has the meaning given in Section 1014.

"ASSET SWAP" means the execution of a definitive agreement, subject only to customary closing conditions that the Company in good faith believes will be satisfied, for a substantially concurrent purchase and sale, or exchange of assets used or usable by the Company or its Restricted Subsidiaries in a Permitted Business between the Company or any of its Restricted Subsidiaries and another Person or group of Persons; PROVIDED, HOWEVER, that any amendment to or waiver of any closing condition that individually or in the aggregate is material to the Asset Swap shall be deemed to be a new Asset Swap.

"ASSIGNMENT AGREEMENT" means the Assignment Agreement (SICHERUNGSABTRETUNG) dated as of May 16, 2001 between the Company, as assignor, and the Trustee, as assignee.

"AUTHENTICATING AGENT" means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Notes.

"AUTHORIZED SIGNATORY" with respect to a company means a member of the Board of Directors, the Chief Executive Officer, Secretary or Assistant Secretary of that company.

"AVENTIS CHINA" means Aventis (China) Investment Co. Ltd.

"BENEFICIAL OWNER" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as such term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition, and "BENEFICIAL OWNERSHIP" has a correlative meaning.

"BOARD OF DIRECTORS" of a company means the board of directors of such company, or in respect of a company organized under the laws of the Federal Republic of Germany, the management board or supervisory board of such company.

"BOARD RESOLUTION" with respect to a company means a copy of a resolution certified by a managing director or an Authorized Signatory of such company to have been duly adopted by the Board of Directors of such company and to be in full force and effect on the date of such certification.

"BUND RATE" means, with respect to any redemption date, the rate per annum equal to the equivalent yield to maturity as of such redemption date of the Comparable German Bund Issue, assuming a price for the Comparable German Bund Issue (expressed as a percentage of its principal amount) equal to the Comparable German Bund Price for such redemption date, where:

(1) "COMPARABLE GERMAN BUND ISSUE" means the German BUNDESANLEIHE security selected by any Reference German Bund Dealer as having a fixed maturity most nearly equal to the period from such redemption date to June 1, 2006, and that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of Euro denominated corporate debt securities in a principal amount approximately equal to the then outstanding principal amount of the Notes and of a maturity most nearly equal to June 1, 2006, PROVIDED, HOWEVER, that if the period from such redemption date to June 1, 2006 is less than one year, a fixed maturity of one year shall be used;

(2) "COMPARABLE GERMAN BUND PRICE" means, with respect to any redemption date, the average of the Reference German Bund Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference German Bund Dealer Quotations, or if the Trustee obtains fewer than four such Reference German Bund Dealer Quotations, the average of all such quotations;

(3) "REFERENCE GERMAN BUND DEALER" means any dealer of German BUNDESANLEIHE securities appointed by the Trustee in consultation with the Company; and

(4) "REFERENCE GERMAN BUND DEALER QUOTATIONS" means, with respect to each Reference German Bund Dealer and any redemption date, the average as determined by the Trustee of the bid and offered prices for the Comparable German Bund Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference German Bund Dealer at 3:30 p.m. Frankfurt, Germany time on the third Business Day preceding such redemption date.

"BUSINESS COMBINATION AGREEMENT" means the business combination agreement dated as of December 30/31, 2000 between MIG, Messer Griesheim, Messer Group, Hoechst AG, and Hoechst Newco 3, setting out the terms of the Acquisition, together with all schedules, exhibits and attachments to such agreement, as amended.

"BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the cities of New York, London, Luxembourg or Frankfurt are authorized or obligated by law or executive order to close.

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                                       6


"CAPITAL LEASE OBLIGATION" means, with respect to a Person, at the time any determination thereof is to be made, the amount of the liability in respect of an agreement treated as a finance lease or a capital lease in accordance with GAAP that would at that time be required to be capitalized on a balance sheet of such Person in accordance with GAAP.

"CASH EQUIVALENTS" means:

(1)      Deutsche Marks, euros, Swiss francs, pounds Sterling, and U.S. dollars;

(2) marketable direct obligations issued by or directly and unconditionally fully guaranteed or insured by, (a) any of the United Kingdom, any other Member State of the European Union as currently constituted other than Greece, Switzerland or the United States, or (b) any other country or state or political subdivision of the foregoing rated "A" or above by Standard & Poor's or "A2" or above by Moody's, or (c) any agency or instrumentality of the foregoing (provided that the full faith and credit of the United Kingdom, any other Member State of the European Union as currently constituted other than Greece, Switzerland or the United States or such jurisdiction, respectively, is pledged in support thereof), in each case having maturities of not more than one year after the date of acquisition thereof;

(3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, having a rating of at least "P-1" from Moody's and "A-1" from Standard & Poor's;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any commercial bank organized under the laws of any member of the European Union or Switzerland or the United States (or any state thereof or the District of Columbia) and having at the date of acquisition thereof combined capital and surplus of not less than E500 million;

(5) commercial paper having a rating of at least "P-1" from Moody's and "A-1" from Standard & Poor's and in each case having maturities of not more than one year after the date of creation thereof;

(6) corporate debt with a rating of "A" or higher from Standard & Poor's or "A2" or higher from Moody's; and

(7) investments in money market funds that invest at least 95% of their assets in Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

"CENTRAL AMERICAN ENTITIES" means the following entities: Messer Griesheim de Mexico S.A. de C.V.; Messer de El Salvador S.A. de C.V.; Messer de Centroamerica S.A.; Carbox S.A.; Servigil S.A.; Messer de Nicaragua S.A.; Carbox de Nicaragua S.A.; Messer de Honduras S.A. de C.V.; Compania de Productos Atmosfericos S.A. de C.V.; Gases Industriales S.A. de C.V.; Coxgas S.A. de C.V.; Carbox S.A. Honduras; and Greenbelt Holdings Ltd.

"CENTRAL AMERICAN ENTITY DISPOSALS" means asset sales which are disposals by Messer Griesheim or any Restricted Subsidiary of Messer Griesheim of its shares in a Central American Entity or a disposal by a Central American Entity of substantially all of its assets to MIG or a person designated by MIG.

"CERTIFICATED NOTE" means any Note substantially in the form set forth in Sections 203 and 204 hereof issued in accordance with Section 305.

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                                       7


"CHANGE OF CONTROL" means the occurrence of any of the following:

(1) the sale, transfer, conveyance or other disposition (whether or not by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) or Group other than a Person (the "TRANSFEREE") with respect to which:

         (a) before the initial Public Equity Offering, either (i) the Sponsors' combined direct and indirect percentage Beneficial Ownership of such Transferee's ordinary Share Capital is less than 50% of the Sponsors' combined direct and indirect percentage Beneficial Ownership of the Company's ordinary Share Capital on the Issue Date or (ii) the Sponsors' combined direct and indirect Beneficial Ownership of such Transferee's ordinary Share Capital is less than the Beneficial Ownership of such Transferee's ordinary Share Capital of any other Person (other than MIG or Affiliates of MIG); or

         (b) after the initial Public Equity Offering, any Person or Group (other than the Sponsors) is the Beneficial Owner, directly or indirectly, of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Share Capital of the Transferee and the ownership of such Person or Group exceeds that of the Sponsors collectively in such Transferee;

(2) before the initial Public Equity Offering, either (a) the Sponsors' combined direct and indirect Beneficial Ownership of the Company's ordinary Share Capital is less than 50% of the Sponsors' combined direct and indirect Beneficial Ownership of the Company's ordinary Share Capital on the Issue Date or (b) the Sponsors' combined direct and indirect Beneficial Ownership of the Company's ordinary Share Capital is less than the Beneficial Ownership of the Company's ordinary Share Capital of any other Person (other than MIG or Affiliates of MIG);

(3) after the initial Public Equity Offering, any Person or Group (other than the Sponsors) will become the Beneficial Owner, directly or indirectly, of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Share Capital of any Holding Company or the Company and the ownership of such Person or Group will exceed that of the Sponsors collectively; or

(4) after the initial Public Equity Offering, the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors of the Company or the first day on which a majority of the members of the Board of Directors of any Holding Company are not Continuing Directors of such Holding Company.

Notwithstanding the foregoing, if the Company ceases to control the Company as a result of, and on the terms of, the transactions expressly contemplated by the Business Combination Agreement relating to the transfer of 66 2/3% of the shares in the Company to Hoechst Newco 3, for a period no longer than 90 days, then during such 90 day period a Change of Control shall not be deemed to have occurred solely by virtue of such transfer, and if such period extends beyond such 90 days then a Change of Control shall be deemed to have occurred on the 91st day.

"CHANGE OF CONTROL OFFER" has the meaning specified in Section 1015.

"CHANGE OF CONTROL PAYMENT" has the meaning specified in Section 1015.

"CHANGE OF CONTROL PAYMENT DATE" has the meaning specified in Section 1015.

"CHINA ACQUISITION" means the acquisition by Messer Griesheim and/or one or more Subsidiaries of Messer Griesheim of the ACIC Gas Interests (as defined in the Business Combination Agreement) and certain other assets of Aventis China from Aventis China pursuant to the terms of the Business Combination Agreement and the China SPA (as defined therein).

"CLEARSTREAM" means Clearstream Banking, SOCIETE ANONYME, Luxembourg.

"COMMISSION" means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

"COMMON DEPOSITARY" means The Bank of New York or its nominee, or a successor or assignee.

"COMPANY" means Messer Griesheim Holding AG until a successor Person shall have become such pursuant to the applicable provisions of this Indenture and thereafter "Company" shall mean such successor Person.

"COMPANY REQUEST" means a written request or order signed in the name of the Company by any member of its management board and delivered to the Trustee.

"CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the sum (without duplication) of (i) the Consolidated Net Income of such Person for such period plus (ii) the following, in each case to the extent deducted in calculating such Consolidated Net Income:

(1) the provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period (other than income or profits taxes attributable to extraordinary, nonrecurring or exceptional gains or losses or taxes attributable to any Asset Sale or any abandonments or reserves relating thereto);

(2) the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period; and

(3) the Consolidated Non-Cash Charges of such Person and its Restricted Subsidiaries for such period;

and, in each case, without duplication and on a consolidated basis and determined in accordance with GAAP.

"CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, the sum (without duplication) of:

(i) the aggregate of the interest expense of such Person and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, whether paid or accrued and whether or not capitalized, including, without limitation, (a) any amortization of debt issuance costs and original issue discount and any amortization or write-off of deferred financing costs, (b) non-cash interest payments, (c) the net costs under Hedging Obligations, (d) commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings and (e) the interest component of any deferred payment obligations but, excluding, however, the accrual of interest on Permitted Holding Company Subordinated Debt (for so long as such debt qualifies as Permitted Holding Company Subordinated Debt), but only to the extent satisfied by the issue to the holders thereof of further fungible Permitted Holding Company Subordinated Debt, capitalized to the principal thereof, or otherwise not paid in cash;

(ii) the interest component of all payments associated with Capital Lease Obligations; and

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                                       9


(iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon;

PROVIDED, that (x) the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a PRO FORMA basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period, (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest, may be computed by applying, at the option of the Company, either the fixed or floating rate, and (C) notwithstanding clause (A) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by Interest Rate Swaps, shall be deemed to accrue at the rate PER ANNUM resulting after giving effect to such agreements; and (y) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness under a revolving credit facility computed on a PRO FORMA basis shall be computed based upon the average daily balance of such Indebtedness during the period.

"CONSOLIDATED NET INCOME" means, with respect to any specified Person for any period, the aggregate of the net income (net loss) of such Person and its Restricted Subsidiaries, on a consolidated basis determined in accordance with GAAP; provided, however, that there shall be excluded therefrom, without duplication:

(1) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with Asset Sale or any abandonments or reserves relating thereto; in each case to the extent such gains (and losses) were included in the calculation of such net income (loss);

(2) any item classified as an extraordinary, non-recurring or exceptional gain (or any item classified as an extraordinary, non-recurring or exceptional loss), together with any related provision for taxes on such extraordinary, non-recurring or exceptional gain (or loss); in each case to the extent such gains (and losses) were included in the calculation of such net income (loss);

(3) the net income of any Person that is not a Restricted Subsidiary of the specified Person, except to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof;

(4) the net loss of any Person that is not a Restricted Subsidiary of the specified Person, except to the extent that such loss has been funded with cash from the specified Person or a Restricted Subsidiary thereof;

(5) the net income (but not loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary, except to the extent of cash dividends or distributions paid or permitted to be paid, directly or indirectly, by loans, advances, intercompany transfers or otherwise (for so long as so permitted) to the referent Person or to a Restricted Subsidiary of the referent Person by such Person (subject, in the case of such a dividend or distribution to another Restricted Subsidiary, to the limitation in this clause); provided, however, that solely for purposes of calculating the Fixed Charge Coverage Ratio of the Company and for making Investments, any determination as to the exclusion of net income of a Restricted Subsidiary pursuant to this clause (5) shall not give effect to any Permitted Bank Encumbrance;

(6) the net income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition;

(7)      the cumulative effect of a change in accounting principles;

(8) any restoration to income of any contingency reserve of an extraordinary, non-recurring or exceptional nature, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued in any period for which Consolidated Net Income is required to be calculated for purposes of this Indenture;

(9) for purposes of Section 1009, in the case of a successor to the specified Person by consolidation or merger or as a transferee of the specified Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets; and

(10) amortization of debt issuance costs incurred in connection with the financings of the Acquisition and other related fees and expenses, and in connection with the issuance of the Notes.

"CONSOLIDATED NON-CASH CHARGES" means, with respect to any Person for any period, the aggregate depreciation, amortization (excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period) and non-cash charges of such Person and its Restricted Subsidiaries for such period, but net of any non-cash items increasing the Consolidated Net Income of such Person for such period.

"CONTINUING DIRECTORS" means, with respect to a company, as of any date of determination, any member of the Board of Directors of such company who:

(1)      was a member of such Board of Directors on the Issue Date;

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election; or

(3)      is a representative of a Sponsor.

"CORPORATE TRUST OFFICE" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at One Canada Square, London E14 5AL, Attention:
Corporate Trust Department (telephone: 44-207-964-6337, fax: 44-207-964-6399), or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

"DEEMED INVESTMENT" has the meaning specified in Section 1022.

"DEFAULT" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

"DEFAULTED INTEREST" has the meaning specified in Section 307.

"DEFERRED PURCHASE OBLIGATION" has the meaning specified in Section 1014.

"DESIGNATION" and "DESIGNATION AMOUNT" have the meaning specified in Section
1022.

"DISPOSAL INVESTMENTS" means, in relation to a disposal of the shares or assets of an entity, the amount (if any) of additional investment made by Messer Griesheim or any of its Subsidiaries in the entity whose shares or assets have been disposed of, where such additional investment was made after April 30, 2001.

"DISPOSAL PLAN" means the disposal program pursuant to which it is intended that the shares in certain members of Messer Group, certain unconsolidated subsidiaries of Messer Griesheim (as specified in Schedule 12 (Disposal Plan) of the Mezzanine Facility Agreement entered into on April 28, 2001 among Messer Group, Goldman Sachs International as Global Co-Ordinator and the other parties named therein (the "MEZZANINE FACILITY") and/or the whole or substantially the whole of the assets of such companies and certain minority interests and assets (as specified in Schedule 12 (Disposal Plan) of the Mezzanine Facility) of the Messer Group and such unconsolidated subsidiaries of Messer Griesheim will be sold after the Closing Date.

"DISQUALIFIED SHARE CAPITAL" means any Share Capital that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the Company thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Notes mature. Notwithstanding the preceding sentence, (i) only the portion of Share Capital which so matures or is mandatorily redeemable or is so redeemable at the sole option of the holder thereof prior to such date shall be deemed Disqualified Share Capital and (ii) any Share Capital that would constitute Disqualified Share Capital solely because the holders thereof have the right to require the Company to repurchase such Share Capital upon the occurrence of a change of control or an asset sale will not constitute Disqualified Share Capital.

"ELIGIBLE INDEBTEDNESS" means any Indebtedness other than:

(1) Indebtedness in the form of, or represented by, bonds or other similar securities or any Guarantee of any such Indebtedness; and

(2) Indebtedness that is, or may be, quoted, listed or purchased and sold on any stock exchange, automated trading system or over-the-counter or other securities market (including the market for securities eligible for resale pursuant to Rule 144A under the Securities Act).

"ELIGIBLE PREFERRED SHARES" means Preferred Shares other than:

(1)      Preferred Shares which constitute Disqualified Share Capital; and

(2) Preferred Shares that are, or may be, quoted, listed or purchased and sold on any stock exchange, automated trading system or over-the-counter or other securities market (including the market for securities eligible for resale pursuant to Rule 144A under the Securities Act).

"EQUITY INTERESTS" means Share Capital, Permitted Holding Company Subordinated Debt (for so long as such debt qualifies as Permitted Holding Company Subordinated Debt), all warrants, options or other rights to purchase or acquire Share Capital or Permitted Holding Company Subordinated Debt (but excluding any debt security that is convertible into, or exchangeable for, Share Capital or Permitted Holding Company Subordinated Debt other than Permitted Holding Company Subordinated Debt convertible into, or exchangeable for, Share Capital).

"EURO" and "E" means the single currency introduced at the start of the third stage of economic and monetary union pursuant to the Treaty establishing the European Community, as amended by the Treaty on European Union.

"EUROCLEAR" means Euroclear Bank S.A./N.V.

"EVENT OF DEFAULT" has the meaning specified in Section 501.

"EXCESS FACILITY II AMOUNT" means, at the time of determination, the aggregate amount by which Total Non-Indemnified Unconsolidated Debt has theretofore been permanently reduced by reason of the expiry of a Guarantee or indemnity given by Messer Griesheim or its Restricted Subsidiaries which is not to be renewed or as a result of the disposal of Messer Griesheim's or its Restricted Subsidiaries' interest in a joint venture or unconsolidated Subsidiary or by payment of a sum under such a Guarantee or indemnity by Messer Griesheim or a Restricted Subsidiary of Messer Griesheim or otherwise but not by reason of a payment from the proceeds of a Revolving Facility II Loan or under a letter of credit or bank guarantee issued under Revolving Facility II; provided that the foregoing reduction of Total Non-Indemnified Unconsolidated Debt has not been used to permit any previous application towards the general working capital requirements of Messer Griesheim and its Restricted Subsidiaries and the aggregate amount of
(A) the amount to be borrowed and (B) the face amount of such guarantee or letter of credit to be issued which are to be so applied is equal to or less than the total amount of such reduction.

"EXCESS PROCEEDS" has the meaning specified in Section 1014.

"EXCHANGE ACT" means the U.S. Securities Exchange Act of 1934, as amended.

"EXCHANGE NOTES" means the notes of the Company to be issued under this Indenture in exchange for, and in an aggregate principal amount at maturity equal to, the Original Notes or Additional Notes, as applicable, in compliance with the terms of the Registration Rights Agreement.

"EXCHANGE OFFER" has the meaning specified in the form of the face of either the Global Note set forth in Section 202 or the Certificated Note set forth in
Section 203.

"EXCHANGE REGISTRATION STATEMENT" has the meaning specified in the form of the face of either the Global Note set forth in Section 202 or the Certificated Note set forth in Section 203.

"EXISTING INDEBTEDNESS" means the Indebtedness of the Company and its Restricted Subsidiaries in existence at the time of issuance of the Notes (excluding amounts outstanding under or in respect of the Senior Facilities), until such amounts are repaid.

"EXPIRATION DATE" has the meaning specified in the definition of "Offer to Purchase".

"FINAL PAYMENT DEFAULT" has the meaning specified in Section 501.

"FIXED CHARGES" means, with respect to any Person for any period, the sum, without duplication, of:

(1) the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period; plus

(2) the product of (a) all dividend payments, whether or not in cash, on any series of Preferred Shares of such Person or on any Disqualified Share Capital of such Person or any of its Restricted Subsidiaries, made during such period other than dividend payments or accruals on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Share Capital) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

"FIXED CHARGE COVERAGE RATIO" means with respect to any specified Person as of any date of determination, the ratio of (i) the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for the most recently ended four full fiscal quarters of such Person for which financial statements are available and ending on or prior to the date of determination to (ii) the Fixed Charges of such Person for such four quarter period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems Preferred Shares subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of Preferred Shares, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) Investments in Restricted Subsidiaries and acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will in each case be given effect on a pro forma basis assuming that all such Investments in Restricted Subsidiaries and acquisitions, mergers and consolidations and related financings, and the reduction or increase of any associated fixed charge obligations and the change in Consolidated Cash Flow resulting therefrom, including as a result of cost savings considered in the reasoned judgment of the Chief Financial Officer of the Company as probable to be realized (but only to the extent that such cost savings and other calculations could then be reflected in pro forma financial statements under GAAP and Regulation S-X under the Securities Act and the rules and regulations promulgated by the Commission thereunder) had occurred on the first day of the four-quarter reference period, and Consolidated Cash Flow for such reference period will be calculated without giving effect to clause (6) of the proviso set forth in the definition of Consolidated Net Income;

(2) the Consolidated Cash Flow attributable to discontinued operations as determined in accordance with GAAP on or prior to the Calculation Date, and the Consolidated Cash Flow attributable to operations or businesses disposed of prior to the Calculation Date, will be excluded, and the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded (but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date), in each case on a pro forma basis assuming that all such discontinued operations and disposals, and the reduction of any associated fixed charge obligations and the change in Consolidated Cash Flow resulting therefrom, including as a result of cost savings considered in the reasoned judgment of the Chief Financial Officer of the Company as probable to be realized (but only to the extent that such cost savings and other calculations could then be reflected in pro forma financial statements under GAAP and Regulation S-X under the Securities Act and the rules and regulations promulgated by the Commission thereunder) had occurred on the first day of the four-quarter reference period; and

(3) if since the beginning of the applicable four-quarter reference period any Person (that subsequently became a Restricted Subsidiary or was merged or consolidated with or into Company or any Restricted Subsidiary since the beginning of such period) shall have made any Investment in a Restricted Subsidiary or any acquisition, merger or consolidation or related financings, or determined a discontinued operation or disposed of operations or businesses, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment or acquisition, merger or consolidation or related financings or discontinued operations or disposals had occurred at the beginning of the applicable reference period.

For purposes of this definition, whenever PRO FORMA effect is to be given to a transaction, the PRO FORMA calculations shall be made in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness to which PRO FORMA effect is given bears interest at a floating rate, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable interest rate for the entire period (taking into account any interest rate agreement in effect on the Calculation Date). Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting office of the Company to be the rate of interest implicit in such Capital Lease Obligations in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

"GAAP" means the International Accounting Standards of the International Accounting Standards Committee (or, if the Company makes the election described below, generally accepted accounting principles in the United States ("U.S. GAAP")) as in effect from time to time, and which are consistent with the accounting principles and practices then applied by the Company, and any variation to such accounting principles and practices which is not material. At any time after the Issue Date, the Company may elect to apply for all purposes of this Indenture, in lieu of International Accounting Standards, U.S. GAAP; provided, that (i) any such election once made shall be irrevocable, (ii) all financial statements and reports required to be provided, after such election, pursuant to this Indenture shall be prepared on the basis of U.S. GAAP and (iii) from and after such election, all ratios, computations and other determinations based on GAAP contained in this Indenture shall be computed in conformity with U.S. GAAP, with retroactive effect being given thereto assuming that such election had been made on the Issue Date.

"GERMAN GOVERNMENT EURO OBLIGATIONS" means debt securities issued or directly and fully guaranteed or insured by the government of The Federal Republic of Germany or any agency or instrumentality thereof (provided that the full faith and credit of The Federal Republic of Germany is pledged in support thereof) which are denominated in euros and which are otherwise payable upon maturity and upon any earlier redemption thereof in euros.

"GLOBAL NOTE" means a Note evidencing all or a part of all the Notes substantially in the form set forth in Sections 202 and 204 hereof.

"GROUP" means a "group" for purposes of Section 13(d) of the Exchange Act.

"GUARANTEE" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness. "GUARANTEE" or "GUARANTEED" when used as a verb shall have a correlative meaning.

"HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under:

(1) interest rate swap, cap, collar, future, option or other interest rate hedge or arrangement or other agreements or arrangements designed to protect such Person against fluctuations in interest rates;

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                                       15


(2) any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in currency values; or

(3) any commodity futures contract, commodity option or other similar agreement or arrangement entered into by the Company or any of its Restricted Subsidiaries designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in the price of commodities actually used in the ordinary course of business of the Company and its Restricted Subsidiaries.

"HIGH YIELD PROCEEDS LOAN AGREEMENT" means the loan agreement, dated on or about the date of this Indenture, between the Company, as lender, and Messer Griesheim, as borrower, which governs the terms of the intercompany loan made by the Company to Messer Griesheim with the proceeds of the issue of the originally issued Notes by the Company.

"HIGH YIELD SUBORDINATION AGREEMENT" means the subordination agreement, dated on or about the date of this Indenture, between Messer Griesheim and the Company relating to the subordination of any loans made pursuant to the High Yield Proceeds Loan Agreement to the Obligations under the Senior Facilities and amounts outstanding under the Hedging Agreements (as defined therein).

"HOECHST NEWCO 3" means DIOGENES Zwanzigste Vermogensverwaltungs GmbH, being a newly incorporated German limited liability company registered with the commercial register of Frankfurt am Main under HR B48032 which is a wholly owned Subsidiary of Hoechst AG.

"HOLDER" means the person in whose name a Note is registered in the books of the registrar for the Notes.

"HOLDING COMPANY" means Messer Group and any other Person which owns, directly or indirectly, 100% of the voting securities of the Company (other than directors' qualifying shares).

"HOLDING OPERATING COMPANY" has the meaning specified in the definition of Permitted Holding Operating Company Transfer.

"INCUR" means, with respect to any Indebtedness or other obligation of any Person, to directly or indirectly create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become directly or indirectly liable, conditionally or otherwise, in respect of such Indebtedness or other obligation including by acquisition of Subsidiaries or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "INCURRENCE", "INCURRED", "INCURRABLE" and "INCURRING" shall have meanings correlative to the foregoing).

"INDEBTEDNESS" means, with respect to any specified Person, whether or not contingent,

(1) the principal of indebtedness of such Person in respect of borrowed money;

(2) the principal of indebtedness of such Person evidenced by bonds, notes, debentures, loan stock or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)      the obligations of such Person in respect of banker's acceptances;

(4)      all Capital Lease Obligations of such Person;

(5) all obligations of such Person for the deferred and unpaid balance of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; and

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                                       16


(6)      all Hedging Obligations of such Person;

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of any other Person secured by a Lien on any asset or property of the specified Person (whether or not such Indebtedness is assumed by the specified Person) (the amount of such Indebtedness being deemed to be the lesser of the value of such property or asset or the amount of the Indebtedness so secured) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person, and excludes Permitted Holding Company Subordinated Debt (but subject to the second proviso of the definition thereof providing for the deemed incurrence of Indebtedness should such debt cease to qualify as Permitted Holding Company Subordinated Debt).

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

(2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

"INDEMNIFIED UNCONSOLIDATED DEBT" means, at any time, the aggregate amount of Unconsolidated Debt to the extent to which the member of the MGG (as defined in the Senior Facilities) providing the Unconsolidated Debt is fully indemnified at such time by the Hoechst AG and/or Aventis pursuant to the provisions of section
11.1 (HOECHST UNDERTAKINGS) and/or section 11.2 (AVENTIS GUARANTEE) of the Singapore Separation Agreement.

"INDENTURE" means this agreement, as amended, modified or supplemented from time to time.

"INITIAL PURCHASERS" means the several purchasers listed in Schedule I to the Purchase Agreement.

"INITIAL REGULATION S NOTES" means the Notes sold by the Initial Purchasers in the initial offering contemplated by the Purchase Agreement in reliance on Regulation S.

"INSOLVENCY LAW" means any law applicable to the bankruptcy or insolvency of a Person or the relief of debtors generally and, with respect to a German company, means in particular the INSOLVENZORDNUNG, as amended from time to time, and any successor thereto.

"INTEREST PAYMENT DATE" means the Stated Maturity of an installment of interest on the Notes.

"ISIN" means International Securities Identification Number.

"ISSUE DATE" means the date of original issuance of the Notes issued under this Indenture.

"INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration (including, without limitation, in connection with the sale, liquidation, repayment, repurchase or redemption of another Investment) of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of, as determined in good faith by the Board of Directors of the Company.

"JUDGMENT CURRENCY" has the meaning specified in Section 115.

"LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, assignment or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, and any option or other agreement to sell or give a security interest.

"MESSER GRIESHEIM" means Messer Griesheim GmbH.

"MESSER GRIESHEIM ACQUISITION" means the acquisition by Messer Group of the issued share capital of the Company pursuant to the terms of the Business Combination Agreement.

"MESSER GROUP" means Cornelia Verwaltungsgesellschaft mbH (which is anticipated to have its name changed to Messer Griesheim Group GmbH), the direct parent company of the Company on the Issue Date.

"MESSER SINGAPORE" means Messer Singapore Pte. Limited, a company incorporated in Singapore and which is a direct wholly-owned Subsidiary of Messer Griesheim.

"MGI" means Messer Griesheim Industries, Inc.

"MIG" means Messer Industrie GmbH.

"MOODY'S" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

"NET PROCEEDS" means the aggregate cash proceeds in the form of cash or Cash Equivalents (including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents) received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), minus the aggregate amount (without duplication) of (i) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, recording fees, title insurance premiums, appraisers fees, and costs reasonably incurred in preparation of any asset or property for sale or for the delivery thereof; (ii) any income, capital gains or other Taxes incurred and required to be paid or reasonably estimated to be payable by the Company or any of its Restricted Subsidiaries in connection with (a) such Asset Sale or (b) the remittance or transfer of all or any of such proceeds to the Company or a Restricted Subsidiary of the Company in order to enable any such proceeds to be utilized in prepayment of the Senior Facilities pursuant to the requirements of Clause 9.5 (ASSET DISPOSALS) of the Senior Facilities, in each case as reasonably determined in good faith by the Company or such Restricted Subsidiary on the basis of the existing tax rates applicable to the gain (if any) and after taking into account all available credits, deductions and allowances connected with such disposal; (iii) all distributions and other payments required to be made to any Person owning, or any minority interest holder in Subsidiaries or joint ventures indirectly owning, a beneficial interest in the assets which are the subject of such Asset Sale; (iv) any reserves established in accordance with GAAP for adjustments in respect of the sales price of the asset or assets subject to such Asset Sale or for any liability associated with such Asset Sale:
PROVIDED, HOWEVER, that if such reserves are released, any amounts deducted pursuant to this clause (iv) shall be added back; (v) repayment of Indebtedness secured by assets subject to such Asset Sale; and (vi) Disposal Investments made in connection with such Asset Sale; PROVIDED, HOWEVER, that if the instrument or agreement governing such Asset Sale requires the transferor to maintain a portion of the purchase price in escrow (whether as a reserve for

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                                       18


adjustment of the purchase price or otherwise) or to indemnify the transferee for specified liabilities in a maximum specified amount, the portion of the cash or Cash Equivalents that is actually placed in escrow or segregated and set aside by the transferor for such indemnification obligation shall not be deemed to be Net Proceeds until the escrow terminates or the transferor ceases to segregate and set aside such funds, in whole or in part, and then only to the extent of the proceeds released from escrow to the transferor or that are no longer segregated and set aside by the transferor.

"NON-INDEMNIFIED UNCONSOLIDATED DEBT" means, at any time, Unconsolidated Debt which is not Indemnified Unconsolidated Debt at such time.

"NON-STRATEGIC DISPOSALS" means disposals which, pursuant to section 14 (APPROVAL OF BUDGETS AND BUSINESS PLAN BY SHAREHOLDERS' COMMITTEE) of the Shareholders Agreement among MIG and the Financial Investors named therein dated December 31, 2000, either do not require the consent of an affirmative vote of 75% or more of the shareholders of a Holding Company or to which MIG is obligated to consent.

"NOTE REGISTER" and "NOTE REGISTRAR" have the respective meanings specified in
Section 305.

"NOTES" has the meaning specified in the first paragraph of the Recitals.

"OBLIGATIONS" means any principal, interest, penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

"OFFER" has the meaning specified in the definition of Offer to Purchase.

"OFFER TO PURCHASE" means a written offer (the "OFFER") sent by the Company to each Holder in accordance with Section 106 on the date of the Offer offering to purchase up to the principal amount of Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "EXPIRATION DATE") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer and a settlement date (the "PURCHASE DATE") for purchase of Notes within five Business Days after the Expiration Date. The Company shall notify the Trustee in writing at least 15 Business Days (or such shorter period as is acceptable to the Trustee) before the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain such information as may be required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:

(1) the Section of this Indenture pursuant to which the Offer to Purchase is being made;

(2)      the Expiration Date and the Purchase Date;

(3) the aggregate principal amount of the Outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Section hereof requiring the Offer to Purchase) (the "PURCHASE AMOUNT");

(4) the purchase price to be paid by the Company for each E1,000 aggregate principal amount of Notes accepted for payment (as specified pursuant to this Indenture) (the "PURCHASE PRICE");

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                                       19


(5) that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in an integral multiple of E1,000 principal amount;

(6) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

(7) that interest on any Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

(8) that on the Purchase Date the Purchase Price will become due and payable upon each Note being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

(9) that each Holder electing to tender a Note pursuant to the Offer to Purchase will be required to surrender such Note at the place or places specified in the Offer before the close of business on the Expiration Date (such Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

(10) that (a) if Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Notes and
         (b) if Notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of E1,000 or integral multiples thereof shall be purchased); and

(11) that in case of any Holder whose Note is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Note so tendered.

Any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase.

"OFFICERS' CERTIFICATE" means, with respect to any Person, a certificate signed by any of: the Chief Executive Officer, Chief Financial Officer, Head of Corporate Finance and Accounting, President, Director or member of its management board.

"OPINION OF COUNSEL" means a written opinion of counsel, who may be counsel for the Company, which shall be delivered to the Trustee.

"ORIGINAL NOTES" means Notes that are not Exchange Notes or Additional Notes.

"OUTSTANDING", when used with respect to Notes, means, as of the date of determination, all Notes previously authenticated and delivered under this Indenture, EXCEPT:

(1) Notes previously cancelled by the Trustee or any Paying Agent or delivered to the Trustee or any Paying Agent for cancellation;

(2) Notes for whose payment or redemption money in the necessary amount has been previously deposited with the Trustee or any Paying Agent in trust for the Holders of such Notes; PROVIDED that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(3) Notes which have been paid pursuant to this Indenture or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to Section 306, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;

PROVIDED, HOWEVER, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

"PAYING AGENT" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Company.

"PERMITTED BANK ENCUMBRANCES" means any restriction on the declaration or payment of dividends or similar distributions, to the extent permitted to exist pursuant to clause (1), (4) (to the extent such agreement or instrument described in such clause (4) governs Indebtedness permitted to be incurred under this Indenture) or (5) of the second paragraph of Section 1010 or pursuant to any agreement renewing, replacing, substituting or amending any such encumbrance or restriction referred to in such clauses (1), (4) (to the extent such agreement or instrument described in such clause (4) governs Indebtedness permitted to be incurred under this Indenture) or (5), provided that such agreement is otherwise permitted under this Indenture and the terms of such agreement renewing, replacing, substituting or amending such encumbrance or restriction are no less favorable to the Holders of Notes in any material respect than the terms of the encumbrance or restriction being so renewed, replaced, substituted or amended.

"PERMITTED BUSINESS" means businesses of the general nature of the businesses of the Company and its Restricted Subsidiaries conducted on the Issue Date and businesses ancillary or reasonably related or complementary thereto.

"PERMITTED DEBT" has the meaning specified in Section 1008.

"PERMITTED DISCOUNTING FACILITIES" means one or more facilities with a bank or other financial institution pursuant to which the Company or any of its Restricted Subsidiaries sell receivables owing to them on customary arms-length market terms in return for a payment in cash by the bank or financial institution to the Company or such Restricted Subsidiary of an amount at least equal to 85% of the face amount of the receivables so sold.

"PERMITTED HOLDING COMPANY SUBORDINATED DEBT" means subordinated debt of the Company issued to and held by any Holding Company provided that:

(1) such debt by its contractual terms as explicitly expressed therein (a) does not (including upon the happening of any event) mature and is not (including upon the happening of any event) mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, and does not include any provision requiring repurchase by the Company or any of its Restricted Subsidiaries (including upon the happening of any event) prior to the date on which the Notes mature, (b) does not (including upon the happening of any event) require or provide for the payment, in cash or otherwise, of interest or any other amounts prior to its final Stated Maturity (provided that interest may accrete while such subordinated debt is outstanding and accreted interest may become due upon acceleration of maturity as permitted by clause (c) and any interest may be satisfied at any time by the issue to the holders thereof of additional Permitted Holding Company Subordinated Debt), (c) does not provide (including upon the happening of any event) for the acceleration of its maturity (other than following the winding up or bankruptcy of the Company, but only if the maturity of the Notes has been accelerated) or the exercise of rights or remedies prior to the date on which the Notes mature and all Obligations under the Notes and this Indenture are repaid in full in cash, (d) is not secured by a Lien on any assets of the Company or any of its Subsidiaries and is not Guaranteed by any Subsidiary, (e) is not transferable by the holder thereof except to the Company, (f) does not (including upon the happening of any event) restrict the payment of amounts due in respect of the Notes or compliance by the Company with its obligations under the Notes and this Indenture, (g) does not (including upon the happening of any event) constitute Voting Shares and (h) is not (including upon the happening of any event) mandatorily convertible or exchangeable, or convertible or exchangeable at the option of the holder, in whole or in part, prior to the date on which the Notes mature other than into or for Equity Interests (other than Disqualified Share Capital); and

(2) such debt is contractually subordinated (pursuant to a binding agreement between the holder of such subordinated debt and the Trustee for the benefit of the Holders) and junior in right of payment to the prior payment in full in cash of all Obligations (including principal, interest, premium (if any) and Additional Amounts (if any)) of the Company under the Notes and this Indenture such that (a) the Company shall make no payment in respect of such subordinated debt (whether in cash, securities or otherwise, except as permitted by clause 1(b) above) and may not acquire such subordinated debt except as permitted by this Indenture, (b) any payment (whether principal, interest or otherwise) which would be due but cannot be paid by reason of any such restrictions shall be deferred (EINREDE DER STUNDUNG) until the first date thereafter on which such payment is not so restricted, (c) upon any total or partial liquidation, dissolution or winding up of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, the Holders will be entitled to receive payment in full in cash of all Obligations under the Notes and this Indenture before the holders of such subordinated debt will be entitled to receive any payment or distribution in respect of such subordinated debt, (d) such subordinated debt may not be amended or modified, and the subordination thereof may not be rescinded or waived, such that it would cease to qualify as Permitted Holding Company Subordinated Debt, without the prior written consent of the Trustee (which consent may be withheld for any or for no reason), at any time prior to the time that all Obligations under the Notes and this Indenture are repaid in full in cash and (e) the holders of such subordinated debt shall assign to the Trustee any and all rights it may have to vote, including by way of proxy, in any bankruptcy, reorganization, receivership, insolvency, liquidation or similar proceeding in respect of the Company or its property; and

PROVIDED, HOWEVER, that any sale or transfer of such subordinated debt to any Person other than a Holding Company or the Company, and any event or circumstance that results in such subordinated debt being held by any Person other than a Holding Company or the Company or otherwise ceasing to meet any of the criteria to qualify as Permitted Holding Company Subordinated Debt set forth above (other than upon exchange, conversion or refinancing into Equity Interests of the Company), shall, in each case (i) be deemed to be an incurrence of Indebtedness by the Company at the time of sale or transfer or the occurrence of such event or circumstance, as the case may be, and (ii) reduce the amount referred to in clause (3)(b) of the first paragraph of the covenant under
Section 1009, retroactive to the date of original incurrence of such Indebtedness; and in such case each Restricted Payment made on or after the date of the original incurrence of such Indebtedness shall be deemed not to have been permitted under this Indenture unless such Restricted Payment would have been permitted under the covenant described under
Section 1009 at a given time on or after the date of the original incurrence of such Indebtedness, and on or prior to such sale or transfer or the occurrence of such event or circumstance, as the case may, and after giving such retroactive effect to such reduction referred to in clause (ii) of this proviso. In determining compliance with the foregoing, the Company may designate such given time with respect to each such Restricted Payment in any manner in its discretion, provided that only one such designation may be made in respect of each Restricted Payment and each such designation shall give pro forma effect to all other Restricted Payments having been designated as being made prior in time to such Restricted Payment.

"PERMITTED HOLDING OPERATING COMPANY TRANSFER" means any sale or transfer to a Holding Company (or a Subsidiary of a Holding Company) of the shares in a Restricted Subsidiary of the Company (thereafter referred to herein as a "HOLDING OPERATING COMPANY") for fair value; provided that (a) the Consolidated Cash Flow of such Restricted Subsidiary for the most recently ended four full fiscal quarters of such Restricted Subsidiary for which financial statements are available and ending on or prior to the date of such sale or transfer, when aggregated with the Consolidated Cash Flow of each other Holding Operating Company whose shares were so sold or transferred hereunder (in each case as determined pursuant to this clause at the time of the sale or transfer of the shares in such Holding Operating Company, and without giving effect to subsequent changes in such Consolidated Cash Flow), does not exceed E10 million and (b) the consolidated total assets of such Restricted Subsidiary (determined as at the date of such sale or transfer), when aggregated with the consolidated total assets of each other Holding Operating Company whose shares were so sold or transferred hereunder (in each case as determined pursuant to this clause as at the time of the sale or transfer of the shares in such Holding Operating Company, and without giving effect to subsequent changes in the amount of such consolidated total assets), does not exceed E50 million (in each case, determined in accordance with GAAP).

"PERMITTED INVESTMENTS" means:

(1) any Investment in the Company by any Restricted Subsidiary of the Company, provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Notes;

(2) any Investment by the Company or any Restricted Subsidiary of the Company in any Restricted Subsidiary of the Company or in a Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Company or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(3) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 1014; and Disposal Investments made in connection with Asset Sales;

(4)      any Investment in Cash Equivalents or in Permitted Local Currency
         Investments;

(5) any Investment made solely in exchange for the issuance of Equity Interests (other than Disqualified Share Capital) of the Company;

(6) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(7) any Investment in a Person where such Investment is acquired by the Company or any of its Restricted Subsidiaries (i) in exchange for another Investment in such Person held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Company of or obligor under such other Investment or (ii) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries of any Lien which secured such Investment or other transfer of title with respect to such secured Investment in connection with a default thereunder;

(8) Investments in securities, stocks or similar obligations of trade creditors or customers received in settlement of obligations or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of, or in satisfaction of judgments against, such trade creditors or customers;

(9) loans or advances to, or Guarantees of loans to, employees of the Company or any Restricted Subsidiary of the Company for purposes of purchasing the Company's or any Holding Company's Share Capital; and other loans and advances to employees of the Company or any Restricted Subsidiary of the Company made in the ordinary course of business of the Company or such Restricted Subsidiary and Guarantees of such loans made in the ordinary course of business;

(10)     Investments in Hedging Obligations;

(11) Investments (i) outstanding on the Issue Date, (ii) made pursuant to commitments outstanding, and as in effect, on the Issue Date, including, without limitation, loans by Messer Griesheim to Singapore SPV in order to satisfy its obligations pursuant to the provisions of section 4.2 (MAKING OF SHAREHOLDER LOANS) of the Singapore Separation Agreement provided that (a) such loans are repayable by Singapore SPV on the terms and conditions specified in the Singapore Separation Agreement and (b) the aggregate amount of all such loans does not exceed at any time DM 180 million (or its equivalent) less the Hoechst Closing Amount (as defined in section 4.5 of the Singapore Separation Agreement), and (iii) made in connection with one or more Permitted Holding Operating Company Transfer provided that the aggregate amount of such Investments under this clause (iii) does not exceed E 5 million (or its equivalent);

(12) any Strategic Investment, provided that (A) the amount of such Investment, when aggregated with the amount (measured on the date each such Investment was made and without giving effect to subsequent changes in value) of all other Investments comprising Strategic Investments made pursuant to this clause (12) after the Issue Date, does not exceed (B) the sum of (i) the amount, calculated at the time such Strategic Investment is made, equal to the greater of (a) E75 million and (b) 5.0% of the total consolidated tangible assets of the Company and its Restricted Subsidiaries at the time such Investment is made plus (ii) 100% of the net cash proceeds, if any, received by the Company at the time of or concurrently with such Strategic Investment as a contribution to its common equity capital or from a sale by the Company of its common equity, provided that the amount of such net cash proceeds will be excluded from clause (3)(b) of the first paragraph of
         Section 1009 plus (iii) if any Strategic Investments made pursuant to this clause (12) are sold for cash or otherwise liquidated or repaid, repurchased or redeemed for cash, the amount equal to the lesser of (a) the aggregate initial amounts of such Investments (in each case measured on the respective dates such Investments were made and without giving effect to any subsequent changes in value) and (b) the aggregate amount received by the Company or its Restricted Subsidiaries upon such sales, liquidations, repayments, repurchases or redemptions plus (iv) to the extent that Strategic Investments in Persons are made after the Issue Date pursuant to this clause (12) and such Persons subsequently become Restricted Subsidiaries of the Company, the amount equal to the lesser of (a) the aggregate amount of such Strategic Investments (in each case measured on the respective dates such Strategic Investments were made and without giving effect to subsequent changes in value) and
         (b) the


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                                       24


         aggregate amount of such Strategic Investments owned by the Company or its Restricted Subsidiaries at the respective times such Persons become Restricted Subsidiaries of the Company (in each case measured as the fair market value of such Investments at the respective times each such Person became a Restricted Subsidiary of the Company); and

(13) so long as no Default or Event of Default shall have occurred and be continuing (or result therefrom), any other Investment in any Person provided that (A) the amount of such Investment, when aggregated with the amount (measured on the date each such Investment was made and without giving effect to subsequent changes in value) of all other Investments made pursuant to this clause (13) after the Issue Date, does not exceed (B) the sum of (i) E10 million plus (ii) if any Investments made pursuant to this clause (13) are sold for cash or otherwise liquidated or repaid, repurchased or redeemed for cash, the amount equal to the lesser of (a) the aggregate amounts of such Investments (in each case measured on the respective dates such Investments were made and without giving effect to any subsequent changes in value) and (b) the aggregate amount received by the Company or its Restricted Subsidiaries upon such sales, liquidations, repayments, repurchases or redemptions plus (iii) to the extent that Investments in Persons are made after the Issue Date pursuant to this clause (13) and such Persons subsequently become Restricted Subsidiaries of the Company, the amount equal to the lesser of (a) the aggregate amount of such Investments (in each case measured on the respective dates such Investments were made and without giving effect to subsequent changes in value) and (b) the aggregate amount of such Investments in such Persons owned by the Company or its Restricted Subsidiaries at the respective times such Persons become Restricted Subsidiaries of the Company (in each case measured as the fair market value of such Investments at the respective times each such Person became a Restricted Subsidiary of the Company).

"PERMITTED LIENS" means:

(1)      Liens existing on the Issue Date;

(2) Liens on the assets of the Company and its Restricted Subsidiaries securing Indebtedness and other Obligations under the Senior Facilities that were permitted by the terms of this Indenture to be incurred;

(3) Liens in favor of the Company or a Restricted Subsidiary of the Company;

(4) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; PROVIDED that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

(5) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, PROVIDED that such Liens were in existence prior to the contemplation of such acquisition;

(6) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(7) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (5) of the second paragraph of Section 1008 covering only the assets acquired with such Indebtedness;

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                                       25


(8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, PROVIDED that any reserve or other appropriate provision as will be required in conformity with GAAP shall have been made therefor;

(9)      Liens created for the benefit of the Notes;

(10) Liens imposed by law or arising by operation of law, including, without limitation, landlords' mechanics', carriers' warehousemen's, materialmen's, suppliers' and vendors' Liens, Liens for master's and crew's wages and other similar maritime Liens and mechanics' Liens, in each case which are incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made with respect thereto;

(11) Liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in the foregoing clauses (1), (4) and (5) of this definition, provided that such (i) Liens do not extend to any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets that were subject to the Lien securing such Indebtedness and
         (ii) the amount of such Indebtedness so secured by such Lien is not increased;

(12) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(13) Liens upon specific items of inventory or other goods and proceeds of any person securing such person's obligations in respect of banker's acceptances issued or credited for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods;

(14) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(15) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

(16) Liens arising out of consignment or similar arrangements for the sale of goods in the ordinary course of business;

(17) any interest or title of a lessor in the property subject to any lease other than a capital lease;

(18) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries;

(19) Liens encumbering property or other assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or other assets;

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                                       26


(20) Liens arising from filing Uniform Commercial Code financing statements regarding leases, provided that such Liens do not extent to any property or assets which are not leased property subject to such leases or subleases;

(21) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(22) zoning restrictions, easements, license, covenants, reservations, restrictions on the use of real property and defects, irregularities and deficiencies in title to real property that do not, individually or in the aggregate, materially affect the ability of the Company or any Restricted Subsidiary to conduct its business and are incurred in the ordinary course of business;

(23) Liens incurred or pledges and deposits made in the ordinary course of business in connection with workers' compensation and unemployment insurance and other types of social security;

(24) Liens securing Hedging Obligations so long as such Hedging Obligations relate to Indebtedness that is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligations; and

(25) Liens securing Eligible Indebtedness that was permitted by the terms of this Indenture to be incurred.

"PERMITTED LOCAL CURRENCY INVESTMENTS" means Investments in:

(1) cash in currencies other than those specified in clause (1) of the definition of Cash Equivalents and held by a Restricted Subsidiary of the Company, but only to the extent such cash (i) is in the currency of a jurisdiction in which such Restricted Subsidiary operates or conducts its business or (ii) was generated in the ordinary course of business of such Restricted Subsidiaries or (iii) is necessary for working capital purposes of such Restricted Subsidiary or (iv) represents cash consideration received by such Restricted Subsidiary from an Asset Sale that was made pursuant to and in compliance with Section 1014 or from a liquidation or redemption of an Investment made pursuant to and in compliance with clause (2) below or (v) is, in the judgment of management of such Restricted Subsidiary, held for a valid business reason (including, but not limited to, cash management or applicable law); and

(2) Investments made by a Restricted Subsidiary of the Company with cash otherwise permitted to be held by such Restricted Subsidiary under clause (1) above in (a) marketable direct obligations of, or obligations fully and unconditionally guaranteed by, the sovereign nation (or any agency thereof) in which such Restricted Subsidiary is organized or of which such cash is its legal tender, (b) securities of the type and maturity described in clauses (3) through (6) of the definition of Cash Equivalents of foreign obligors organized under the laws of such nation, which securities have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies or (c) securities of the type and maturity described in clauses (3) through (6) the definition of Cash Equivalents of foreign obligors organized under the laws of such nation, which securities or obligors are not rated as provided in such clauses but which are, in the reasonable judgment of the Company, comparable in investment quality to such securities (or, if such securities of such comparable quality are not then available for purchase at the time of such Investment, securities of such foreign obligors of the highest investment quality which is then reasonably available for purchase at the time of such Investment).

"PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace,

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                                       27


defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4) such Indebtedness is incurred by the Company if the Company is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

"PERSON" means an individual, partnership, limited partnership, company, corporation, limited liability company, joint stock company, joint venture, association, trust, business trust, unincorporated organization, or a government or agency or political subdivision thereof.

"PREDECESSOR NOTE" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

"PREFERRED SHARES" of any Person means any Share Capital of such Person that has any rights which are preferential to the rights of any other Share Capital of such Person with respect to dividends or redemptions or upon liquidation.

"PUBLIC EQUITY OFFERING" means an underwritten primary public offering of ordinary or common Share Capital of the Company or any Holding Company (to the extent net proceeds thereof are contributed to the Share Capital (other than Disqualified Share Capital) of the Company within 90 days of such offering) and from which the Company receives at least E50 million in aggregate gross proceeds and such Share Capital of the Company or such Holding Company the subject of such offering either:

(1) is listed or traded on a nationally recognized stock exchange or automated quotation system in the United States, Germany or any other Member State in the European Union (as it exists on the Issue Date), or

(2) has been distributed by means of an effective registration statement under the Securities Act.

"PURCHASE AGREEMENT" means the Purchase Agreement, dated as of May 11, 2001, among the Company and the Initial Purchasers, as such agreement may be amended from time to time.

"PURCHASE AMOUNT" has the meaning specified in the definition of Offer to Purchase.

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                                       28


"PURCHASE DATE" has the meaning specified in the definition of Offer to Purchase.

"PURCHASE PRICE" has the meaning specified in the definition of Offer to Purchase.

"RECEIVING ENTITY" has the meaning specified in Section 801.

"REDEMPTION DATE", when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

"REDEMPTION PRICE", when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

"REDESIGNATION" has the meaning specified in Section 1022.

"REGISTRATION DEFAULT" has the meaning set forth in Section 202 or Section 203.

"REGISTRATION DEFAULT PERIOD" has the meaning set forth in Section 202 or
Section 203.

"REGISTRATION RIGHTS AGREEMENT" means, with respect to the Original Notes, the Exchange and Registration Rights Agreement dated the date of this Indenture among the Company and the Initial Purchasers, and with respect to any Additional Notes, a registration rights agreement related to such Additional Notes that is substantially identical to the Exchange and Registration Rights Agreement dated the date of this Indenture among the Company and the Initial Purchasers.

"REGULAR RECORD DATE" for the interest payable on any Interest Payment Date means May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

"REGULATION S" means Regulation S under the Securities Act (or any successor provision), as it may be amended from time to time.

"REGULATION S CERTIFICATE" means a certificate substantially in the form set forth in Annex A.

"REGULATION S GLOBAL NOTE" has the meaning specified in Section 201.

"REGULATION S LEGEND" means a legend substantially in the form of the legend required in the forms set forth in Section 202 and Section 203 to be placed upon a Regulation S Global Note.

"REGULATION S NON-GLOBAL NOTE" has the meaning specified in Section 305(b)(iv).

"REGULATION S NOTES" means all Notes required pursuant to Section 305(c) to bear a Regulation S Legend. Such term includes a Regulation S Global Note.

"RELEVANT DATE" has the meaning specified in Section 1018.

"REPLACEMENT ASSETS" has the meaning specified in Section 1014.

"RESALE REGISTRATION STATEMENT" means a registration statement under the Securities Act registering the Notes for resale pursuant to the terms of the Registration Rights Agreement.

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                                       29


"RESPONSIBLE OFFICER" when used with respect to the Trustee, means any vice president, any assistant vice president, any senior trust officer or assistant trust officer, any trust officer, or any other officer associated with the corporate trust department of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person's knowledge of and familiarity with the particular subject.

"RESTRICTED GLOBAL NOTE" means any Global Note required pursuant to Section 305(c) to bear a Restricted Notes Legend.

"RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

"RESTRICTED NON-GLOBAL NOTE" has the meaning specified in Section 305(b)(iii).


"RESTRICTED NOTE" means all Notes required pursuant to Section 305(c) to bear a Restricted Notes Legend. Such term includes a Restricted Global Note.

"RESTRICTED NOTES CERTIFICATE" means a certificate substantially in the form set forth in Annex B.

"RESTRICTED NOTES LEGEND" means a legend substantially in the form set forth in
Section 202 and Section 203 to be placed upon a Restricted Note.

"RESTRICTED PAYMENTS" has the meaning specified in Section 1009.

"RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

"REVOLVING FACILITY II LOAN" means a loan made or to be made under the Revolving Facility II, as such term is defined in the Senior Facilities.

"RULE 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

"RULE 144A NOTES" means all Notes initially distributed in connection with the offering of the Notes by the Initial Purchasers through their selling agent in reliance upon Rule 144A, each of which will be in the form of a Restricted Note.

"SECURITIES ACT" means the U.S. Securities Act of 1933, as amended.

"SECURITIES ACT LEGEND" means a Restricted Notes Legend or Regulation S Legend.

"SENIOR DISPOSAL BASKET" means any disposal(s) on arm's length terms, provided that the aggregate consideration received for such disposal(s) (both cash and non-cash, including the amount of Indebtedness (other than Hedging Obligations) assumed by the purchaser or remaining in the assets disposed of or (if the disposal relates to a disposal of less than the whole of the issued shares of a person) the relevant proportion of such Indebtedness) (i) is no greater than E50 million (or its equivalent in another currency or currencies) in any calendar year, and (ii) from the Issue Date is no greater than E250 million
(or its equivalent in another currency or currencies).

"SENIOR FACILITIES" means the term loan and revolving credit facilities under the Facilities Agreement, dated on or about April 28, 2001, between, among others, Messer Group, Goldman Sachs International, as global co-ordinator, and the financial institutions party thereto, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as the same may from time to time be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including by way of adding Restricted Subsidiaries as additional guarantors or borrowers thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders (or the institutions).

"SHARE CAPITAL" means:

(1)      in the case of a corporation, corporate stock and shares;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and shares;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

"SHAREHOLDERS' RESOLUTION" with respect to a company means a copy of a resolution certified by the Authorized Signatory of that company to have been duly adopted by a shareholder assembly of that company and to be in full force and effect on the date of certification.

"SINGAPORE SEPARATION AGREEMENT" means the formation, funding and shareholders agreement to be made between, amongst others, Messer Griesheim, Hoechst AG, MIG, Singapore SPV, the Company and Aventis in relation to (amongst other things) the sale by Messer Griesheim to Singapore SPV of all of Messer Griesheim's shares in Syngas and Messer Singapore.

"SIGNIFICANT SUBSIDIARY" means, at any date of determination, any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article I, Rule 1-03 of Regulation S-X under the Securities Act, as such rule is in effect on the Issue Date, but replacing in such definition the 10% test threshold with a 3% test threshold. Notwithstanding the foregoing, for all purposes of this Indenture, each of Messer Griesheim and MGI shall be deemed to be a "Significant Subsidiary".

"SINGAPORE SPV" means DIOGENES Neunzehnte Vermogensverwaltungs GmbH, a limited liability company in which, pursuant to the terms of the Singapore Separation Agreement, Messer Griesheim will be a shareholder and which will hold the interest in Messer Singapore and Syngas held by Messer Griesheim at the signing of the Senior Facilities existing on the Issue Date.

"SPECIAL INTEREST" has the meaning given to it in the Registration Rights Agreement.

"SPECIAL RECORD DATE" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

"SPECIFIED ASSET SALES" means Asset Sales which are (i) disposals of assets under the Disposal Plan, (ii) disposals of assets which are Non-strategic Disposals or (iii) disposals of assets under the Senior Disposal Basket.

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                                       31


"SPONSORS" means Allianz Capital Partners GmbH, GS Capital Partners 2000, L.P., GS Capital Partners 2000 Employee Fund, L.P., GS Capital Partners 2000 Offshore, L.P., GS Capital Partners 2000 GmbH & Co Beteiligungs KG, Stone Street Fund 2000, L.P. and Bridge Street Special Opportunities Fund 2000, L.P., together with all equity funds and investment funds managed, advised or operated by any such Person, and their respective Affiliates or any Affiliate of The Goldman Sachs Group, Inc.

"STANDARD & POOR'S" means Standard & Poor's, a division of The McGraw Hill Companies, Inc., or any successor to the rating agency business thereof.

"STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

"STEP-DOWN DATE" has the meaning set forth in the form of face of the Global Note contained in Section 202 or the Certificated Note in Section 203.

"STEP-UP" has the meaning set forth in the form of face of the Global Note contained in Section 202 or the Certificated Note in Section 203.

"STRATEGIC INVESTMENT" means an Investment by the Company or a Restricted Subsidiary in another Person or Persons (including an Unrestricted Subsidiary), provided that such other Person or Persons, taken together, shall be engaged primarily in a Permitted Business.

"SUBSIDIARY" means, with respect to any Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Share Capital entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

"SUCCESSOR NOTE" of any particular Note means every Note issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

"SYNGAS" means Singapore Syngas Pte. Limited, a company incorporated in Singapore.

"TARGET SYSTEM" means the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System.

"TAXES" means taxes, duties, assessments or other governmental charges of whatever nature, including penalties, interest and any other liabilities related thereto.

"TOTAL NON-INDEMNIFIED UNCONSOLIDATED DEBT" means, at any time, the aggregate amount (without double counting) of Unconsolidated Debt at that time which is not Indemnified Unconsolidated Debt at such time.

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                                       32


"TRUST INDENTURE ACT" means the U.S. Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed; PROVIDED, HOWEVER, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

"TRUSTEE" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

"UNCONSOLIDATED DEBT" means any Indebtedness of Messer Griesheim or its Restricted Subsidiaries under any Guarantee or indemnity given by any of Messer Griesheim or its Restricted Subsidiaries in respect of Indebtedness of a Person who is not a Restricted Subsidiary of Messer Griesheim.

"UNRESTRICTED NOTES CERTIFICATE" means a certificate substantially in the form set forth in Annex C.

"UNRESTRICTED SUBSIDIARY" means any Subsidiary of the Company (and any Subsidiary of such Subsidiary) that is designated by the Board of Directors as an Unrestricted Subsidiary in accordance with Section 1022.

"VENDOR" means Hoechst AG.

"VOTING SHARES" of any Person as of any date means the Share Capital of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

"WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then principal amount of such Indebtedness.

"WHOLLY OWNED RESTRICTED SUBSIDIARY" of a Person means a Restricted Subsidiary 100% of the voting securities of which (other than directors' qualifying shares) is owned, directly or indirectly, by the Company.

102.     COMPLIANCE CERTIFICATES AND OPINIONS

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall promptly furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act or as may be requested by the Trustee. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, shall be in form and substance satisfactory to the Trustee and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

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                                       33


(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

103.     FORM OF DOCUMENTS DELIVERED TO TRUSTEE

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

104.     ACTS OF HOLDERS; RECORD DATE

Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are actually received by the Trustee and, where it is hereby expressly required, by the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "ACT" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders of Notes entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by such Holders. If not set by the Company before the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, before such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 701) before such first solicitation or vote, as the case may be. With regard to any record date, only the Holders of Notes on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

The ownership of Notes shall be proved by the Note Register.

In the case of a Global Note, its Holder shall be entitled to give or take, or vote on, any relevant action with respect to all or only a portion of the principal amount at maturity represented by such Global Note as of the record date fixed for Notes, as indicated by Schedule A to such Global Note.

Without limiting the foregoing, a Holder entitled hereunder to give or take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount at maturity of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any different part of such principal amount.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

105.     NOTICES, ETC., TO TRUSTEE AND COMPANY

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (first-class postage paid) to or with the Trustee at the Corporate Trust Office, or

(2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this Indenture or at any other address previously furnished in writing to the Trustee by the Company.

106.     NOTICE TO HOLDERS; WAIVER

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Note Register, or in the case of any Global Note, at the address provided to the Trustee by the Holder thereof, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

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                                       35


Except as otherwise provided herein, all notices to Holders will be valid if published in a leading German language daily newspaper published in Frankfurt and in a leading English language daily newspaper published in New York City and in London or such other English language daily newspaper with general circulation in Europe and the United States, as the case may be, as the Trustee may approve and, so long as the Notes are listed on the Luxembourg Stock Exchange, in one daily newspaper published in Luxembourg approved by the Trustee. Any notice will be deemed to have been given on the date of publication or, if so published more than once or on different dates, on the date of the first publication. It is expected that publication will normally be made in the WALL STREET JOURNAL (New York edition), the FINANCIAL TIMES (London edition), the HANDELSBLATT, and, so long as the Notes are listed on the Luxembourg Stock Exchange, the LUXEMBURGER WORT. If publication as provided above is not practicable, notice will be given in such other manner, and will be deemed to have been given on such date, as the Trustee may approve.

In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Any request, demand, authorization, directive, notice, consent or waiver required or permitted under this Indenture shall be in the English language.

107.     TRUST INDENTURE ACT CONTROLS

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

The parties agree that the provisions of the Trust Indenture Act (including Sections 310 through 318, inclusive, thereof) that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein. If and to the extent that any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by, or with another provision (an "INCORPORATED PROVISION") included in this Indenture by operation of Sections 310 to 318, inclusive, of the Trust Indenture Act, such imposed duties or incorporated provision shall control and such Indenture provisions shall be deemed modified thereby.

108.     EFFECT OF HEADINGS AND TABLE OF CONTENTS

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

109.     SUCCESSORS AND ASSIGNS

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

110.     SEVERABILITY CLAUSE

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

111.     BENEFITS OF INDENTURE

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

112.     GOVERNING LAW

This Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York. This Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

113.     LEGAL HOLIDAYS

In any case where any Interest Payment Date, Redemption Date, Purchase Date or Stated Maturity of any Note shall not be a Business Day or shall not be a day on which banking institutions have access to the TARGET System, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or Purchase Date, or at the Stated Maturity, PROVIDED that no additional interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Purchase Date or Stated Maturity, as the case may be, on account of such delay.

114.     AGENT FOR SERVICE; SUBMISSION TO JURISDICTION; WAIVER OF IMMUNITIES

By the execution and delivery of this Indenture, the Company (i) acknowledges that it has, by separate written instrument, irrevocably designated and appointed CT Corporation System as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Notes or this Indenture that may be instituted in any Federal or State court in the Borough of Manhattan, The City of New York or brought under Federal or State securities laws or brought by the Trustee in its capacity as a trustee hereunder, and acknowledges that CT Corporation System has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit or proceeding and waives, to the extent possible, any objection which it may now or hereafter have to the laying of venue of any such proceeding or any claim of inconvenient forum, and (iii) agrees that service of process upon CT Corporation System shall be deemed in every respect effective service of process upon it in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CT Corporation System in full force and effect so long as this Indenture shall be in full force and effect and for the continuous period from the date hereof through and including the date which is two years after the date upon which the last of the Notes shall be outstanding. The Trustee agrees to mail or deliver a copy of any service referred to in (iii) above and actually received by it to the Chief Executive Officer of the Company at its principal office at the address set out on page 1 of this Indenture or at any other address previously notified in writing to the Trustee.

To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment before judgment, attachment in aid of execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its respective obligations under this Indenture and the Notes to the fullest extent permitted by law.

115.     CONVERSION OF CURRENCY

The Company covenants and agrees that the following provisions shall apply to conversion of currency in the case of the Notes and this Indenture:

(a)      (i)      If for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into any other currency (the "JUDGMENT currency") an amount due in euros, then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

         (ii) If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Company will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in euros originally due.

(b) In the event of the winding-up of the Company at any time while any amount or damages owing under the Notes and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Company shall indemnify and hold the Holders and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (1) the date as of which the equivalent of the amount in euros due or contingently due under the Notes and this Indenture (other than under this Subsection (b)) is calculated for the purposes of such winding-up and (2) the final date for the filing of proofs of claim in such winding-up. For the purpose of this Subsection (b), the final date for the filing of proofs of claim in the winding-up of the Company shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Company may be ascertained for such winding-up before payment by the liquidator or otherwise in respect thereto.

(c) The term "RATE(S) OF EXCHANGE" shall mean the rate(s) of exchange quoted by the Trustee at its foreign exchange desk in its office in London, England at 12:00 noon (Greenwich Mean Time) for purchases of euros with the judgment currency other than euros referred to in Subsections (a) and (b) above and includes any premiums and costs of exchange payable.

116.     CURRENCY EQUIVALENT

Except as provided in Section 115, for purposes of the construction of the terms of this Indenture or of the Notes, in the event that any amount is stated herein in euros, as of any date such euro amount shall also be deemed to represent the amount in any other relevant currency which is required to purchase such amount in euros at the rate of exchange quoted by the Trustee at its foreign exchange desk in its office in London, England at 12:00 noon (Greenwich Mean Time) on the date of determination.

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                                       38


                                   ARTICLE TWO

                                   NOTE FORMS

201.     FORMS GENERALLY

The Notes and the Trustee's certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes.


Notes will be initially issued as one or more Global Notes. Each Global Note authenticated under this Indenture shall be in global registered form without coupons, and each such Global Note shall constitute a single Note for all purposes of this Indenture.

Upon their original issuance, Rule 144A Notes and Initial Regulation S Notes shall be issued in the form of separate Global Notes. The Global Notes representing Rule 144A Notes, together with their Successor Notes which are Global Notes, are collectively herein called the "RESTRICTED GLOBAL NOTES". The Global Notes representing Initial Regulation S Notes, together with their Successor Notes which are Global Notes, are collectively herein called the "REGULATION S GLOBAL NOTES".

202.     FORM OF FACE OF GLOBAL NOTE

10.375% SENIOR NOTES DUE June 1, 2011

COMMON CODE NO. [Restricted Note: 012958714 / Regulation S:012958676] ISIN NO. [Restricted Note: XS0129587142 / Regulation S XS0129586763] No.________________

[LEGEND IF THE NOTE IS A RESTRICTED NOTE:

THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES. THIS NOTE AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS NOTE TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE SHALL BE DEEMED, BY THE ACCEPTANCE HEREOF, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT. EACH PURCHASER OF THIS NOTE OR ANY INTEREST HEREIN IS HEREBY NOTIFIED THAT

THE TRANSFEROR OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.]

[LEGEND IF THE NOTE IS A REGULATION S GLOBAL NOTE:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT, UNDER THE SECURITIES ACT, BE OFFERED, SOLD, OR DELIVERED IN THE UNITED STATES UNLESS THIS NOTE IS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE.]

[LEGEND IF THE NOTE IS NOT AN EXCHANGE NOTE:

THE HOLDER OF THIS NOTE IS SUBJECT TO, AND ENTITLED TO THE BENEFITS OF, THE EXCHANGE AND REGISTRATION RIGHTS AGREEMENT, DATED AS OF MAY 16, 2001 AMONG THE COMPANY AND THE OTHER PARTIES REFERRED TO THEREIN.]

[IF THE NOTE IS A GLOBAL NOTE, THEN INSERT THE FOLLOWING PARAGRAPH: THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS
NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

Messer Griesheim Holding AG, a stock corporation formed under the laws of the Federal Republic of Germany (the "COMPANY", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _____________________________________ or its registered assigns the principal sum indicated on Schedule A hereof on June 1, 2011 and to pay interest thereon from May 16, 2001 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 1 and December 1 in each year, commencing December 1, 2001 at the rate of 10.375% per annum, until the principal hereof is paid or made available for payment and (to the extent that the payment of such interest shall be legally enforceable) at the rate of 11.375% per annum on any overdue principal and premium and on any overdue installment of interest until paid.

Interest on the Notes shall be computed based on a 360-day year of twelve 30-day months.

[IF AN ORIGINAL NOTE, THEN INSERT: Notwithstanding the foregoing, if (i) the Company has not filed a registration statement (the "EXCHANGE REGISTRATION STATEMENT") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), registering a security substantially identical to this Note (except that such Exchange Note will not contain terms with respect to the Special Interest payments described below or legends reflecting transfer restrictions) pursuant to an exchange offer (the "EXCHANGE OFFER") (or, if applicable, a registration statement registering this Note for resale (a "RESALE REGISTRATION STATEMENT")) on or before the date on which such registration statement is required to be filed pursuant to the Exchange and Registration Rights Agreement, dated as of May 16, 2001 among the Company and the other parties referred to therein (the "REGISTRATION RIGHTS AGREEMENT"), or (ii) the Exchange Registration Statement relating to the Exchange Offer (or, if applicable, a Resale Registration Statement) has not become or been declared effective on or before the date on which such registration statement is required to become or be declared effective pursuant to the Registration Rights Agreement, or (iii) the Exchange Offer has not been completed within 45 days after the initial effective date of the Exchange Registration Statement (if the

Exchange Offer is then required to be made) or (iv) any Exchange Registration Statement or, if applicable, the Resale Registration Statement is filed and declared effective but shall thereafter cease to be effective (except as specifically permitted pursuant to the Registration Rights Agreement) without being succeeded promptly by an additional registration statement filed and declared effective, in each case in Clauses (i) through (iv) upon the terms and conditions set forth in the Registration Rights Agreements (each such event referred to in Clauses (i) through (iv), a "REGISTRATION DEFAULT" and each period during which a Registration Default has occurred and is continuing, a "REGISTRATION DEFAULT PERIOD"), then interest will accrue (in addition to any stated interest on the Notes) (the "STEP-UP") at a per annum rate of 0.50% for the first 90 days of the Registration Default Period, and increasing at an additional per annum rate of 0.50% for each subsequent 90 days of the Registration Default Period to a maximum additional per annum rate of 1.00% thereafter for the remaining portion of the Registration Default Period until such time (the "STEP-DOWN DATE") as no Registration Default is in effect. Interest accruing as a result of the Step-Up is referred to herein as "SPECIAL INTEREST". Special Interest may not accrue in respect of more than one Registration Default at any one time. Accrued Special Interest, if any, shall be paid semi-annually on June 1 and December 1 in each year; and the amount of accrued Special Interest shall be determined on the basis of the number of days during which such Registration Default is in effect. The Company shall provide the Trustee with written notice of the date of any Registration Default and the Step-Down Date. Any accrued and unpaid interest (including Special Interest) on this Note upon the issuance of an Exchange Note (as defined in the Indenture) in exchange for this Note shall cease to be payable to the Holder hereof but such accrued and unpaid interest (including Special Interest) shall be payable on the next Interest Payment Date for such Exchange Note to the Holder thereof on the related Regular Record Date.]

Payments in respect of this Global Note will be made by wire transfer of immediately available funds to the accounts specified by the holder of such Global Note. All such payments are subject to the provisions in Section 113 of the Indenture relating to legal holidays.

Notwithstanding the foregoing, the Company will pay principal (and premium, if any) on a Note upon presentation and surrender of such Note at the specified office of the Paying Agent or any additional or substitute paying agent by a euro check drawn on a bank in Frankfurt, London, the City of New York, or Luxembourg.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee or its authorized authentication agent referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:
      ---------------------


                                    MESSER GRIESHEIM HOLDING AG

                                    ON BEHALF OF ALL MEMBERS OF THE MANAGEMENT
                                    BOARD PURSUANT TO A RESOLUTION UNDER SECTION
                                    78 IV 1 AKTG DATED MAY 11, 2001

                                    By:
                                       --------------------------------------
                                    Name:    Dr. Klaus-Jurgen Schmieder
                                    Title:   Member of the Management Board

203.     FORM OF FACE OF CERTIFICATED NOTE

10.375% SENIOR NOTES DUE 2011

COMMON CODE NO. [Restricted Note: 012958714 / Regulation S:012958676] ISIN NO. [Restricted Note: XS0129587142 / Regulation S XS0129586763]
                                                                              Eo

[LEGEND IF THE NOTE IS A RESTRICTED NOTE:

THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES. THIS NOTE AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS NOTE TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE SHALL BE DEEMED, BY THE ACCEPTANCE HEREOF, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT. EACH PURCHASER OF THIS NOTE OR ANY INTEREST HEREIN IS HEREBY NOTIFIED THAT THE TRANSFEROR OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.]

[LEGEND IF THE NOTE IS A REGULATION S NOTE:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT, UNDER THE SECURITIES ACT, BE OFFERED, SOLD, OR DELIVERED IN THE UNITED STATES UNLESS THIS SECURITY IS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE.]

[LEGEND IF THE NOTE IS NOT AN EXCHANGE NOTE AND IS SUBJECT TO A REGISTRATION RIGHTS AGREEMENT:

THE HOLDER OF THIS SECURITY IS SUBJECT TO, AND ENTITLED TO THE BENEFITS OF THE EXCHANGE AND REGISTRATION RIGHTS AGREEMENT, DATED AS OF [MAY 16, 2001][o], AMONG THE COMPANY AND THE OTHER PARTIES REFERRED TO THEREIN.]

Messer Griesheim Holding AG a stock corporation formed under the laws of Federal Republic of Germany (the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________________, or its registered assigns, the principal sum of E_____________________ on June 1, 2011 and to pay interest thereon from May 16, 2001, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 1 and December 1 in each year, commencing December 1, 2001 at the rate of 10.375% per annum, until the principal hereof is paid or made available for payment and (to the extent that the payment of such interest shall be legally enforceable) at the rate of 11.375% per annum on any overdue principal and premium and on any overdue installment of interest until paid.

Interest on the Notes shall be computed based on a 360-day year of twelve 30-day months.

[IF AN ORIGINAL NOTE OR ADDITIONAL NOTE SUBJECT TO A REGISTRATION RIGHTS AGREEMENT, THEN INSERT: Notwithstanding the foregoing that if (i) the Company has not filed a registration statement (the "EXCHANGE REGISTRATION STATEMENT") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), registering a security substantially identical to this Note (except that such Exchange Note will not contain terms with respect to the Special Interest payments described below or legends reflecting transfer restrictions) pursuant to an exchange offer (the "EXCHANGE OFFER") (or, if applicable, a registration statement registering this Note for resale (a "RESALE REGISTRATION STATEMENT")) on or before the date on which such registration statement is required to be filed pursuant to the Exchange and Registration Rights Agreement, dated as of May 16, 2001, among the Company and the other parties referred to therein (the "REGISTRATION RIGHTS AGREEMENT"), or (ii) the Exchange Registration Statement relating to the Exchange Offer (or, if applicable, a Resale Registration Statement) has not become or been declared effective on or before the date on which such registration statement is required to become or be declared effective pursuant to the Registration Rights Agreement, or (iii) the Exchange Offer has not been completed within 45 days after the initial effective date of the Exchange Registration Statement (if the Exchange Offer is then required to be made) or
(iv) any Exchange Registration Statement or, if applicable, the Resale Registration Statement is filed and declared effective but shall thereafter cease to be effective (except as specifically permitted pursuant to the Registration Rights Agreement) without being succeeded promptly by an additional registration statement filed and declared effective, in each case in Clauses (i) through (iv) upon the terms and conditions set forth in the Registration Rights Agreement (each such event referred to in Clauses (i) through (iv), a "REGISTRATION DEFAULT" and each period during which a Registration Default has occurred and is continuing, a "REGISTRATION DEFAULT PERIOD"), then interest will accrue (in addition to any stated interest on the Notes) (the "STEP-UP") at a per annum rate of 0.50% for the first 90 days of the Registration Default Period, and increasing at an additional per annum rate of 0.50% for each subsequent 90 days of the Registration Default Period to a maximum additional per annum rate of 1.00% thereafter for the remaining portion of the Registration Default Period until such time (the "STEP-DOWN DATE") as no Registration Default is in effect. Interest accruing as a result of the Step-Up is referred to herein as "SPECIAL INTEREST". Special Interest may not accrue in respect of more than one Registration Default at any one time. Accrued Special Interest, if any, shall be paid semi-annually on June 1 and December 1 in each year; and the amount of accrued Special Interest shall be determined on the basis of the number of days during which such Registration Default is in effect. The Company shall provide the Trustee with written notice of the date of any Registration Default and the Step-Down Date. Any accrued and unpaid interest (including Special Interest) on this Note upon the issuance of an Exchange Note (as defined in the Indenture) in exchange for this Note shall cease to be payable to the Holder hereof but such accrued and unpaid interest (including Special Interest) shall be payable on the next Interest Payment Date for such Exchange Note to the Holder thereof on the related Regular Record Date.]

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest

Payment Date. Any such interest not so punctually paid or duly provided for will immediately cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days before such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payments in respect of Certificated Notes will be made by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no account is specified, by mailing a check to each holder's registered address. All such payments are subject to the provisions in
Section 113 of the Indenture relating to legal holidays.

Notwithstanding the foregoing, the Company will pay principal (and premium, if any) on a Note upon presentation and surrender of such Note at the specified office of the Paying Agent or any additional or substitute paying agent by a euro check drawn on a bank in Frankfurt, London, the City of New York, or Luxembourg.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee or its authorized authentication agent referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                    MESSER GRIESHEIM HOLDING AG

                                    ON BEHALF OF ALL MEMBERS OF THE MANAGEMENT
                                    BOARD PURSUANT TO A RESOLUTION UNDER SECTION
                                    78 IV 1 AKTG DATED MAY 11, 2001



                                     By:
                                        ---------------------------------------
                                        Name:
                                        Title:


204.     FORM OF REVERSE OF NOTE

This Note is one of a duly authorized issue of Notes of the Company designated as its 10.375% Senior Notes due 2011 (the "NOTES"), issued and to be issued under an Indenture, dated as of May 16, 2001 (herein called the "INDENTURE"), between the Company and The Bank of New York, as Trustee (herein called the "TRUSTEE", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

At any time prior to June 1, 2006, the Company may redeem all but not part of the Notes after giving not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount thereof, plus the Applicable Redemption Premium and accrued and unpaid interest on the Notes, Special Interest, if any, and Additional Amounts, if any, to the redemption date.

At any time on or after June 1, 2006, the Company may redeem all or a part of the Notes after giving not less than 30 nor more than 60 days' notice to the holders at the following redemption prices, expressed as percentages of principal amount, plus accrued and unpaid interest on the Notes, Special Interest, if any, and Additional Amounts, if any, to the applicable redemption date commencing on the dates set forth below.

                  YEAR                                 PERCENTAGE
                  ----                                 ----------
                  June 1, 2006                          105.188%
                  June 1, 2007                          103.458%
                  June 1, 2008                          101.729%
                  June 1, 2009 and thereafter           100.000%

Notwithstanding the foregoing, on or prior to June 1, 2004, the Company may on one or more occasions use the net cash proceeds of one or more Public Equity Offerings to redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture, at a redemption price equal to 110.375% of the principal amount of the Notes, plus accrued and unpaid interest, Special Interest, if any, and Additional Amounts, if any, to the redemption date; provided that:

(1) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Affiliates); and

(2) the redemption occurs within 90 days of the date of the closing of the Public Equity Offering.

Except for repurchase obligations upon a Change of Control or with certain Excess Proceeds from Asset Sales, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

The Company will pay to the Holders of Notes such Additional Amounts as may become payable under the Indenture.

The Company, at its option, may redeem the Notes in whole but not in part, at a redemption price equal to the then outstanding principal amount thereof, together with interest accrued to the date fixed for redemption, Special Interest, if any, and any Additional Amounts payable with respect thereto as a result of the redemption or otherwise, if the Company determines and certifies to the Trustee immediately prior to the giving of such notice that:

(1) the payment by the Company of Additional Amounts or further Additional Amounts (as the case may be) in respect of such Notes would become required as a result of (a) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated thereunder) of Germany (or to which it is subject), or any relevant jurisdiction or any political subdivision or authority thereof or therein having power to tax or (b) any change or amendment in the existing official position or the introduction of an official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction or any practice or concession of the applicable German tax authority)) which change, amendment, application or interpretation becomes effective on or after the date of issuance of the Notes; and

(2) such obligation cannot be avoided by the Company taking reasonable measures available to it.

Notwithstanding the preceding, no such notice of redemption will be given earlier than 60 days prior to the earliest date on which the Company could be obligated to pay such Additional Amounts if a payment in respect of the Notes was then due. Prior to the giving of any notice of redemption described in this paragraph, the Company will deliver to the Trustee (y) a certificate signed by a member of the management board of the Company stating that the obligation to pay Additional Amounts cannot be avoided by the Company taking reasonable measures available to it and (z) a written opinion of independent legal counsel to the Company to the effect that circumstances referred to above exist.

In the event of redemption or purchase pursuant to an Offer to Purchase of this
Note in part only, a new Note or Notes for the unredeemed or unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default shall occur and be continuing, there may be declared due and payable the principal amount of the Notes, in the manner and with the effect provided in the Indenture. Upon payment of (i) the principal amount so declared due and payable and any overdue installment of interest, (ii) interest on the principal amount and (iii) as provided on the face hereof, interest on any overdue installment of interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and interest on the Notes shall terminate.

The Indenture provides that, subject to certain conditions, if (i) certain Net Proceeds are available to the Company as a result of Asset Sales or (ii) a Change of Control occurs, the Company shall be required to make an Offer to Purchase for all or a specified portion of the Notes.

In the event of redemption (or purchase pursuant to an Offer to Purchase) of this Note in part only, a new Note or Notes for the unredeemed (or unpurchased) portion hereof will be issued in the name of the Holder hereof upon cancellation hereof.

The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Note or (ii) certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth therein.

Unless the context requires otherwise, the Original Notes (as defined in the Indenture), the Exchange Notes (as defined in the Indenture) and any Additional Notes (as defined in the Indenture) shall constitute one series for all purposes under the Indenture, including amendments, waivers, redemptions and Offers to Purchase. The Original Notes and the Exchange Notes constitute the same Indebtedness of the Company and shall be entitled to the same benefits under the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

[IN THE CASE OF A CERTIFICATED NOTE, INSERT THE FOLLOWING PARAGRAPH: As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Trustee or any Paying Agent in The City of New York, London, England or Luxembourg and maintained for such purposes (against surrender of this Certificated Note, in the case of a payment of principal), duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.]

The Notes are issuable only without coupons in denominations of E1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Before due presentment of this Note for registration of transfer, the Company, the Trustee, each Paying Agent and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee, any Paying Agent nor any such agent shall be affected by notice to the contrary.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture. In the event of any inconsistency or conflict between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall prevail.

THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                       OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased in its entirety by the Company pursuant to Section 1014 or 1015 of the Indenture, check the box: / /

If you want to elect to have only a part of this Note purchased by the Company pursuant to Section 1014 or 1015 of the Indenture, state the amount: E______

Dated:                        Your Signature:
      ----------------                       ---------------------------------
                                               (Sign exactly as name appears
                                               on the other side of this Note)

[ATTACH THE FOLLOWING SCHEDULE A IN THE CASE OF A GLOBAL NOTE:]


                                   SCHEDULE A

                          SCHEDULE OF PRINCIPAL AMOUNT

         The initial principal amount at maturity of this Global Note shall be Eo. The following decreases/increases in the principal amount at maturity of this Global Note have been made:

                                                               Total Principal
Date of               Decrease in         Increase in          Amount at Maturity      Notation Made by
Decrease/             Principal Amount    Principal Amount     Following such          or on Behalf of
Increase              at Maturity         at Maturity          Decrease/ Increase      Trustee
---------             -----------         ----------           ------------------      -------

----------            ----------------    ----------------     ------------------      -----------------

----------            ----------------    ----------------     ------------------      -----------------

----------            ----------------    ----------------     ------------------      -----------------

----------            ----------------    ----------------     ------------------      -----------------

----------            ----------------    ----------------     ------------------      -----------------

----------            ----------------    ----------------     ------------------      -----------------

----------            ----------------    ----------------     ------------------      -----------------

----------            ----------------    ----------------     ------------------      -----------------

----------            ----------------    ----------------     ------------------      -----------------

----------            ----------------    ----------------     ------------------      -----------------

----------            ----------------    ----------------     ------------------      -----------------

----------            ----------------    ----------------     ------------------      -----------------

----------            ----------------    ----------------     ------------------      -----------------

----------            ----------------    ----------------     ------------------      -----------------

----------            ----------------    ----------------     ------------------      -----------------

----------            ----------------    ----------------     ------------------      -----------------

205.     FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture. This
Note is duly authenticated without recourse, warranty or liability.

                                                 THE BANK OF NEW YORK,
                                                 as Trustee


                                                 By
                                                    ------------------------
                                                 Authorized Signatory

Dated:
      ---------------------

                                  ARTICLE THREE

                                    THE NOTES

301.     TITLE AND TERMS

The aggregate principal amount at maturity of Notes which may be authenticated and delivered under this Indenture is limited to E550,000,000 aggregate principal amount of Notes, and, subject to prior authorization by a Shareholders' Resolution or, a Board Resolution, Additional Notes of the same series may be issued subsequently subject to compliance with Section 1008 hereof; except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 304, 305, 306, 906 or 1108 or in connection with an Offer to Purchase pursuant to Section 1014 or 1015.

The Company may issue Exchange Notes from time to time pursuant to an Exchange Offer or otherwise in authorized denominations in exchange for a like principal amount of Original Notes or Additional Notes. Upon any such exchange the Original Notes or Additional Notes, as applicable, shall be cancelled in accordance with Section 309 and shall no longer be deemed Outstanding for any purpose. In no event shall the aggregate principal amount of Original Notes and Exchange Notes Outstanding exceed E550,000,000. The issuance of any Exchange Notes will not constitute new Indebtedness of the Company.

The Notes shall be known and designated as the "10.375% Senior Notes due 2011" of the Company. The Stated Maturity of the Notes shall be June 1, 2011. The Notes shall bear interest at the rate of 10.375% per annum from May 16, 2001 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually on June 1 and December 1, commencing December 1, 2001 until the principal thereof is paid or made available for payment and (to the extent that the payment of such interest shall be legally enforceable) at the rate of 10.375% per annum on any overdue principal and premium and on any overdue installment of interest until paid; PROVIDED, HOWEVER, with respect to Original Notes, if there has been a Registration Default, a Step-Up will occur and the Original Notes will from then bear Special Interest until the Step-Down Date. Accrued Special Interest, if any, shall be paid in cash in arrears semi-annually on June 1 and December 1 in each year, and the amount of accrued Special Interest shall be computed as provided in Section 310.

Payments in respect of the Notes represented by a Global Note will be made by wire transfer of immediately available funds to the accounts specified by the holder of such Global Note. Similarly, payments in respect of Certificated Notes will be made by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no account is specified, by mailing a check to each holder's registered address. All such payments are subject to the provisions in Section 113 of the Indenture relating to legal holidays.

Notwithstanding the foregoing, the Company will pay principal (and premium, if any) on a Note upon presentation and surrender of such Note at the specified office of the Paying Agent or any additional or substitute paying agent by a euro check drawn on a bank in Frankfurt, London, the City of New York, or Luxembourg.

The Notes shall be subject to repurchase by the Company pursuant to an Offer to Purchase as provided in Sections 1014 and 1015.

The Notes shall be redeemable as provided in Article Eleven.

The Notes shall be subject to defeasance at the option of the Company as provided in Article Twelve.

Unless the context requires otherwise, the Original Notes, the Exchange Notes and any Additional Notes shall constitute one series for all purposes under this Indenture, including amendments, waivers, redemptions, Acts of Holders and Offers to Purchase.

302.     DENOMINATIONS

The Notes shall be issuable only in global or in definitive registered form without coupons and only in denominations of E1,000 principal amount and integral multiples thereof.

303.     EXECUTION, AUTHENTICATION, DELIVERY AND DATING

The Notes shall be executed on behalf of the Company by a member of its management board. The signature of any of these officers on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices before the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Request for the authentication and delivery of such Notes; and the Trustee in accordance with such Company Request shall manually authenticate and deliver such Notes as in this Indenture provided and not otherwise.

In authenticating such Notes, and accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall be entitled to receive and rely on, and shall be fully protected in relying upon:

(a) a copy of the resolutions of the management board of the Company and, if applicable, the decision of any member of the management board specified in such resolutions in or pursuant to which the terms and form of the Notes were approved, certified by the Authorized Signatories of the Company to have been duly adopted and to be in full force and effect as of the date of such certificate; and

(b)      an executed supplemental indenture, if any.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

The Company shall be entitled, subject to Section 301, to issue Additional Notes under this Indenture which shall have identical terms as the Notes issued on the Issue Date, other than with respect to the date of issuance, issue price and amount of interest payable on the first payment date applicable to such series. The Notes issued on the Issue Date and any Additional Notes shall be treated as a single class for all purposes under this Indenture.

With respect to any Additional Notes, the Company shall provide the Trustee with evidence satisfactory to it that the Additional Notes have been duly authorized and issued and set forth in a Board Resolution and an Officers' Certificate or such other appropriate evidence that the Additional Notes have been duly authorized and issued, a copy of each of which shall be delivered promptly to the Trustee, setting forth the following information:

         (1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture; and

         (2) the issue price, the issue date and the common code and ISIN numbers of such Additional Notes and the amount of interest payable on the first payment date applicable thereto; PROVIDED, HOWEVER, that no Additional Notes may be issued at a price that would cause such Additional Notes to have "original issue discount" within the meaning of Section 1273 of the U.S. Internal Revenue Code of 1986, as amended.

304.     TEMPORARY NOTES

Pending the preparation of definitive Notes, the Company may execute, and upon Company Request the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at any office or agency of the Company designated pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of the same authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

305.     TRANSFER AND EXCHANGE

(a)      REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE GENERALLY.

         A Global Note shall be exchanged by the Company (with authentication by the Trustee or a Paying Agent) for one or more Notes of the same series, if (i) Euroclear and Clearstream are unwilling or unable to continue as depository for such Global Note and the Company fails to appoint a successor depository or (ii) there shall have occurred and be continuing a Default or Event of Default, PROVIDED, that such Notes and such Global Note after such exchange shall be in authorized denominations. Whenever all of a Global Note is exchanged for one or more Notes it shall be surrendered by the Holder thereof to the Trustee or a Paying Agent for cancellation. Whenever a part of a Global Note is exchanged for one or more Notes, such Global Note shall be surrendered by the Holder thereof to the Trustee or a Paying Agent who shall cause an adjustment to be made to Schedule A of such Global Note such that the principal amount of such Global Note will be reduced by the portion of such Global Note so exchanged for Notes. All Notes issued in exchange for a Global Note or any portion thereof shall be registered in such names as Euroclear or Clearstream shall instruct (which instruction shall reflect the instruction of the Holder of the Notes) the Trustee or the Paying Agent (without any liability on the Trustee's or the Paying Agent's part). Every Note authenticated and delivered in exchange for or in lieu of, a Global Note or any portion thereof, pursuant to Section 304, 306, 906 or 1108 or in accordance with any Offer to Purchase pursuant to Section 1014 or 1015 hereof or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this paragraph.

         The Company shall cause to be kept at the Corporate Trust Office or the principal corporate office of the Trustee or any Paying Agent a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes collectively referred to as the "NOTE REGISTER") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such Trustee or Paying Agent is hereby appointed "NOTE REGISTRAR" for the purpose of registering Notes and transfers of Notes as herein provided. Such Note Register of Notes shall distinguish between Original Notes and Exchange Notes.

         Upon surrender for registration of transfer of any Note at an office or agency of the Company designated pursuant to Section 1002 for such purpose, the Company shall execute, and the Trustee or the Paying Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denominations and of a like aggregate principal amount and tenor, each such Note bearing such legends reflecting restrictions as may be required by this Indenture.

         Subject to Section 305(b), at the option of the Holder, Notes may be exchanged for other Notes of the same series of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee or the Paying Agent shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

         All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt (subject to the provisions in the Original Notes regarding the payment of Special Interest), and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

         Each new Note to be issued shall be available for delivery within 10 Business Days at the office of the Trustee in the City of New York or in London, England or at the office of the Paying Agent in Luxembourg. The Company will pay the cost of preparing, printing, packaging and delivering the Notes.

         Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee or the Paying Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form and substance satisfactory to the Company and the Note Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

         In the event that the Company delivers to the Trustee or a Paying Agent a copy of an Officers' Certificate (in form and substance satisfactory to the Trustee or the Paying Agent) certifying that the Exchange Registration Statement has been declared effective by the Commission and that the Company has offered Exchange Notes to the Holders in accordance with the Exchange Offer, the Trustee or the Paying Agent shall exchange, upon request of any Holder, such Holder's Notes for Exchange Notes upon the terms set forth in the Exchange Offer.

         Subject to Section 305(b), the Holder of the Global Note may increase the principal amount at maturity of the Global Note held by it by surrendering any Note registered in its name to the Registrar for cancellation. Upon surrender of such Note, the Note Registrar shall forward such Note to the Trustee or the Paying Agent for cancellation and the Trustee or the Paying Agent shall make a notation on Schedule A of the Global Note held by such Holder to increase the principal

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                                       52


         amount at maturity of such Global Note by an amount equal to the principal amount at maturity of the Note surrendered for cancellation.

         No service charge shall be made for any registration of transfer or exchange of Notes, but the Company and the Trustee and the transfer and paying agent may require that the Holder of such Notes (i) pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of such Notes, other than exchanges pursuant to Section 304, 306, 906 or 1108 not involving any transfer and (ii) furnish appropriate endorsements and transfer documents.

         The Company shall not be required to (i) issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before (A) the due date for any payment of principal of or interest on the Notes and ending at the close of business on such due date or (B) the day of the mailing of a notice of redemption of Notes selected for redemption under Section 1104 and ending at the close of business on the day of such mailing, or (ii) register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(b)      CERTAIN TRANSFERS AND EXCHANGES.

         Notwithstanding any other provision of this Indenture or the Notes, transfers and exchanges of Notes and beneficial interests in a Global Note of the kinds specified in this Section 305(b) shall be made only in accordance with this Section 305(b).

         (i)      RESTRICTED GLOBAL NOTE TO REGULATION S GLOBAL NOTE.

                  If the holder of a beneficial interest in the Restricted Global Note wishes at any time to transfer such interest in whole or in part to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Global Note, such transfer may be effected only in accordance with the provisions of this Clause (b)(i) and
                  Section 305(c) below and subject to the Applicable Procedures. Upon receipt by the Trustee or any Paying Agent, as Note Registrar, of (A) an order given by the holder of a beneficial interest in the Restricted Global Note directing that the principal amount represented by such Regulation S Global Note be increased by a specified amount and that the principal amount represented by such Restricted Global Note be reduced by an equal amount and (B) a Regulation S Certificate, satisfactory to the Trustee or Paying Agent and duly executed by the holder of such beneficial interest or his attorney in fact duly authorized in writing, then the Trustee or the Paying Agent, as Note Registrar but subject to Section 305(c) below, shall reduce the principal amount of such Restricted Global Note and increase the principal amount of such Regulation S Global Note by such specified principal amount.

         (ii)     REGULATION S GLOBAL NOTE TO RESTRICTED GLOBAL NOTE.

                  If the holder of a beneficial interest in the Regulation S Global Note wishes at any time to transfer such interest such
                  Note in whole or in part to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Note, such transfer may be effected only in accordance with this Clause (b)(ii) and Section 305(c) and subject to the Applicable Procedures. Upon receipt by the Trustee or any Paying Agent, as Note Registrar, of an order in a form satisfactory to the Trustee or Paying Agent given by the holders of the beneficial interest in the Regulation S Global Note directing that the principal amount represented by such Regulation S Global Note be reduced by

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                                       53


                  a specified amount and that the principal amount represented by such Restricted Global Note be increased by an equal amount, then the Trustee or the Paying Agent, as Note Registrar, shall reduce the principal amount of such Regulation S Global Note and increase the principal amount of such Restricted Global Note by such specified principal amount.

         (iii) RESTRICTED NON-GLOBAL NOTE TO RESTRICTED GLOBAL NOTE OR REGULATION S GLOBAL NOTE.

                  If the Holder of a Certificated Note that is a Restricted Note (a "RESTRICTED NON-GLOBAL NOTE") wishes at any time to transfer all or any portion of such Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Note or the Regulation S Global Note, such transfer may be effected only in accordance with the provisions of this Clause (b)(iii) and Section 305(c) below and subject to the Applicable Procedures. Upon receipt by the Trustee or the Paying Agent, as Note Registrar, of (A) such Certificated Note as provided in Section 305(a) and instructions satisfactory to the Trustee or the Paying Agent directing that the principal amount of the Restricted Global Note or Regulation S Global Note be increased by a specified principal amount not greater than the principal amount of such Certificated Note and (B) a Restricted Notes Certificate, if the principal amount of the Restricted Global Note is to be increased, or a Regulation S Certificate, if the principal amount of the Regulation S Global Note is to be increased, in either case satisfactory to the Trustee or the Paying Agent and duly executed by such Holder or his attorney duly authorized in writing, then the Trustee or the Paying Agent, as Note Registrar but subject to Section 305(c) below, shall cancel such Certificated Note (and issue a new Certificated
                  Note in respect of any untransferred portion thereof) as provided in Section 305(a) and increase the principal amount of the Restricted Global Note or the Regulation S Global Note, as the case may be, by the specified principal amount.

         (iv) REGULATION S NON-GLOBAL NOTE TO RESTRICTED GLOBAL NOTE OR REGULATION S GLOBAL NOTE.

                  If the Holder of a Certificated Note that is a Regulation S Note (a "REGULATION S NON-GLOBAL NOTE") wishes at any time to transfer all or any portion of such Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Note or the Regulation S Global Note, such transfer may be effected only in accordance with this Clause (b)(iv) and Section 305(c) below and subject to the Applicable Procedures. Upon receipt by the Trustee or the Paying Agent, as Note Registrar, of (A) such Certificated Note as provided in Section 305(a) and instructions satisfactory to the Trustee or the Paying Agent directing that the principal amount of the Restricted Global Note or Regulation S Global Note be increased by a specified principal amount not greater than the principal amount of such Certificated Note and (B) if the principal amount of the Restricted Global Note is to be increased, a Restricted Notes Certificate satisfactory to the Trustee or the Paying Agent, and each such certificate duly executed by such Holder or his attorney duly authorized in writing, then the Trustee or the Paying Agent, as Note Registrar but subject to Section 305(c) below, shall cancel such Note (and issue a new Certificated
                  Note in respect of any untransferred portion thereof) as provided in Section 305(a) and increase the principal amount of the Restricted Global Note or the Regulation S Global Note, as the case may be, by the specified principal amount.

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                                       54


         (v)      CERTIFICATED NOTE TO CERTIFICATED NOTE.

                  A Certificated Note may be transferred, in whole or in part, to a Person who takes delivery in the form of another Certificated Note as provided in Section 305(a), PROVIDED that, if the Note to be transferred in whole or in part is a Restricted Note then the Trustee or the Paying Agent shall have received (A) a Restricted Notes Certificate, satisfactory to the Trustee or the Paying Agent and duly executed by the transferor Holder or his attorney duly authorized in writing, in which case the transferee Holder shall take delivery in the form of a Restricted Note.

         (vi)     EXCHANGES BETWEEN GLOBAL NOTE AND CERTIFICATED NOTE.

                  A Global Note may be exchanged, in whole or in part, for one or more Certificated Notes as provided in Section 305(a), PROVIDED that, if such Global Note is a Restricted Global Note, then such Global Note shall be exchanged for one or more Restricted Notes (subject in each case to Section 305(c)). A Certificated Note may be transferred to the Holder of a Global Note only if (A) such transfer is effected in accordance with Clause (b)(iii) or (iv) above.

(c)      SECURITIES ACT LEGENDS.

         Rule 144A Notes and their Successor Notes shall bear a Restricted Notes Legend, and Initial Regulation S Notes and their Successor Notes shall bear a Regulation S Legend, subject to the following:

         (i) subject to the following Clauses of this Section 305(c), a Note or any portion thereof which is exchanged, upon transfer or otherwise, for a Global Note or any portion thereof shall bear the Securities Act legend borne by such Global Note while represented thereby;

         (ii) subject to the following Clauses of this Section 305(c), a new Note which is not a Global Note and is issued in exchange for another Note (including a Global Note) or any portion thereof, upon transfer or otherwise, shall bear the Securities Act legend borne by such other Note, PROVIDED that, if such new
                  Note is required pursuant to Section 305(b)(v) or (vi) to be issued in the form of a Restricted Note, it shall bear a Restricted Notes Legend and, if such new Note is so required to be issued in the form of a Regulation S Note, it shall bear a Regulation S Legend;

         (iii)    Exchange Notes shall not bear a Securities Act legend;

         (iv) after the applicable Rule 144(k) restricted period, a new Note which does not bear a Securities Act legend may be issued in exchange for or in lieu of a Note or any portion thereof which bears such a legend if the Trustee or the Paying Agent has received an Unrestricted Notes Certificate, satisfactory to the Trustee or the Paying Agent and duly executed by the Holder of such legended Note or his attorney duly authorized in writing, and after such date and receipt of such certificate, the Trustee or the Paying Agent shall authenticate and deliver such a new Note in exchange for or in lieu of such other Note as provided in this Article Three;

         (v) a new Note which does not bear a Securities Act legend may be issued in exchange for or in lieu of a Note or any portion thereof which bears such a legend if, in the Company's judgment, placing such a legend upon such new Note is not necessary to ensure compliance with the registration requirements of the Securities Act, and the Trustee or the

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                                       55


                  Paying Agent, at the direction of the Company, shall authenticate and deliver such a new Note as provided in this Article Three; and

         (vi) notwithstanding the foregoing provisions of this Section 305(c), a Successor Note of a Note that does not bear a particular form of Securities Act legend shall not bear such form of legend unless the Company has reasonable cause to believe that such Successor Note is a "restricted security" within the meaning of Rule 144, in which case the Trustee or the Paying Agent, at the direction of the Company, shall authenticate and deliver a new Note bearing a Restricted Notes Legend in exchange for such Successor Note as provided in this Article Three.

306.     MUTILATED, DESTROYED, LOST AND STOLEN NOTES

If any mutilated Note is surrendered to the Trustee or the Paying Agent, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable or is about to be redeemed or purchased by the Company under this Indenture, the Company in its discretion may, instead of issuing a new Note, pay, redeem or purchase such Note.

Upon the issuance of any new Note under this Section, the Company or the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or any agent thereof) connected therewith.

Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder. Any Note which is replaced due to destruction, loss or theft shall cease to constitute a binding obligation of the Company and shall not be entitled to the benefits of this Indenture.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

307.     PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED

Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest.

Any interest (including Special Interest) on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date ("DEFAULTED INTEREST") shall immediately cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such

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                                       56


Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest on any Note to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit before the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days before the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to the Holder of each Note at his address as it appears in the Note Register, not less than 10 days before such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on such Special Record Date and shall no longer be payable pursuant to clause
         (2) of this Section.

(2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

308.     PERSONS DEEMED OWNERS

In the case of each Note, before due presentment of such Note for registration of transfer, the Company, the Trustee, each Paying Agent and any agent of the Company or the Trustee may treat, to the extent permitted by applicable law, the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 307) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee, any Paying Agent nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

309.     CANCELLATION

All Notes surrendered for payment, redemption, registration of transfer or exchange or for credit against any Offer to Purchase pursuant to Sections 306, 1014 and 1015 or, in the case of Sections 1014 and 1015, surrendered to any Person other than the Trustee or any Paying Agent, shall be delivered to the Trustee or any Paying Agent and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee or any Paying Agent for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be

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                                       57


promptly cancelled by the Trustee or such Paying Agent. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. The Trustee shall dispose of all cancelled securities held by it as it determines or shall return such Notes to the Company upon its request. All Notes which are redeemed pursuant to this Indenture will forthwith be surrendered to the Trustee for cancellation and accordingly may not be reissued or resold.

310.     COMPUTATION OF INTEREST

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

311.     COMMON CODE/ISIN NUMBERS

The Company in issuing the Notes may use "common code" and/or "ISIN" numbers (if then generally in use), and, if so, the Trustee shall use "common code" and/or "ISIN" numbers in notices of redemption as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "common code" or "ISIN" numbers.

312.     PRESCRIPTION

Claims against the Company for the payment of principal of, or premium, if any, or interest, Special Interest, if any, or Additional Amounts, if any, on, the Notes will become void unless presentation for payment is made as required in this Indenture within a period of ten years, in the case of principal or premium, if any, or five years, in the case of interest, Special Interest, if any, or Additional Amounts, if any, from the applicable original payment date therefor.

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

401.     SATISFACTION AND DISCHARGE OF INDENTURE

Upon the request of the Company, this Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes expressly provided for herein), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(1)      either:

         (A) all Notes previously authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Notes that have been subject to defeasance under Article Twelve) have been delivered to the Trustee or any Paying Agent for cancellation; or

         (B) all such Notes not previously delivered to the Trustee or any Paying Agent for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Notes not delivered to the Trustee or any Paying Agent for cancellation, for principal (and premium, if any), interest, Special Interest, if any, and Additional Amounts, if any, to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption

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                                       58


                  Date, as the case may be, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; or

(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in form and substance satisfactory to the Trustee, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture pursuant to this Article Four, the obligations of the Company to the Trustee under Section 607, the obligations of the Trustee to any Authenticating Agent under Section 614 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive such satisfaction and discharge.

402.     APPLICATION OF TRUST MONEY

Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.


                                  ARTICLE FIVE

                                    REMEDIES

501.     EVENTS OF DEFAULT

"EVENT OF DEFAULT", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment when due of interest, or Special Interest, if any, or Additional Amounts, if any, on the Notes and the continuance of such default for 30 days;

(2) default in payment when due (at its Stated Maturity, upon redemption, upon required repurchase, upon declaration, or otherwise) of the principal of or premium, if any, on the Notes;

(3) failure by the Company or any of its Restricted Subsidiaries to comply with (i) the covenants described under Section 801 or Section 1023 or
         (ii) Section 1015 and the continuance of such failure to comply for 30 days;

(4) failure by the Company or any of its Restricted Subsidiaries to comply with any of the covenants described under Sections 1008 through 1014,
         Section 1016, Section 1017, Section 1019 or Section 1022 and the continuance of such default for a period of 30 days after notice of such default from the Trustee or Holders of at least 25% in principal amount of the then Outstanding Notes;

(5) failure by the Company or any of its Restricted Subsidiaries to comply with any of the other covenants or agreements in this Indenture and the continuance of such default for a period of 60 days

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                                       59


         after notice of such default from the Trustee or Holders of at least 25% in principal amount of the then outstanding Notes;

(6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Significant Subsidiaries whether such Indebtedness now exists, or is created after the Issue Date, if that default (a) is caused by a failure to pay such Indebtedness after final maturity (a "FINAL PAYMENT DEFAULT") or (b) results in the acceleration of the Stated Maturity of such Indebtedness, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Final Payment Default or the maturity of which has been so accelerated, aggregates E15 million or more;

(7) failure by the Company or any of its Significant Subsidiaries to pay judgments rendered against the Company or any of its Significant Subsidiaries aggregating in excess of E15 million (which are not covered by insurance as to which a claim has been submitted and the insurer has not disclaimed coverage), which judgments are not paid, discharged or stayed for a period of 60 days after such judgments become final and nonappealable;

(8) failure by the Company to perform or comply with any of its material obligations set forth in the Assignment Agreement; or the repudiation by the Company of its obligations under the Assignment Agreement or of any assignment, conveyance, pledge, security interest or other encumbrance created under or pursuant to the Assignment Agreement; or at any time the Assignment Agreement is or becomes unlawful or is not, or ceases to be, legal, valid, binding and enforceable, ceases to be a perfected and first priority security interest in the collateral purported to be covered thereby in favor of the Trustee on behalf of the Holders, or otherwise ceases to be effective, for any reason;

(9)      the entry by a court of competent jurisdiction of:

         (a) a decree or order for relief in respect of the Company or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary (a "SIGNIFICANT GROUP") in an involuntary case or proceeding under any applicable Insolvency Law in connection with the insolvency of the Company or such Significant Subsidiary; or

         (b) a decree or order adjudging the Company or any such Significant Subsidiary or each Restricted Subsidiary comprising a Significant Group a bankrupt or insolvent under any applicable Insolvency Law, or appointing a custodian, receiver, liquidator, assignee, trustee, administrator, administrative receiver, reconstructor, sequestrator or other similar official of the Company or any such Significant Subsidiary or such Restricted Subsidiaries or of any substantial part of the property of the Company or any such Significant Subsidiary or such Significant Group, or ordering the winding up or liquidation of the affairs of the Company or any such Significant Subsidiary or each Restricted Subsidiary comprising a Significant Group, and, in the case of both (a) and (b), the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; and

(10) the commencement by the Company or any of its Significant Subsidiaries or each Restricted Subsidiary comprising a Significant Group of a voluntary case or proceeding under any applicable Insolvency Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any such Significant

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                                       60


         Subsidiary or such Restricted Subsidiaries to the entry of a decree or order for relief in respect of the Company or any such Significant Subsidiary or such Restricted Subsidiaries in an involuntary case or proceeding under any applicable Insolvency Law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any such Significant or the Restricted Subsidiaries comprising a Significant Group, or the filing by the Company or any such Significant Subsidiary or such Restricted Subsidiaries of a petition or answer or consent seeking reorganization, rehabilitation or relief under any applicable Insolvency Law, or the consent by the Company or any such Significant Subsidiary or such Restricted Subsidiaries to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, administrator, administrative receiver, reconstructor, sequestrator or similar official of the Company or any such Significant Subsidiary or such Restricted Subsidiaries or of any substantial part of the property of the Company or any such Significant Subsidiary or a Significant Group, or the seeking or making by the Company or any such Significant Subsidiary or the Restricted Subsidiaries comprising a Significant Group of a composition with its creditors, an assignment for the benefit of creditors generally, or the admission by the Company or any such Significant Subsidiary or each Restricted Subsidiary comprising a Significant Group in writing of its inability to pay its debts generally as they become due; and

(11) the enforcement under or pursuant to any pledge, assignment or collateral assignment of, or other security interest in, the Share Capital of Messer Griesheim, given in respect of the Senior Facilities, by any party secured thereby pursuant to which such Share Capital is sold.

502.     ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT

(1) If an Event of Default (other than an Event of Default specified in Section 501(9) or Section 501(10) or Section 501(11)) occurs and is continuing, then and in every such case the Trustee or the Holders of at least 25% in aggregate principal amount of the then Outstanding Notes may declare the principal amount of all Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal and any accrued interest and any other amounts due thereon shall become immediately due and payable. If an Event of Default specified in Section 501(9) or Section 501(10) occurs with respect to the Company, then the principal of and any accrued interest and any other amounts due on the Notes then Outstanding shall IPSO FACTO become immediately due and payable without any declaration, notice or other Act on the part of the Trustee or any Holder. If an Event of Default specified in Section 501(11) occurs, then the principal of and any accrued interest and any other amounts due on the Notes then Outstanding shall IPSO FACTO become due and payable immediately prior to the sale of such Share Capital without any declaration, notice or other Act on the part of the Trustee or any Holder.

(2) At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of such Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

         (a) the Company has paid or deposited with the Trustee a sum sufficient to pay:

                  (i)      all overdue interest on such Outstanding Notes;

                  (ii) the unpaid principal of (and premium, if any, on) any such Notes which have become due otherwise than by such declaration of acceleration (including any such Notes required to have been purchased on the Purchase Date pursuant to an Offer to Purchase made by the Company) and, to the extent that payment of such interest is lawful, interest thereon at the rate provided by such Notes;

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                  (iii)    to the extent that payment of such interest is
                           lawful, interest upon overdue interest at the rate provided by such Notes;

                  (iv) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

         (b) all Defaults and Events of Default, other than the non-payment of the principal of such Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513; and in the event of the cure or waiver of a Default or Event of Default of the type described in Section 501(9) or Section 501(10), the Trustee shall have received an Officers' Certificate and Opinion of Counsel that such Default or Event of Default has been cured or waived;

         (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

         (d) the Company shall have paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances.

         No such rescission shall affect any subsequent default or impair any right consequent thereon.

503.     COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE

The Company covenants that if

(1) default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

(2) default is made in the payment of the principal of (or premium, if any, on) any Note at the Stated Maturity thereof or, with respect to any Note required to have been purchased pursuant to an Offer to Purchase made by the Company, at the Purchase Date thereof, the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest and any other amounts due thereon, if any, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate provided by such Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts immediately upon such demand, the Trustee, in its own name and as trustee of an express trust may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any

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covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

The Trustee shall not be bound to institute any proceedings or take any other actions described in the two preceding paragraphs of this Section 503 unless (a) it shall have been so directed by the Holders of a majority in aggregate principal amount of the Outstanding Notes pursuant (and subject) to Section 512 and (b) it shall have received an indemnity satisfactory to it against the costs, expenses, and liabilities to be incurred in compliance with such direction.

504.     TRUSTEE MAY FILE PROOFS OF CLAIM

In case of any judicial proceeding relative to the Company (or any other obligor upon the Notes), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

505.     TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF NOTES

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought, in its own name, as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amount due to the Trustee under Section 607, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

506.     APPLICATION OF MONEY COLLECTED

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

         FIRST: to the payment of all amounts due to the Trustee under Section 607;

         SECOND: to the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest, Special Interest, if any, Additional Amounts, if any and any other amounts due on such Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and

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                           premium, if any) and interest, Special Interest if
                           any, Additional Amounts, if any, and any other amounts due, respectively; and

         THIRD: the balance, if any, to the Company (without prejudice to, or liability in respect of, any question as to how such payment to the Company shall be dealt with as between the Company and any other Person) or to such party as a court of competent jurisdiction shall direct in writing.

507.     LIMITATION ON SUITS

No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(2) the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee an indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Notes,

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

508.     UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND
         INTEREST

Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 307) interest on, or any other amounts payable under, such Note on the respective Stated Maturities applicable to such Note (or, in the case of redemption, on the Redemption Date or, in the case of an Offer to Purchase made by the Company and required to be accepted as to such Note, on the Purchase Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

509.     RESTORATION OF RIGHTS AND REMEDIES

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

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                                       64


510.     RIGHTS AND REMEDIES CUMULATIVE

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

511.     DELAY OR OMISSION NOT WAIVER

No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

512.     CONTROL BY HOLDERS

Subject to Section 503, the Holders of a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee (without any liability on its part) PROVIDED that

(1) such direction shall not be in conflict with any rule of law or with this Indenture, and

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

513.     WAIVER OF PAST DEFAULTS

The Holders of not less than a majority in principal amount of the Outstanding Notes may, on behalf of the Holders of all of the Notes, waive any past default hereunder and its consequences, except a default

(1) in the payment of the principal of (or premium, if any) or interest or any other amounts due on any such Note (including any Note which is required to have been purchased pursuant to an Offer to Purchase which has been made by the Company), or

(2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each such Outstanding Note affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

514.     UNDERTAKING FOR COSTS

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; PROVIDED, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking

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                                       65


or to make such an assessment in any suit instituted by the Company, the Trustee, any Holder or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes, or any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest or any other amounts due on any Note on or after the respective Stated Maturities expressed in such Note (or in the case of redemption, on or after the Redemption, on or after the Redemption Date or in the case of an Offer to Purchase made by the Company and required to be accepted as to such Note, on the Purchase Date).

515.     WAIVER OF STAY OR EXTENSION LAWS

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power or right herein granted to the Trustee or the Holders, but will suffer and permit the execution of every such power or right as though no such law had been enacted.



                                   ARTICLE SIX

                                   THE TRUSTEE

601.     CERTAIN DUTIES AND RESPONSIBILITIES

The duties and responsibilities of the Trustee shall include those provided by the Trust Indenture Act and those set forth in this Indenture. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, it being understood and agreed that the Trustee shall not be required to advance its own funds in connection with its duties and responsibilities as Trustee. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Notes of any series, determined as provided in Sections 101, 104 and 512, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes of such series.

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                                       66


Each beneficial owner of an interest in the Notes authorizes the Trustee to execute the Ancillary Agreements in the forms attached hereto as Exhibits I, II and III.

602.     NOTICE OF DEFAULTS

Within 60 days after a Responsible Officer in the Corporate Trust Office of the Trustee has been notified in accordance with Section 105 hereof of the occurrence of any Default hereunder, the Trustee shall transmit by mail to each Holder affected by such event, at his address as it appears in the Note Register, notice of such Default hereunder unless such Default shall have been cured or waived; PROVIDED, HOWEVER, that in the case of any Default of the character specified in Section 501(5) and (7), no such notice to Holders shall be given until at least 30 days after the occurrence thereof.

603.     CERTAIN RIGHTS OF TRUSTEE

Subject to the provisions of Section 601:

         (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties, whether such document is in original or facsimile form;

         (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

         (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate or an Opinion of Counsel;

         (d) the Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

         (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or an indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

         (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its sole and absolute discretion, may make such further inquiry or investigation into such facts or matters as it may see fit at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation except for liability resulting from the Trustee's willful misconduct, and, if the Trustee shall determine to make such further inquiry or

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                                       67


                  investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

         (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

         (h) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture, except in case of negligence or bad faith;

         (i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;

         (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder; and

         (k) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person as so authorized in any such certificate previously delivered and not superseded.

604.     NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF NOTES

The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

605.     MAY HOLD NOTES

The Trustee, any Authenticating Agent, any Paying Agent, the Note Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Note Registrar or such other agent.

606.     MONEY HELD IN TRUST

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company in writing.

607.     COMPENSATION AND REIMBURSEMENT

The Company agrees:

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                                       68


(1) to pay to the Trustee from time to time such compensation for all services rendered by it hereunder as the parties shall agree in writing (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) to pay the reasonable fees and expenses of the Trustee's counsel in connection with reviewing, revising, executing and delivering this Indenture and related documentation on the date of execution hereof, and upon executing any amendments or supplements hereto;

(3) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture or the Assignment Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(4) to indemnify the Trustee (which, for the purposes of this Section 607, shall include the Trustee's directors, officers, employees and agents) for, and to hold it harmless against, any loss, liability, cost, claim or expense including taxes (other than taxes based on the income of the Trustee) incurred without negligence or bad faith on its part, arising out of (directly or indirectly) or in connection with the acceptance or administration of this trust and the performance of any duty or obligation imposed upon it herein or by reason of the issuance of the Notes, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

(5) The Trustee shall have a lien prior to the Notes to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 607, except with respect to funds held in trust for the benefit of the Holders of particular Notes.

(6) When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(9) or Section 501(10), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

         The provisions of this Section 607 shall survive the termination of this Indenture and the resignation or removal of the Trustee.


608.     DISQUALIFICATION; CONFLICTING INTERESTS

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such conflicting interest within 90 days, apply to the Commission for permission to continue as trustee in respect of the Notes or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

609.     CORPORATE TRUSTEE REQUIRED; ELIGIBILITY

There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 and has an office in the Borough of Manhattan, The City of New York. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any

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                                       69


time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

610.     RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR

(1) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 611.

(2) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(3) The Trustee may be removed at any time on at least 30 days' prior notice by Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.

(4)      If at any time:

         (a) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

         (b) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

         (c) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the retiring Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(5) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, immediately upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

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                                       70


(6) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

611.     ACCEPTANCE OF APPOINTMENT BY SUCCESSOR

Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

612.     MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case any of the Notes shall not have been authenticated by such predecessor Trustee, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee; PROVIDED HOWEVER that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

613.     PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY

If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

614.     APPOINTMENT OF AUTHENTICATING AGENT

The Trustee may appoint an Authenticating Agent or Authenticating Agents which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon original issue and upon exchange, registration of transfer or partial redemption or pursuant to Section 306, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder.

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                                       71


Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia, authorized under such laws to act as an Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority in respect of an Authenticating Agent in the United States. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Note Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

If an appointment is made pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

         THIS IS ONE OF THE NOTES DESCRIBED IN THE WITHIN-MENTIONED INDENTURE. THIS NOTE IS DULY AUTHENTICATED WITHOUT RECOURSE, WARRANTY OR LIABILITY.


                                                          THE BANK OF NEW YORK


         Dated:
                 -----------------------

                  By                           ,
                     --------------------------
                  As Trustee

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                                       72


                  By                           ,
                     --------------------------
                  As Authenticating Agent



                  By                           ,
                     --------------------------
                  Authorized Signatory


615.     TRUSTEE'S APPLICATION FOR INSTRUCTIONS FROM THE COMPANY

Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless before taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

616.     APPOINTMENT OF CO-TRUSTEE

It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction (including particularly the law of the State of New York) denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture or the Agreement, and in particular in case of the enforcement thereof on default, or in the case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an individual or institution as a separate or co-trustee. The following provisions of this Section are adopted to these ends.

In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and only to the extent that the Trustee by the laws of any jurisdiction (including particularly the State) is incapable of exercising such powers, rights and remedies and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.

Should any instrument in writing from the Company be required by the separate or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Company; provided, that if an Event of Default shall have occurred and be continuing, if the Company do not execute any such instrument within fifteen (15) days after request therefor, the Trustees shall be empowered as an attorney-in-fact for the Company to execute any such instrument in the Company's name and stead. In case any separate or co-trustee or a successor to either shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or co-trustee, so far as permitted by law, shall vest

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                                       73


in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate or co-trustee.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

         (i) all rights and powers, conferred or imposed upon the Trustee shall be conferred or imposed upon and may be exercised or performed by such separate trustee or co-trustee; and

         (ii) No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article.

Any separate trustee or co-trustee may at any time appoint the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successors trustee.

617.     ASSIGNMENT OF RIGHTS, NOT ASSUMPTION OF DUTIES.

Anything herein contained to the contrary notwithstanding, (a) the Company shall remain liable under each of the Ancillary Agreements to which it is a party to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Indenture had not been executed, (b) the exercise by the Trustee or the Holders of any of their rights, remedies or powers hereunder shall not release the Company from any of its duties or obligations under each of the Ancillary Agreements to which it is a party and
(c) neither the Holders nor the Trustee shall have any obligation or liability under any of the Ancillary Agreements to which the Company is a party by reason of or arising out of this Indenture, nor shall the Holders or the Trustee be obligated to perform any of the obligations or duties of the Company thereunder or, except as expressly provided herein with respect to the Trustee, to take any action to collect or enforce any claim for payment assigned thereunder or otherwise.

618.     LIMITATION ON DUTY OF TRUSTEE IN RESPECT OF THE ANCILLARY AGREEMENTS.

The Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest granted in any Ancillary Agreement.


                                  ARTICLE SEVEN

                      HOLDERS' LISTS AND REPORTS BY TRUSTEE

701.     COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS

The Company will furnish or cause to be furnished to the Trustee:

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                                       74


(1) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such date, and

(2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days before the time such list is furnished;

EXCLUDING from any such list names and addresses received by the Trustee in its capacity as Note Registrar.

702.     PRESERVATION OF INFORMATION; COMMUNICATIONS TO HOLDERS

(1) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Note Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

(2) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes and the corresponding rights and duties of the Trustee shall be as provided by the Trust Indenture Act.

(3) Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to the names and addresses of Holders made pursuant to the Trust Indenture Act.

703.     REPORTS BY TRUSTEE

(1) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

(2) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Notes are listed, with the Commission and with the Company. The Company will notify the Trustee when the Notes are listed on any stock exchange (and provide the address of such stock exchange) or delisted therefrom.

704.     OFFICERS' CERTIFICATE WITH RESPECT TO CHANGE IN INTEREST RATES

Within five days after any Step-Up or subsequent Step-Up or Step-Down Date, the Company shall deliver an Officers' Certificate to the Trustee stating the interest rate thereupon in effect for the Outstanding Notes (if any are Outstanding) and the date on which such rate became effective.


                                  ARTICLE EIGHT

            MERGER, CONSOLIDATION, SALE OF ASSETS, TRANSFER OR LEASE

801.     COMPANY MAY CONSOLIDATE, ETC. ONLY ON CERTAIN TERMS

The Company may not, directly or indirectly: (1) merge or consolidate with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, lease, convey, demerge or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer,

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                                       75


lease, convey or otherwise dispose of) all or substantially all of the Company's properties and assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries), in one or more related transactions, to another Person unless:

(1) either (a) the Company is the surviving corporation or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or which acquires by sale, assignment, transfer, lease, conveyance, demerger or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "RECEIVING ENTITY") (i) is a corporation or partnership organized and validly existing under the laws of the Republic of Germany, the United States (or any state thereof or the District of Columbia), Switzerland or any Member State of the European Union (as comprised on the Issue Date) other than Greece and (ii) expressly assumes all the obligations of the Company under the Notes, this Indenture, the Registration Rights Agreement and each of the Ancillary Agreements;

(2) immediately after giving effect to such transaction and the assumption contemplated by clause (1) above (including giving effect to any Indebtedness (including, without limitation, Acquired Indebtedness) incurred or anticipated to be incurred in connection with or in respect of such transaction), on a pro forma basis the Company or such Receiving Entity, as the case may be, either (a) will be able to incur at least E1.00 of additional Indebtedness pursuant to the Fixed
         Charge Coverage Ratio test set forth in the first paragraph of Section 1008 or (b) have a Fixed Charge Coverage Ratio at least equal to the Fixed Charge Coverage Ratio of the Company for the applicable period immediately before giving effect to such transaction;

(3) immediately after giving effect to such transaction and the assumption contemplated by clause (1) above (including, without limitation, on a pro forma basis giving effect to any Indebtedness (including, without limitation, Acquired Indebtedness) incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing;

(4) immediately after giving effect to such transaction, the Company or the Receiving Entity is able to make payments on the Notes without being obligated to deduct or withhold any taxes or other duties of whatever nature levied by the country or countries in which the Company or the Receiving Entity, as applicable, has its domicile or tax residence that would result in the Company or Receiving Entity, as applicable, being permitted to redeem the Notes pursuant to Section 1018; and

(5) the Company (if the surviving entity) or the Receiving Entity, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such merger or consolidation, or such sale, assignment, transfer, lease, conveyance, demerger or other disposition, as the case may be, and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied, provided, however, that the foregoing clause (2) will not be applicable to (i) any Restricted Subsidiary of the Company consolidating with, merging into or transferring all or part of its properties and assets to the Company or any Wholly-Owned Restricted Subsidiary of the Company and (ii) the Company merging with a corporate Affiliate of the Company organized solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction in the U.S., Switzerland or a Member State of the European Union (as comprised on the Issue Date) other than Greece.

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                                       76


802.     SUCCESSOR SUBSTITUTED

In the event of any transaction (other than a lease) described in and complying with the conditions listed in the immediately preceding paragraph in which the Company, as the case may be, is not the surviving entity and the surviving entity is to assume all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture and the Registration Rights Agreement, such surviving person shall succeed to, and be substituted for, and may exercise every right and power of the Company, as the case may be, and the Company shall be discharged from its Obligations under this Indenture and the Notes.


                                  ARTICLE NINE

                             SUPPLEMENTAL INDENTURES

901.     SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS

Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form and substance satisfactory to the Trustee, for any of the following purposes:

(1) to provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation or sale or other disposition of all or substantially all of the Company's assets; or

(2) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture of any such Holder; or

(3)      to secure or Guarantee the Notes; or

(4) to comply with any requirements of the Commission in order to effect and maintain the qualification of this Indenture under the Trust Indenture Act; or

(5) to provide for uncertificated notes in addition to or in place of certificated notes; or

(6) to cure any ambiguity, mistake or defect or to correct or to supplement any provision herein which may be inconsistent with any other provision herein; or

(7) to provide for Exchange Notes or Additional Notes, provided that such Additional Notes may otherwise be issued in compliance with Section 1008 hereof; or

(8) to modify the restrictions on and procedures for resales and other transfers of this Note to reflect any change in applicable law or regulation (or the interpretation thereof) or in practices relating to the resale or transfer of restricted securities generally, provided that such action shall not adversely affect the interests of Holders in any material respect.

902.     SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying or amending in any manner the rights of the Holders under this Indenture

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                                       77


(including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes); PROVIDED, HOWEVER, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby,

         (a) change the Stated Maturity of the principal of, or any installment of interest (including Special Interest) or Additional Amounts on, any Note, or reduce the principal amount thereof or the rate of interest (including Special Interest) thereon or Additional Amounts or any premium payable thereon, or change the time of payment where, or the coin or currency in which, any Note or any premium or interest (including Special Interest) thereon or Additional Amounts is payable, or modify the rights of Holders to receive any such payment or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date or, in the case of an Offer to Purchase which has been made, on or after the applicable Purchase
                  Date);

         (b) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture;

         (c) modify any of the provisions of Section 513, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

         (d) waive a redemption payment with respect to any Note (other than a payment required by Section 1014 or Section 1015) or alter the provisions of this Indenture or the Notes with respect to the redemption of the Notes (other than provisions relating to the redemption of Notes at the option of the Company);

         (e) after the Company's obligation to purchase Notes arises under the Indenture with respect to a Change of Control or an Asset Sale, amend, change or modify the obligation of the Company to make and consummate such Change of Control Offer in the event of a Change of Control or make and consummate an Asset Sale Offer with respect to such Asset Sale or waive any default in the performance thereof or modify any of the provisions or definitions with respect to any such offers;

         (f) modify or change any provision of this Indenture or the related definitions affecting the subordination or ranking of the Notes in any case in a manner which adversely affects the Holders;

         (g) amend or modify the provisions of Section 1018 or the corresponding provisions of the Notes in any manner adverse to the Holder; or

         (h)      make any change in this Section 902.


It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture or waiver, but it shall be sufficient if such Act shall approve the substance thereof.

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                                       78


903.     EXECUTION OF SUPPLEMENTAL INDENTURES

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Officers' Certificate and Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

904.     EFFECT OF SUPPLEMENTAL INDENTURES

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes previously or thereafter authenticated and delivered hereunder shall be bound thereby.

905.     CONFORMITY WITH TRUST INDENTURE ACT

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

906.     REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.


                                   ARTICLE TEN

                                    COVENANTS

1001.    PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST

The Company will duly and punctually pay the principal of (and premium, if any) and interest and any other amounts due on the Notes in accordance with the terms of the Notes and this Indenture.

1002.    MAINTENANCE OF OFFICE OR AGENCY

The Company will maintain (i) in the Borough of Manhattan, The City and State of New York, (ii) in London, England, or in Frankfurt am Main, Germany, or in any other money-center city in the European Union or Switzerland, and (iii) for so long as the Notes shall be listed on the Luxembourg Stock Exchange, in Luxembourg, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

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                                       79


The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency as required by the immediately preceding paragraph. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

1003.    MONEY FOR NOTE PAYMENTS TO BE HELD IN TRUST

The Company shall not at any time act as its own Paying Agent.

The Company shall, before 10:00 a.m. (London time), on each due date of the principal of (and premium, if any) or interest or any other amounts due on any Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest or any other amounts due so becoming due, such sum to be held in trust by such Paying Agent for the benefit of the Persons entitled to such principal, premium or interest or any other amounts due, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee and the Paying Agent of its action or failure so to act.

The Company shall before 10:00 a.m. (London time) on the second Business Day prior to the day on which it makes payment to the Paying Agent procure that the bank effecting payment for it confirms by tested telex or SWIFT MT 100 message to the Paying Agent the payment instruction relating to such payment.

The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

         (a) hold all sums held by it for the payment of the principal of (and premium, if any) or interest or any other amounts due on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

         (b) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest or any other amounts due on the Notes; and

         (c) at any time during the continuance of any such default, upon the written request of the Trustee, immediately pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Request direct any Paying Agent to pay, to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent in trust for the payment of the principal of (and premium, if any) or interest or any other amounts due on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest or any other amount due has become due and payable shall be paid to the Company on Company Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a leading newspaper having a general circulation in New York

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City (which is expected to be the WALL STREET JOURNAL), a leading newspaper having a general circulation in London (which is expected to be the FINANCIAL TIMES), a leading newspaper having a general circulation in Frankfurt (which is expected to be HANDELSBLATT) and, if the Notes are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange so require, a newspaper having a general circulation in Luxembourg (which is expected to be the LUXEMBURGER WORT), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

1004.    EXISTENCE

Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right or franchise if the Board of Directors in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

1005.    MAINTENANCE OF PROPERTIES

The Company shall cause all properties used or useful in the conduct of its business or the business of any Restricted Subsidiary of the Company to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this clause shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is desirable in the conduct of its business or the business of any Restricted Subsidiary and not disadvantageous in any material respect to the Holders, in each as determined in good faith by senior management of the Company or, if such properties have a fair market value in excess of E5 million, by the Company's Board of Directors and evidenced by a resolution of such Board of Directors.

1006.    PAYMENT OF TAXES AND OTHER CLAIMS

The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Restricted Subsidiaries or upon the income, profits, property, business or trade of the Company or any of its Restricted Subsidiaries, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any of its Restricted Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

1007.    MAINTENANCE OF INSURANCE

The Company shall, and shall cause its Restricted Subsidiaries to, keep insurance with insurers believed by the Company to be responsible of such type and in such amounts as the Company reasonably believes are customary for similar companies.

1008. LIMITATION ON INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED SHARE CAPITAL AND PREFERRED SHARES

The Company will not, and will not permit any of its Restricted Subsidiaries toincur any Indebtedness (including Acquired Debt) or any Disqualified Share Capital and the Company will not permit any of its Restricted Subsidiaries to issue any Preferred Shares; provided, however, that the Company may incur


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Indebtedness or issue Disqualified Share Capital, and any Restricted Subsidiary
may incur Indebtedness that constitutes Acquired Debt or Eligible Indebtedness, and any Restricted Subsidiary may issue Eligible Preferred Shares, in each case if the Company's Fixed Charge Coverage Ratio, for the applicable four-quarter period of the Company, immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Share Capital or such Preferred Shares are issued, is at least 2.0 to 1.0, in each case determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Share Capital or Preferred Shares had been issued, as the case may be, at the beginning of the applicable four-quarter period.

The first paragraph of this Section will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "PERMITTED DEBT"):

         (1) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness under the Senior Facilities (including letter of credit obligations) in an aggregate principal amount at any time outstanding not to exceed:

                  (a) E1,340,000,000 (or the euro equivalent of other currencies) with respect to the Indebtedness under the term loan facilities thereunder, less the amount of all mandatory principal payments made by the Company or its Restricted Subsidiaries in respect of such term loan facilities, unless such amount has been refinanced on the date of such payment (but subject to reduction to the extent of any subsequent mandatory payments in respect of such refinanced Indebtedness); provided that principal payments on such term loan facilities with the proceeds of the loan under the High Yield Proceeds Loan Agreement in an amount up toE115,000,000 will be deemed to be mandatory principal payments for purposes of the foregoing;

                  (b) E260,000,000 (or the euro equivalent of other currencies) with respect to Indebtedness under the revolving credit facilities thereunder (with letters of credit and bank guarantees being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder or in respect thereof), and reduced by any required permanent repayments (which are accompanied by a corresponding permanent commitment reduction) thereunder, unless the amount so repaid has been refinanced on the date of such repayment (but subject to reduction to the extent of any subsequent permanent repayments (which are accompanied by a corresponding permanent commitment reduction) in respect of such refinanced Indebtedness); and

                  (c) E50,000,000 (or the euro equivalent of other currencies) with respect to other Indebtedness thereunder (with letters of credit and bank guarantees being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder or in respect thereof) less (i) if such Indebtedness is under a revolving credit facility, the aggregate amount of any required permanent repayments (which are accompanied by a corresponding permanent commitment reduction) thereunder, unless the amount so repaid has been refinanced on the date of such repayment (but subject to reduction to the extent of any subsequent permanent repayments (which are accompanied by a corresponding permanent commitment reduction) in respect of such refinanced Indebtedness) and (ii) if such Indebtedness is under a term loan facility, the aggregate amount of all mandatory principal payments made by the Company or its Restricted Subsidiaries in respect of such term loan facilities, unless the amount so repaid has been refinanced on the date of such payment (but subject to reduction to the extent of any subsequent mandatory payments in respect of such refinanced

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                           Indebtedness); provided, however, that any amount
                           borrowed under such facilities shall be applied only to finance or refinance Non-Indemnified Unconsolidated Debt, except that an amount up to the then available Excess Facility II Amount may be applied by Messer Griesheim and its Restricted Subsidiaries for any purpose not otherwise prohibited by this Indenture;

         (2) the incurrence by any of the Company's Restricted Subsidiaries of Indebtedness to the extent such Indebtedness is Guaranteed by a bank guarantee under the Senior Facilities which is permitted by clause (1) above; provided, that if such Indebtedness shall cease to be so Guaranteed, such Restricted Subsidiary will be deemed to have incurred, at the time of such cessation, Indebtedness that was not permitted by this clause (2);

         (3) the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness;

         (4) the incurrence by the Company of Indebtedness represented by the Notes and the Exchange Notes;

         (5) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed E25 million at any time outstanding;

         (6) the incurrence by the Company and its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries) that was permitted by this Indenture to be incurred under the first paragraph of this Section or clauses
                  (3) or (4) of this paragraph or this clause (6);

         (7) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that (a) if the Company is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, and (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (7);

         (8) the incurrence by the Company or any Restricted Subsidiary of Hedging Obligations; provided, however, that (i) any such Interest Swap Obligations are entered into to protect such Person or its subsidiaries from fluctuations in interest rates of its Indebtedness which is permitted by the terms of this Indenture to be outstanding and (ii) any such Commodity Agreements or Currency Agreements are entered into in the ordinary course of business for bona fide hedging purposes or to manage liabilities of the Company or its Restricted Subsidiaries and not for speculative purposes;

         (9) the Guarantees of any Indebtedness permitted to be incurred by another provision of this covenant; provided, however, that no Restricted Subsidiary of the Company may Guarantee

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                  Indebtedness of the Company which is other than Eligible
                  Indebtedness or Acquired Debt unless such restricted Subsidiary shall have complied with Section 1017;

         (10) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of letters of credit to support workers' compensation obligations, performance bonds, completion guarantees, bankers' acceptances and surety or appeal bonds, in each case provided by the Company or any of its Restricted Subsidiaries in the ordinary course of their business;

         (11) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any such obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in each case incurred in connection with the disposition of any business assets or Restricted Subsidiaries of the Company (other than Guarantees of Indebtedness or other obligations incurred by any Person acquiring all or any portion of such business assets or Restricted Subsidiaries of the Company for the purpose of financing such acquisition) in a principal amount not to exceed the gross proceeds actually received by the Company or any of its Restricted Subsidiaries in connection with such disposition;

         (12) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness incurred pursuant to Permitted Discounting Facilities;

         (13) the incurrence by the Company or any Restricted Subsidiary of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; PROVIDED, HOWEVER, that such Indebtedness is extinguished within four business days of incurrence; and

         (14) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, not to exceed E100 million.

For purposes of determining compliance with any euro-denominated restriction on the incurrence of Indebtedness denominated in another currency, the euro-equivalent principal amount of all Indebtedness will be calculated based on the relevant currency exchange rate in effect on such date; provided that, if any Indebtedness denominated in a currency other than euro is subject to a currency hedging agreement covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in euro will be as provided in such currency hedging agreement. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, will be calculated based on the currency exchange rate in effect on the date of such refinancing applicable to the currencies in which such respective Indebtedness is denominated.

Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded as a result of fluctuations in the exchange rate of currencies.

For purposes of determining compliance with this covenant, (a) the outstanding principal amount of any particular Indebtedness shall be counted only once and any obligation arising under any Guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall be disregarded to the extent of such outstanding principal amount and (b) in the event that an item of Indebtedness meets the criteria of more than

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                                       84


one of the categories of Permitted Debt described in clauses (1) through (14) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify or, from time to time, reclassify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof, PROVIDED that (i) all outstanding Indebtedness under the Senior Facilities immediately following the Issue Date shall be deemed to have been incurred pursuant to clause (1) above. Accrual of interest, fees or commissions and the accretion or amortization of original issue discount will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

1009.    LIMITATION ON RESTRICTED PAYMENTS AND INVESTMENTS

The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of or with respect to the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable solely in Equity Interests (other than Disqualified Share Capital) of the Company or payable to the Company or by a Restricted Subsidiary of the Company to another Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company or any of its Subsidiaries) any Equity Interests of the Company or of any direct or indirect parent company of the Company or of any Restricted Subsidiary of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company); (iii) make any principal payment on account of or with respect to, or purchase, redeem, defease, prepay, decrease or otherwise acquire or retire for value prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment any Indebtedness that is subordinated in right of payment to the Notes; or (iv) make any Restricted Investment (all such payments and other actions set forth, but not excluded from, in clauses (i) through (iv) above being collectively referred to as "RESTRICTED PAYMENTS"), unless, at the time of and immediately after giving effect to such Restricted Payment:

(1)      no Default or Event of Default shall have occurred and be continuing;
         and

(2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least E1.00 of additional Indebtedness pursuant to the first paragraph of Section 1008; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date, is less than the sum, without duplication, of:

         (a) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the Issue Date to the end of the Company's most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

         (b) 100% of the aggregate net proceeds, including the fair market value of property (other than Equity Interests) as determined in good faith by the Board of Directors of the Company, received by the Company subsequent to the Issue Date (i) as a contribution by any Person (other than a Subsidiary of the Company) to the Company's common equity capital, (ii) from the issue or sale to any Person (other than a Subsidiary of the Company) of Equity Interests
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                                       85

                  of the Company (other than Disqualified Share Capital) or
                  (iii)from the issue or sale to any Person (other than a Subsidiary of the Company) of securities convertible into or exchangeable for Equity Interests of the Company (other than Disqualified Share Capital) to the extent that such securities have been converted into or exchanged for such Equity Interests and including any additional cash proceeds received by the Company upon such conversion or exchange from any Person (other than a Subsidiary of the Company), but in each case excluding (A) any net proceeds from issuances and sales financed directly or indirectly using funds borrowed from the Company or any Restricted Subsidiary of the Company, until and then only to the extent such borrowing is repaid, and (B) any net proceeds in respect of Permitted Holding Company Subordinated Debt which are not in the form of cash or tangible assets or property, plus

         (c) to the extent that Restricted Investments that were made after the Issue Date are sold or otherwise liquidated or repaid, repurchased or redeemed, the amount equal to the lesser of (i) the aggregate of the initial amounts of such Restricted Investments (in each case measured on the respective dates such Restricted Investments were made and without giving effect to subsequent changes in value) and (ii) the aggregate amount received by the Company or its Restricted Subsidiaries upon such sales, liquidations, repayments, repurchases to redemptions, provided, however, that no amount shall be included under this clause (c) to the extent it is already included in Consolidated Net Income, plus

         (d) to the extent that Restricted Investments in Persons are made after the Issue Date pursuant to this clause (3) and such Persons subsequently become Restricted Subsidiaries of the Company, the amount equal to the lesser of (i) the aggregate amount of such Restricted Investments (in each case measured on the respective dates such Investments were made and without giving effect to subsequent changes in value) and (ii) the aggregate amount of such Restricted Investments owned by the Company or its Restricted Subsidiaries at the respective times such Persons become Restricted Subsidiaries of the Company (in each case measured as the fair market value of such Restricted Investments at the respective times each such Person became a Restricted Subsidiary of the Company); plus the amount equal to the net reduction in Restricted Investments made by the Company or any of its Restricted Subsidiaries in any Person resulting from the Redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in each case, the amount of Investments previously made by the Company or any of its Restricted Subsidiaries in such Unrestricted Subsidiary, which amount was included in the calculation of Restricted Payments, provided, however, that no amount shall be included under this clause (d) to the extent it is already included in Consolidated Net Income, plus

         (e) the aggregate net cash proceeds received by a Person in consideration for the issuance of such person's Equity Interests (other than Disqualified Share Capital) that are held by such Person at the time such Person is merged with and into the Company subsequent to the Issue Date, in accordance with Section 801 provided, however, that concurrently with or immediately following such merger the Company uses an amount equal to such net cash proceeds to redeem or repurchase the Company's Equity Interests.

The preceding provisions will not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

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                                       86


(2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or of any Equity Interests of the Company or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Share Capital); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3)(b) of the preceding paragraph;

(3) the defeasance, redemption, repurchase or other acquisition of any (A) Indebtedness of the Company that is subordinated in right of payment to the Notes with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or (B) Indebtedness of the Company that is subordinated in right of payment to the Notes (other than any Indebtedness so subordinated and held by Affiliates of the Company) upon a Change of Control or Asset Sale to the extent required by the agreements governing such Indebtedness, but only (i) if the Company shall have complied with Section 1014 or Section 1015, as the case may be, and the Company repurchased all Notes tendered pursuant to the offer required by such Sections prior to offering to purchase, purchasing or repaying such Indebtedness and (ii) in the case of an Asset Sale, to the extent of the remaining Excess Proceeds offered to Holders pursuant to the Asset Sale Offer;

(4) the payment of any dividend or other distribution by a Restricted Subsidiary to a minority holder of an Equity Interest in such Restricted Subsidiary which is made on a pro rata basis to such minority holder and to all other holders of such class of Equity Interest of such Restricted Subsidiary at the time such dividend or other distribution is made;

(5) the payment of cash dividends on the ordinary Share Capital of the Company following the Public Equity Offering; provided, however, that the aggregate amount of all such dividends under this clause (5) shall not exceed in any calendar year 6.0% of the aggregate gross proceeds received by the Company from such Public Equity Offering;

(6) payments by the Company to repurchase, or to enable any Holding Company to repurchase, its Equity Interests (other than Disqualified Share Capital of the Company or such Holding Company) from employees, former employees, directors or former directors (or any heirs or personal representatives of such employees, former employees, directors or former directors) of such Holding Company, the Company or any of its Restricted Subsidiaries in an aggregate amount not to exceed E3 million in any twelve month period; provided that payments pursuant to this clause (6) do not exceed E15 million in the aggregate;

(7) payments, not to exceed E500,000 in the aggregate, to enable the Company or any Holding Company to make cash payments to holders of its Share Capital in lieu of the issuance of fractional shares of its Share Capital;

(8) payments by the Company to fund the payment by any Holding Company of Taxes payable by such Holding Company, provided (i) such payments are made only as and when needed by such Holding Company and (ii) such Taxes are attributable to the business, operations, assets or financings (other than in respect of any Indebtedness owed to any Holding Company) of the Company and its Restricted Subsidiaries;

(9) payments by the Company to fund the payment by any Holding Company of audit, accounting, legal or other similar expenses and to pay other corporate overhead expenses, provided (i) such expenses are proper and reasonably necessary incidental expenses which are required to maintain such Holding Company's corporate existence or are operating costs relating to its ownership and management of the Company and its Restricted Subsidiaries, (ii) such payments are made only as and when needed

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                                       87


         by such Holding Company and (iii) the aggregate amount of payments pursuant to this clause (9) does not exceed E3 million in any calendar year;

(10) payments by the Company to fund the payment by any Holding Company of fees and related expenses payable to the Sponsors for management, consulting or other financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by a majority of the members of the Board of Directors of the Company and which payments, in the aggregate, do not exceed E3 million in any twelve month period;

(11) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants to the extent of the payment of all or a portion of the exercise price of such option or warrants with Equity Interests; and

(12) other Restricted Payments not exceeding E20 million in the aggregate plus (a) to the extent Restricted Payments made pursuant to this clause (12) are Investments made by the Company or any Restricted Subsidiary in any Person which are sold or otherwise liquidated or repaid, repurchased or redeemed, the amount equal to the lesser of (i) the aggregate amount received by the Company or its Restricted Subsidiaries upon such sales, liquidations, repayments, repurchases or redemptions and (ii) the aggregate of the initial amounts of such Investments (in each case measured on the respective dates such Investments were made and without giving effect to any subsequent changes in value) and (b) to the extent that Restricted Investments in Persons are made after the Issue Date pursuant to this clause (12) and such Persons subsequently become Restricted Subsidiaries of the Company, the amount equal to the lesser of (i) the aggregate amount of such Investments (in each case measured on the respective dates such Investments were made and without giving effect to subsequent changes in value) and (ii) the aggregate amount of such Investments owned by the Company or its Restricted Subsidiaries at the respective times such Persons become Restricted Subsidiaries of the Company (in each case measured as the fair market value of such Investments at the respective times each such Person became a Restricted Subsidiary of the Company);

provided, that in the case of clauses (1), (3)(B), (5), (6), (10) and (12) above, no Default or Event of Default shall have occurred or be continuing at the time of such payment or as a result thereof.

In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date, amounts expended pursuant to clauses (2), (3), (8), (9) and (11) of the preceding paragraph shall be excluded, and the amount expended pursuant to clauses (1), (4), (5), (6), (7), (10) and (12) of the preceding paragraph shall be included, in such calculation.

1010. LIMITATIONS ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

(a) pay dividends or make any other distributions on its Share Capital or with respect to any other interest or participation in, or measured by, its profits or reserves, to the Company or any of the Company's Restricted Subsidiaries, or pay any indebtedness owed to the Company or any of the Company's Restricted Subsidiaries;

(b) make loans or advances to the Company or any of the Company's Restricted Subsidiaries; or

(c) transfer any of its properties or assets to the Company or any of the Company's Restricted Subsidiaries.

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                                       88


However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) any agreement or instrument of the Company or its Restricted Subsidiaries in existence on the Issue Date (including, without limitation, the Senior Facilities and the High Yield Subordination Agreement), in each case as in effect on the Issue Date;

(2)      this Indenture, the Notes and the Exchange Notes;

(3) applicable law or regulation or pursuant to governmental licenses, concessions, franchises or permits;

(4) any agreement or instrument of a Person as in effect at the time such Person becomes a Restricted Subsidiary of the Company (except to the extent such restriction or encumbrance was created or assumed in connection with or in contemplation of the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary of the Company;) provided that, in the case of any such agreement or instrument governing Indebtedness of such Person, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(5) the terms of any Indebtedness permitted by this Indenture to be incurred or any agreement pursuant to which such Indebtedness was incurred; provided, however, that (i) either (x) the encumbrance or restriction applies only in the event of and during the continuance of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement or (y) the Company reasonably determines at the time any such Indebtedness is incurred (and at the time of any modification of the terms of any such encumbrance or restriction) that any such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the Notes and (ii) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings or agreements (as determined by the Company in good faith);

(6) purchase money obligations (including Capital Lease Obligations) for property acquired in the ordinary course of business that impose restrictions on the transfer or encumbrance of the property so acquired (or leased);

(7) with respect to any joint venture and any Restricted Subsidiary that is co-venturer therein, the terms of the agreement or agreements governing such joint venture; provided, however, that any such encumbrance or restriction (i) is customary in joint venture agreements, and (ii) will not materially affect the Company's ability to make principal or interest payments on the Notes, as determined by the Company in good faith at the time of entering such agreement or agreements (and at the time of any modification of the terms of any such encumbrance or restriction);

(8) Liens securing Indebtedness otherwise permitted to be incurred and secured that limit the right of the Company or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien;

(9) any encumbrance or restriction (a) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract or (b) by virtue of any transfer of, agreement to transfer, option or right with respect to or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture;

(10) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Share Capital or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

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                                       89


(11) restrictions on cash or other deposits or net worth imposed by leases or other agreements entered into in the ordinary course of business.

(12) any encumbrances or restrictions required by any governmental, local or regulatory authority having jurisdiction over the Company or any of its Restricted Subsidiaries or any of their businesses in connection with any development grant made or other financial assistance provided to the Company or any of its Restricted Subsidiaries by such governmental authority; and

(13) any agreement renewing, replacing, substituting or amending any encumbrance or restriction referred to in clauses (1) through (12) above, provided that such agreement is otherwise permitted under this Indenture and the terms of such agreement renewing, replacing, substituting or amending such encumbrance or restriction are no less favorable to the Holders of the Notes in any material respect than the terms of the encumbrance or restriction being so renewed, replaced, substituted or amended.

1011.    LIMITATION ON LIENS

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien of any kind securing Indebtedness on any property or asset now owned or hereafter acquired, except Permitted Liens, without effectively providing that the Notes shall be secured equally and ratably with (or prior to) the Indebtedness so secured for so long as such Indebtedness is so secured; provided that if the Indebtedness secured by such Lien is subordinate or junior in right of payment to the Notes then the Lien securing such Indebtedness shall be subordinate or junior in right of payment to the Lien securing the Notes at least to the same extent as such Indebtedness is subordinate or junior to the Notes.

1012.    PERMITTED BUSINESS

The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses.

1013.    LIMITATION ON TRANSACTIONS WITH AFFILIATES

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transactions, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any of its Affiliates (each, an "AFFILIATE TRANSACTION"), unless:

(1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction at such time on an arm's length basis by the Company or such Restricted Subsidiary with a Person which is not an Affiliate of the Company or such Restricted Subsidiary; and

(2)      the Company delivers to the Trustee:

         (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments, or assets with a fair market value, in excess of E7.5 million, a resolution of the Board of Directors, certified in an Officers' Certificate, resolving that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

         (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments, or assets with a fair market value, in excess of E25 million, an opinion

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                                       90


                  as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an appraisal or investment banking firm of internationally recognized standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) the payment of reasonable fees and compensation (including, without limitation, pursuant to collective bargaining agreements, employee benefit plans and stock options) paid to officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management;

(2) any obligations of the Company or any Restricted Subsidiary under any noncompetition or confidentiality agreement of the Company or any Restricted Subsidiary;

(3) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Company;

(4) customary indemnification agreements with officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company;

(5) transactions with suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, which are fair to the Company or its Restricted Subsidiaries, or are on terms (taken as a whole) at least as favorable as might reasonably have been obtained at such time from an unaffiliated party, in each case in the reasonable determination of the Board of Directors of the Company or its senior management;

(6) any agreement as in effect as of the Issue Date or any renewal, extension or amendment thereto (so long as any such renewal, extension or amendment, taken as a whole, is not more disadvantageous to the Holders than the original agreement in any material respect) or any transaction contemplated thereby;

(7) the issuance or sale of Equity Interests of the Company (other than Disqualified Share Capital);

(8) transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries;

(9) transactions with a joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such joint venture or similar entity;

(10) any payments or other transactions pursuant to a tax sharing, pooling or any other fiscal group or unity arrangement or agreement (whether contractual or under operation of law or revenue or official practice or guidelines) between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes or any tax advantageous group contribution (or tax neutral intra-group transaction, reorganization, reconstruction, transfer or any other dealing in or operation involving any group-held asset or liability), made pursuant to applicable legislation;

(11) any Permitted Holding Operating Company Transfer; and transactions between the Company or any of its Restricted Subsidiaries, on the one hand, and any one or more Holding Operating Company,

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                                       91


         on the other hand, in each case on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction at such time on an arm's length basis by the Company or such Restricted Subsidiary with a Person which is not an Affiliate of the Company or such Restricted Subsidiary; and

(12) Restricted Payments (including Permitted Investments) that are permitted by Section 1009.

1014. LIMITATION ON CERTAIN ASSET SALES; REPURCHASE AT THE OPTION OF HOLDERS WITH EXCESS PROCEEDS

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale (other than Specified Asset Sales and Central American Entity Disposals) unless:

(1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2) such fair market value is determined in good faith by senior management of the Company or, if such Asset Sale involves consideration in excess of E7.5 million, by the Company's Board of Directors and evidenced by a resolution of such Board of Directors; and

(3) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents and is received at the time of such issuance, sale or disposition. For purposes of this provision, each of the following will be deemed to be cash:

         (a) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated in right of payment to the Notes) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

         (b) any securities, Notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion) within 30 days after receipt.

The Company will not, and will not permit its Restricted Subsidiaries to, consummate any Asset Sale which is a Specified Asset Sale unless the consideration for such Asset Sale is comprised of one or more of the elements set out in clauses (i), (ii) and (iii) below but may include in addition consideration in the form of (iv) below: (i) cash payable on the completion of the disposal; (ii) an obligation of the purchaser of such assets to pay the remainder of the purchase price at a date or dates no later than 3 years after the completion of such disposal (a "DEFERRED PURCHASE OBLIGATION") (provided that the aggregate amount of all such Deferred Purchase Obligations which have not been paid in cash to the relevant vendor or otherwise monetarized shall at no time exceed E100 million (or its equivalent)); and (iii) the assumption of indebtedness by the purchaser or remaining in the asset disposed of; and (iv) an amount of cash payable in the nature of an earn out payment by the purchaser to the vendor of any such asset which is genuinely contingent and dependent on the future performance or future value of the asset disposed of (which amount shall not count towards the limits set out in clause (ii) above and in the definition of Senior Disposal Basket); provided, however, that at the time any such Deferred Purchase Obligation is paid in cash (or if paid or satisfied other than in cash, at the time such other consideration is repaid or liquidated for cash), the Company shall be deemed to have made an Asset Sale as at the time of receipt of such cash (which Asset Sale shall be deemed to have been made in compliance with the requirements of the first paragraph of this Section), and shall be deemed to have received for the

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                                       92


purposes of the definition of Net Proceeds cash proceeds from an Asset Sale equal to the amount of cash so received, for all other purposes of this Section.

The Company will not, and will not permit its Restricted Subsidiaries to, consummate an Asset Sale which is a Central American Entity Disposal unless: (i) such disposal is made on an arm's length basis in good faith and in the commercial interests of Messer Griesheim and its Restricted Subsidiaries (other than the Central American Entity) party thereto and (ii) 50% of the consideration for such disposal is received by Messer Griesheim or a Restricted Subsidiary of Messer Griesheim in cash.

Within 360 days after receipt of any Net Proceeds from an Asset Sale, the Company will apply, or cause such Restricted Subsidiary to apply, such Net Proceeds at its option:

(1) to permanently prepay any Indebtedness of a Restricted Subsidiary and, in the case of payments on any revolving credit facility, effect a corresponding permanent reduction in the availability under such revolving credit facility, in each case in accordance with the terms thereof;

(2) to make an investment, or to be contractually committed to make an investment pursuant to a binding agreement, in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in a Permitted Business ("REPLACEMENT ASSETS") and, in the case of a contractual commitment to so invest pursuant to a binding agreement, to have so invested within 540 days of the date of receipt of such Net Proceeds (it being understood that "assets" may include, subject to compliance with Section 1009, the Share Capital of a Person engaged in a Permitted Business);

(3) a combination of prepayment and investment permitted by the foregoing clauses (1) and (2).

Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings (without having to obtain a corresponding permanent reduction in availability thereunder) or otherwise apply such Net Proceeds for any purpose otherwise permitted in this Indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraphs will constitute "EXCESS PROCEEDS". When the aggregate amount of Excess Proceeds exceeds E15 million, the Company will make an Offer to Purchase (an "ASSET SALE OFFER") to all Holders of Notes to purchase the maximum principal amount of Notes, and any other PARI PASSU Indebtedness of the Company containing similar provisions requiring the Company to prepay, purchase or redeem such PARI PASSU Indebtedness with the proceeds of an Asset Sale, that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest, if any, Special Interest, if any, and Additional Amounts, if any, to the date of purchase, and will be payable in cash in the manner specified in this Indenture (or, in respect of such other Indebtedness to be prepaid, repurchased or redeemed with the Excess Proceeds, such other price, if any, and in such manner as may be provided for by the terms of such PARI PASSU Indebtedness). If any Excess Proceeds remain after consummation of an Asset Sale Offer (including any offer to the holders of PARI PASSU Indebtedness of the Company), the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds allocable to the Notes, the Trustee will select the Notes on a pro rata basis in accordance with the procedures set forth in this Indenture. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

Holders may elect to tender their Notes in whole or in part in integral multiples of E1,000 in exchange for cash. An Asset Sale Offer will remain open for a period of at least 20 business days or such longer period as may be required by law.

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                                       93


Notwithstanding the foregoing, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Swap, provided that if such Asset Swap involves a transfer by the Company or a Restricted Subsidiary of assets having an aggregate fair market value in excess of E7.5 million, the terms of such Asset Swap shall have been approved by a majority of the members of the Board of Directors of the Company and evidenced by a resolution of such Board of Directors.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of an Asset Sale Offer. To the extent that, since the date hereof, changes in the provisions of any such securities laws or regulations have occurred which conflict with this Section, the Company will comply with such securities laws or regulations and will not be deemed to have breached its obligations under this Section by virtue thereof.

1015.    CHANGE OF CONTROL

If a Change of Control occurs, each Holder will have the right to require the Company to repurchase all or any part (equal to E1,000 in principal amount or an integral multiple thereof) of that Holder's Notes pursuant to an Offer to Purchase described in the immediately succeeding paragraph (the "CHANGE OF CONTROL OFFER"). In the Change of Control Offer, the Company will offer a payment in cash equal to 101% of the principal amount of the Notes repurchased plus accrued interest, if any, Special Interest, if any, and Additional Amounts, if any, to the date of purchase (the "CHANGE OF CONTROL PAYMENT").

Within 30 days following any Change of Control, the Company will:

(1) mail a notice including the Offer to Purchase to the Trustee describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on a specific date, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "CHANGE OF CONTROL PAYMENT DATE"), pursuant to the procedures required by this Indenture and described in such notice;

(2) publish such notice in a leading newspaper having a general circulation in New York City (which is expected to be the WALL STREET JOURNAL) and a leading newspaper having a general circulation in London (which is expected to be the FINANCIAL TIMES) and, at any time that any Notes are listed on the Luxembourg Stock Exchange, a leading newspaper in Luxembourg (which is expected to be THE LUXEMBURGER WORT); and

(3) if any Definitive Notes are outstanding, send, by first class mail, such notice to each Holder of Definitive Notes.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that, since the date hereof, changes in the provisions of any such securities laws or regulations have occurred which conflict with Section 1015, the Company will comply with such securities laws or regulations and will not be deemed to have breached its obligations under Section 1015 by virtue thereof.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

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                                       94


(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; PROVIDED that each such new Note will be in a principal amount of E1,000 or an integral multiple thereof.

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date, and will also notify the Luxembourg Stock Exchange if required.

1016. LIMITATION ON ISSUANCES AND SALES OF EQUITY INTERESTS IN MESSER GRIESHEIM AND MGI

The Company will not, and will not permit any of its Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in Messer Griesheim or MGI to any Person, other than the Company, unless:

(1) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Restricted Subsidiary; and

(2) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 1014 or, if such transfer, conveyance, sale, lease or other disposition results in a transfer, conveyance, sale, lease or other disposition of all or substantially all of the Company's properties and assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries), such transfer, conveyance, sale, lease or other disposition is made in accordance with the covenant described under
         Section 801.

In addition, the Company will not issue, and will not permit Messer Griesheim to issue, any Equity Interests (other than, if necessary, shares of the Share Capital of Messer Griesheim constituting directors' qualifying shares) in Messer Griesheim to any Person other than to the Company; and the Company will not, and will not permit any Restricted Subsidiary of the Company to, issue any Equity Interests (other than, if necessary, shares of its Share Capital constituting directors' qualifying shares) in MGI to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company.

1017.    LIMITATION ON ISSUANCES OF GUARANTEES OF INDEBTEDNESS

The Company will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee the payment of any Indebtedness of the Company (other than Eligible Indebtedness and Acquired Debt permitted to be incurred under this Indenture), unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Guarantee will rank in priority of repayment senior to or equally with such Restricted Subsidiary's Guarantee of such other Indebtedness.

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                                       95


1018.    ADDITIONAL AMOUNTS; REDEMPTION FOR TAXATION REASONS

All payments in respect of the Notes will be made without withholding or deduction for or on account of any present or future Taxes imposed or levied by or on behalf of the Republic of Germany or any jurisdiction in which the Company (including any Receiving Entity) is then incorporated or resident for tax purposes or any political subdivision or authority thereof or therein having power to tax or any jurisdiction by or through which payment is made, unless the Company is compelled by law to deduct or withhold such taxes, duties, assessments or other governmental charges. In such event, the Company will pay such additional amounts ("ADDITIONAL AMOUNTS") as may be necessary to ensure that the net amounts received by the Holders after such withholding or deduction will equal the respective amounts of principal and interest that would have been receivable in respect of the Notes in the absence of such withholding or deduction.

However, no such Additional Amounts will be payable in respect of any Note:

(1) presented for payment of more than 30 days after the Relevant Date (as defined below), except to the extent that the Holder would have been entitled to such Additional Amounts on presenting such Note for payment had such Note been presented on the last day of the applicable 30 day period;

(2) if any tax, duty, assessment or other governmental charge is imposed or withheld by reason of the failure to comply or a delay in complying or the provision of inaccurate information by the Holder of such Note or, if different, the beneficiary of such amounts when a request by the Company is addressed or otherwise provided to such Holder or beneficiary to provide information, documents or other evidence concerning the nationality, residence, identity or connection with the Republic of Germany or any relevant jurisdiction of such Holder or beneficiary which is required or imposed by a statute, treaty, regulation or administrative practice of the Republic of Germany (or to which it is a party) or any relevant jurisdiction (or any political subdivision or authority thereof) as a precondition to exemption from all or part of such tax, duty, assessment or other governmental charge;

(3) of any person liable for Taxes in respect of such Note by reason of the Holder of the Note or, if different, the beneficial owner having some connection with the Republic of Germany or any relevant jurisdiction, political subdivision or authority thereof or therein other than the mere purchase, holding or disposition of any Note, or the receipt of principal or interest in respect thereof, including, without limitation, such Holder or beneficial owner being or having been a citizen or resident thereof or being or having been physically present in or engaged in a trade or business therein or having had a permanent establishment or fixed base therein whether by himself or through an agent or having made an election the effect of which is to subject the Holder or beneficial owner of the Notes to such taxes;

(4) on account of any estate, inheritance, gift, sale, transfer, personal property, wealth or other similar tax, duty, assessment or other governmental charge;

(5) presented for payment or in respect of which payment is required to be made in the Republic of Germany;

(6) on account of any tax that is payable otherwise than by withholding, deduction or reduction from principal, premium or interest payments on the Notes;

(7) presented for payment in Luxembourg by or on behalf of a Holder who would have reasonably been able to avoid such withholding, deduction or reduction by presenting the relevant Note to another paying agent maintained by the Company in London, England, or in Frankfurt am Main, Germany or in any other money-center city in the European Union or Switzerland; and

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                                       96


(8)      any combination of (1), (2), (3), (4), (5), (6) or (7);

nor will Additional Amounts be paid with respect to any payment of the principal of, or any interest on, any Note to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor or beneficial owner would not have been entitled to any Additional Amounts had such beneficiary or settlor or beneficial owner been the Holder.

The Company will also (a) make such withholding or deduction compelled by applicable law and (b) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Company will furnish copies of such receipts evidencing the payment of any Taxes so deducted or withheld in such form as provided in the normal course by the taxing authority imposing such Taxes and as is reasonably available to the Company to the Trustee within 60 days after the date of receipt of such evidence. The Trustee will make such evidence available to the Holders upon request.

Whenever in this Indenture there is mentioned, in any context, the payment of principal (and premium, if any), redemption price, interest, Special Interest, or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

"RELEVANT DATE" means the date on which the payment first becomes due but, if the full amount of the money payable has not been received by the Paying Agent or the Trustee on or before the due date, it means the date on which, the full amount of the money having been so received, notice to that effect shall have been duly given to the Holders by the Company in accordance with these terms and conditions.

The Company will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in the United States, the Republic of Germany or in any jurisdiction in which the Paying Agent is located from the execution, delivery or registration of the Notes or any other document or instrument referred to in this Indenture or the Notes.

If the Company determines and certifies to the Trustee immediately prior to the giving of such notice that:

(1) the payment by the Company of Additional Amounts or further Additional Amounts (as the case may be) in respect of such Notes would become required as a result of (a) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated thereunder) of the Federal Republic of Germany (or to which it is subject), or any relevant jurisdiction or any political subdivision or authority thereof or therein having power to tax or (b) any change or amendment in the existing official position or the introduction of an official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction or any practice or concession of the German Tax Authority) which change, amendment, application or interpretation becomes effective on or after the date of issuance of the Notes; and

(2) such obligation cannot be avoided by the Company taking reasonable measures available to it;

then the Company, at its option, may redeem the Notes in whole but not in part, at a redemption price equal to the then outstanding principal amount thereof, together with interest accrued to the date fixed for redemption, Special Interest, if any, and any Additional Amounts payable with respect thereto as a result of the redemption or otherwise.

Notwithstanding the preceding, no such notice of redemption will be given earlier than 60 days prior to the earliest date on which the Company could be obligated to pay such Additional Amounts if a payment in respect of the Notes was then due. Prior to the giving of any notice of redemption described in this paragraph,

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                                       97


the Company will deliver to the Trustee (i) a certificate signed by a member of the management board of the Company stating that the obligation to pay Additional Amounts cannot be avoided by the Company taking reasonable measures available to it and (ii) a written opinion of independent legal counsel to the Company to the effect that circumstances referred to above exist.

In the event (i) the Company should be required, or is likely to be required, to pay the Additional Amounts, and any applicable law or regulation would prohibit the payment of such Additional Amounts, and (ii) the Company cannot reasonably arrange for another obligor to make the relevant payment of interest or principal so as to avoid the requirement to pay such Additional Amounts, the Company will be obligated to redeem the Notes in whole but not in part, at a redemption price equal to the then outstanding principal amount thereof, together with interest accrued to the date fixed for redemption, Special Interest, if any, and any Additional Amounts payable with respect thereto as a result of the redemption or otherwise. Such redemption must occur on the latest practicable scheduled interest payment date on which the company could make payment of the full amount of interest payable in respect of the Notes or, if such date has passed, as soon as practicable thereafter. Prior to the giving of any notice of redemption described in this paragraph, the Company will deliver to the Trustee (a) an Officers' Certificate stating that the obligation to pay Additional Amounts cannot be avoided by the Company taking reasonable measures available to it and (b) a written opinion of outside legal counsel to the Company to the effect that circumstances referred to above exist.

If payments in respect of the Notes by the Company will become subject generally to the taxing jurisdiction of any Territory or any relevant jurisdiction or any political subdivision or authority thereof or therein having power to tax, other than or in addition to the Republic of Germany or any such political subdivision or any such authority therein or thereof, immediately upon becoming aware thereof the Company will notify the Trustee of such event and (unless the Trustee otherwise agrees) enter forthwith into a supplemental indenture, giving to the Trustee an undertaking or covenant in form and manner satisfactory to the Trustee in terms corresponding to the terms of the foregoing provisions of this Section with the substitution for (or, as the case may be, the addition to) the references therein to the Republic of Germany or any political subdivision or any authority therein or thereof having power to tax of references to that other or additional Territory or any political subdivision or any authority therein or thereof having power to tax to whose taxing jurisdiction such payments shall have become subject as aforesaid. For the purposes of the foregoing, "TERRITORY" means any jurisdiction in which the Company is incorporated or in which the Company has its place of central management or central control or in which the Company carries on any business.

1019.    REPORTS

Whether or not the Company is required by the Commission, the Company will provide to the Trustee and to the holders of the Notes within the time periods specified in the Commission's rules and regulations (unless otherwise noted):

(1) within 120 days after the end of the Company's fiscal year, all annual financial information that would be required under Form 20-F (including, without limitation, the item "Operating and Financial Review and Prospects" and in relation to the annual financial statements therein only, a report thereon by the Company's certified independent accountants);

(2) within 60 days after the end of each of the first three quarters of the Company's fiscal year, all quarterly financial information that would be required to be contained in a filing with the Commission on Form 10-Q if the Company were required to file such Form (including, without limitation, the item "Operating and Financial Review and Prospects"); provided, however, that with respect to each of the first two fiscal quarters ending after the Issue Date, such quarterly financial information shall be provided within 90 days after the end of such fiscal quarter; and

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                                       98


(3) all current reports on Form 6-K that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports such information to be furnished at the time such filings would have been required.

For as long as any Notes are listed on the Luxembourg Stock Exchange, each such report shall be made available at the offices of the listing agent in Luxembourg.

If the Company has designated any of its Significant Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a presentation in the footnotes to the financial statements or elsewhere in such financial information, of the financial condition and results of operations of such Unrestricted Subsidiaries on an aggregate basis, but only to the extent such financial information of such Unrestricted Subsidiaries is reasonably available.

Whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability within the time periods specified above (the information set forth in Clause (2) above shall be furnished to the Commission under cover of Form 6-K) (unless the Commission will not accept such filing).

The Company shall, for so long as any Notes are deemed to be "restricted securities" within the meaning of Rule 144 under the Securities Act, furnish to the Holders and beneficial owners of Notes and to prospective purchasers of those Notes designated by any such Holder or owner, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on Officers' Certificates).

1020.    STATEMENT BY OFFICERS AS TO DEFAULT; COMPLIANCE CERTIFICATES

The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date of this Indenture, an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof after due enquiry the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

The Company shall also deliver to the Trustee, forthwith upon any senior officer of the Company obtaining actual knowledge of the occurrence of any Default or Event of Default, an Officers' Certificate setting forth the details of such Default or Event of Default, and the action which the Company is taking or proposes to take with respect thereto.

1021.    WAIVER OF CERTAIN COVENANTS

The Company may omit in any particular instance to comply with any covenant or provision set forth in this Indenture, if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Notes shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or provision with respect to any such Notes, but no such waiver shall extend to or affect such covenant or provision except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or provision shall remain in full force and effect; PROVIDED, HOWEVER, that with respect to a covenant or provision thereof which under Article Nine cannot be modified or amended

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                                      99

without the consent of the Holder of each Outstanding Note affected, no such waiver may be made or shall be effective against any such Holder without such Holder's express consent thereto.

1022.    DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES

As of the Issue Date, all of the Company's Subsidiaries shall be Restricted Subsidiaries.

The Company may designate any Restricted Subsidiary (other than Messer Griesheim or MIG) as an "UNRESTRICTED SUBSIDIARY" under this Indenture (a
"DESIGNATION");only if:

(a) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

(b) the Company would be permitted to make an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "DESIGNATION AMOUNT") equal to the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in such designated Restricted Subsidiary at the time of such Designation.

In the event of any such Designation, the Company shall be deemed to have made an Investment pursuant to Section 1009 (a "DEEMED INVESTMENT") for all purposes of this Indenture in an amount equal to the Designation Amount. Neither the Company nor any Restricted Subsidiary shall at any time (i) provide credit support for, or a Guarantee of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (ii) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except, in the case of clause (i) and (ii), to the extent permitted under Section 1009. All Subsidiaries of Unrestricted Subsidiaries shall automatically be deemed to be Unrestricted Subsidiaries.

The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary (a "REDESIGNATION") if:

(a) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation;

(b) all Liens and Indebtedness of such Subsidiary outstanding immediately following such Redesignation would, if incurred or assumed at such time, have been permitted to be incurred for all purposes of this Indenture; and

(c) any transactions (or series of related transactions) between such Subsidiary and any of its Affiliates that occurred while such Subsidiary was an Unrestricted Subsidiary would be permitted by the Transactions with Affiliates covenant as if such transaction (or series of related transactions) had occurred immediately after the time of such Redesignation.

Each such Designation and Redesignation must be evidenced to the Trustee by the filing with the Trustee of a certified copy of the resolution of the Board of Directors of the Company giving effect to such Designation or Redesignation, as the case may be, and an Officers' Certificate certifying that such Designation or Redesignation, as the case may be, complied with the foregoing conditions.

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                                      100


1023. LIMITATION ON SALE, PREPAYMENT OR MODIFICATION OF THE HIGH YIELD PROCEEDS LOAN AND THE HIGH YIELD SUBORDINATION AGREEMENT

The Company will not, and will not permit any Restricted Entity, to (1) amend, modify, supplement, release, cancel or waive any rights or obligations under the High Yield Proceeds Loan or the High Yield Subordination Agreement in a manner that would adversely affect the rights of the Company or the Holders of Notes with respect to the High Yield Proceeds Loan or the High Yield Subordination Agreement, (2) sell, otherwise dispose of or encumber the High Yield Proceeds Loan or (3) in the case of clause (1) or (2), enter into any agreement that would have the same effect, other than, in each case, in accordance with the terms of the High Yield Proceeds Loan and the High Yield Subordination Agreement.

The Company will not, and will not permit any Restricted Entity that is or may be an obligor with respect to the High Yield Proceeds Loan to prepay, repay, repurchase, redeem or otherwise acquire or retire the High Yield Proceeds Loan except (A) in accordance with its terms or (B) if the proceeds thereof are to be used by the Company to redeem all the Notes in a manner permitted under this Indenture.


                                 ARTICLE ELEVEN

                               REDEMPTION OF NOTES

1101.    RIGHT OF REDEMPTION

The Notes may be redeemed at the election of the Company, in accordance with the provisions appearing in the form of Note set forth above, at the Redemption Prices specified in such form of Note together with accrued interest, Special Interest, if any, and Additional Amounts, if any, to the Redemption Date.

1102.    APPLICABILITY OF ARTICLE

Redemption of Notes at the election of the Company, as permitted by any provision of this Indenture, shall be made in accordance with such provision and this Article.

1103.    ELECTION TO REDEEM; NOTICE TO TRUSTEE

The election of the Company to redeem any Notes pursuant to Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of all or less than all the Notes, the Company shall, at least 40 days before the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed.

1104.    SELECTION BY TRUSTEE OF NOTES TO BE REDEEMED

If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

(1) if the Notes are listed, in compliance with the requirements, if any, of the principal national securities exchange on which the Notes are listed (as set forth in an Officers' Certificate delivered by the Company to the Trustee); or

(2) if the Notes are not so listed or if such requirements are not so certified, on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate.

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                                      101


No Notes of E1,000 or less will be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional.

The Trustee shall promptly notify the Company and the Note Registrar in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context requires otherwise, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

1105.    NOTICE OF REDEMPTION

In addition, the Company shall, at least 30 and not more than 60 days before the Redemption Date, cause notice of such redemption to be published in a leading newspaper having a general circulation in New York City (which is expected to be the WALL STREET JOURNAL), a leading newspaper having a general circulation in London (which is expected to be the FINANCIAL TIMES), a leading newspaper having a general circulation in Frankfurt (which is expected to be HANDELSBLATT) and, so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange so require, a newspaper having a general circulation in Luxembourg (which is expected to be the LUXEMBURGER WORT), with a copy to the Trustee.

All notices of redemption shall identify the Note, including its ISIN number, if any, and state:

         (a)      the Redemption Date,

         (b)      the Redemption Price,

         (c) if less than all the Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Notes to be redeemed,

         (d) that on the Redemption Date the Redemption Price will become due and payable upon each such Note to be redeemed and that, unless the Company defaults in making such payment on the Redemption Date, interest thereon will cease to accrue on and after said date, and

         (e) the place or places where such Notes are to be surrendered for payment of the Redemption Price.

Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

1106.    DEPOSIT OF REDEMPTION PRICE

Before any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) any applicable accrued interest on, all the Notes which are to be redeemed on that date.

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                                      102


1107.    NOTES PAYABLE ON REDEMPTION DATE

(1) Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and any applicable accrued interest) such Notes shall not bear interest. Upon surrender of any such Note for redemption in accordance with said notice to the Trustee or a Paying Agent, such Note shall be paid by the Company at the Redemption Price, together with any applicable accrued interest to the Redemption Date; PROVIDED, HOWEVER, that installments of interest whose Stated Maturity is on or before the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

(2) If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate provided by the Note.

1108.    NOTES REDEEMED IN PART

Any Note which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered. Upon surrender of a Global Note if redeemed in part, the Paying Agent shall forward the Global Note to the Trustee who shall make a notation on Schedule A thereof to reduce the principal amount at maturity of the Global Note by an amount equal to the redeemed portion of the Global Note, provided that the Global Note shall be in an authorized denomination.

                                 ARTICLE TWELVE

                       DEFEASANCE AND COVENANT DEFEASANCE

1201.    COMPANY'S OPTION TO EFFECT DEFEASANCE OR COVENANT DEFEASANCE

The Company may at its option by Board Resolution, at any time, elect to have either Section 1202 or Section 1203 applied to the Outstanding Notes upon compliance with the conditions set forth below in this Article Twelve.

1202.    DEFEASANCE AND DISCHARGE

Upon the Company's exercise of the option provided in Section 1201 applicable to this Section, the Company shall be deemed to have been discharged from its obligations with respect to the Outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "DEFEASANCE"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:

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                                      103


(1) the rights of Holders of such Notes to receive, solely from the trust fund described in Section 1204 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest (including Special Interest, if any, and Additional Amounts, if any) on such Notes when such payments are due;

(2) the Company's obligations with respect to such Notes under Sections 304, 305, 306, 1002 and 1003;

(3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith; and

(4)      this Article Twelve.

         Subject to compliance with this Article Twelve, the Company may exercise its option under this Section 1202 notwithstanding the prior exercise of its option under Section 1203.

1203.    COVENANT DEFEASANCE

Upon the Company's exercise of the option provided in Section 1201 applicable to this Section:

(1) the Company shall be released from its obligations under Sections 1005 through 1017, inclusive, Section 1019, Section 1022 and Section 801
         (2), (3) and (4); and

(2) the occurrence of an event specified in Sections 501(3) (solely with respect to clauses (2), (3) and (4) of Section 801 and Section 1015), 501(4), 501(5) (with respect to any of Sections 1005, 1006 and 1007), 501(6) and 501(7) shall not be deemed to be an Event of Default on and after the date the conditions set forth below are satisfied (hereinafter, "COVENANT DEFEASANCE").

For this purpose, such covenant defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or Clause, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or Clause or by reason of any reference in any such Section or Clause to any other provision herein or in any other document, but the remainder of this Indenture and such Notes shall be unaffected thereby.

1204.    CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE

The following shall be the conditions to application of either Section 1202 or
Section 1203 to the then Outstanding Notes:

(1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 609 who shall agree to comply with the provisions of this Article Twelve applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes euros or German Government Euro Obligations in an amount sufficient, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (premium, if any) and each installment of interest, including Special Interest, if any, and Additional Amounts, if any, on the Outstanding Notes on the Stated Maturity of such principal or installment of interest or on the applicable redemption date in accordance with the terms of this Indenture and of such Notes, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date.

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                                      104


(2) In the case of an election under Section 1202, the Company shall have delivered to the Trustee, in form and substance satisfactory to the
         Trustee:

         (a)      an Opinion of U.S. Counsel stating that

                  (i) the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling or;

                  (ii) since the date of this Indenture there has been a change in the applicable income tax law,

                  in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Notes will not recognize income, gain or loss for United States Federal or German income tax purposes as a result of such deposit, defeasance and discharge and will be subject to United States Federal or German income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

         (b) an Opinion of German Counsel to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for German income tax purposes as a result of such deposit, defeasance and discharge and will be subject to German income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, defeance and discharge had not occurred; and

         (c) an Opinion of U.S. Counsel, in the event the defeasance trust is governed by U.S. law, or German Counsel, in the event the defeasance trust is governed by German law, to the effect that, under the laws in the United States or Germany, as the case may be, in effect at the time of such deposit, payments made from the defeasance trust would not require the payment of Additional Amounts if the provisions of Section 1018 above were applicable to such payments.

(3) In the case of an election under Section 1203, the Company shall have delivered to the Trustee, in form and substance satisfactory to the
         Trustee:

         (a) an Opinion of U.S. Counsel and an Opinion of German Counsel to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for United States Federal or German income tax purposes as a result of such deposit and covenant defeasance and will be subject to United States Federal or German income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred; and

         (b) an Opinion of U.S. and German Counsel to the effect that, under the respective laws in the U.S. and Germany in effect at the time of such deposit, payments made from the defeasance trust would not require the payment of Additional Amounts if the provisions of Section 1018 above were applicable to such payments.

(4) No Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or, insofar as Section 501(9) and Section 501(10) are concerned, at any time during the period ending three months after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

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                                      105


(5) Such defeasance or covenant defeasance shall not result in a material breach or violation of, or constitute a material default under, any other material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound.

(6) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in form and substance satisfactory to the Trustee, each stating that all conditions precedent provided for relating to either the defeasance under Section 1202 or the covenant defeasance under Section 1203 (as the case may be) have been complied with.

(7) The Company must have delivered to the Trustee an Opinion of Counsel to the effect that after three months following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

(8) The Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others.

(9) The Company must deliver to the Trustee such other document or other information as the Trustee may reasonably require in connection herewith.

1205. DEPOSITED MONEY AND GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS

Subject to the provisions of the last paragraph of Section 1003, all euros and German Government Euro Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (collectively, for purposes of this Section 1205, the "TRUSTEE") pursuant to Section 1204 in respect of the Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the euros and the German Government Euro Obligations deposited with the Trustee pursuant to Section 1204 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

Anything in this Article Twelve to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any euros or German Government Euro Obligations held by it as provided in Section 1204 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

1206.    REINSTATEMENT

If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 1202 or 1203 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article Twelve until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with
Section 1202 or 1203; PROVIDED, HOWEVER, that if the Company makes any payment of principal of (and premium, if any) or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or the Paying Agent.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                                          MESSER GRIESHEIM HOLDING AG

                                          ON BEHALF OF ALL MEMBERS OF THE
                                          MANAGEMENT BOARD PURSUANT TO A
                                          RESOLUTION UNDER SECTION 78 IV 1 AKTG
                                          DATED MAY 11, 2001

                                          By: /S/ DR. KLAUS-JURGEN SCHMIEDER

                                          Name: Dr. Klaus-Jurgen Schmieder
                                          Title: Member of the Management Board





                                          THE BANK OF NEW YORK
                                          as Trustee

                                          By:  /S/ SUNJEEVE PATEL

                                          Name: Sunjeeve Patel
                                          Title: Authorized Signatory

                                     ANNEX A

                        FORM OF REGULATION S CERTIFICATE

        (For transfers pursuant to Section 305(b)(i), (iii), (iv) and (v)
                               of this Indenture)


The Bank of New York
Attn:    Corporate Trust Department

Re:      10.375% Senior Notes due 2011 of Messer Griesheim Holding AG
         (the "NOTES")

Reference is made to the Indenture, dated May 16, 2001 (the "INDENTURE"), between Messer Griesheim Holding AG, (the "COMPANY") and The Bank of New York as Trustee. Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT") are used herein as so defined.

This certificate relates to E_______ principal amount of Notes, which are evidenced by the following certificate(s) (the "SPECIFIED NOTES"):

         COMMON CODE No(s).
                            ----------------------

         ISIN No(s).
                      ----------------------------

         CERTIFICATE No(s).
                            ----------------------

The person in whose name this certificate is executed below (the "UNDERSIGNED") hereby certifies that either (i) it is the sole beneficial owner of the Specified Notes, (ii) it is acting on behalf of all the beneficial owners of the Specified Notes and is duly authorized by them to do so or (iii) it is the Holder of a Global Note and has received a certification to the effect set forth below. Such beneficial owner or owners are referred to herein collectively as the "OWNER". If the Specified Notes are not represented by a Global Note, they are registered in the name of the Undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Notes be transferred to a person (the "TRANSFEREE") who will take delivery in the form of a Regulation S Note. In connection with such transfer, the Owner hereby certifies or has certified that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 904 of Regulation S or Rule 144 under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies or has certified as follows:

(1)      RULE 904 TRANSFERS

         If the transfer is being effected in accordance with Rule 904 of Regulation S:

         (A) the Owner is not a distributor of the Notes, an affiliate of the Company or any such distributor or a person acting on behalf of any of the foregoing;

         (B) the offer of the Specified Notes was not made to a person in the United States;

         (C)      either:

                  (i) at the time the buy order was originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States, or

                  (ii) the transaction is being executed in, on or through the facilities of the Eurobond market, as regulated by the International Securities Market Association or another designated offshore securities market and neither the Owner nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;

         (D) no directed selling efforts have been made in the United States by or on behalf of the Owner or any affiliate thereof; and

         (E) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

(2)      RULE 144 TRANSFERS

         If the transfer is being effected pursuant to Rule 144:

         (A) the transfer is occurring after May 16, 2002, and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

         (B) the transfer is occurring after May 16, 2003, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers.


Dated:
                           ----------------------
                           (Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)


                           By:
                              --------------------------
                              Name:
                              Title:

                           (If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

                                     ANNEX B

                      FORM OF RESTRICTED NOTES CERTIFICATE


                 (For transfers pursuant to Section 305(b)(ii),
                     (iii), (iv) and (v) of this Indenture)


The Bank of New York
One Canada Square
London E14 5AL
United Kingdom

Attn:    Corporate Trust Department

Re:    10.375% Senior Notes due 2011 of Messer Griesheim Holding AG (the
       "NOTES")

Reference is made to the Indenture, dated May 16, 2001 (the "INDENTURE"), between Messer Griesheim Holding AG (the "COMPANY") and The Bank of New York as Trustee. Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933 (the "SECURITIES ACT") are used herein as so defined.

This certificate relates to E________ principal amount of Notes, which are evidenced by the following certificate(s) (the "SPECIFIED NOTES"):


                 COMMON CODE No(s).
                                    -----------------------

                 ISIN No(s).
                              -----------------------------

                 CERTIFICATE No(s).
                                    -----------------------

The person in whose name this certificate is executed below (the "UNDERSIGNED") hereby certifies that either (i) it is the sole beneficial owner of the Specified Notes, (ii) it is acting on behalf of all the beneficial owners of the Specified Notes and is duly authorized by them to do so or (iii) it is the Holder of a Global Note and has received a certification to the effect set forth below. Such beneficial owner or owners are referred to herein collectively as the "OWNER". If the Specified Notes are not represented by a Global Note, they are registered in the name of the Undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Notes be transferred to a person (the "TRANSFEREE") who will take delivery in the form of a Restricted Note. In connection with such transfer, the Owner hereby certifies or has certified that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 144A or Rule 144 under the Securities Act and all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies or has certified that:

(1)      RULE 144A TRANSFERS

         If the transfer is being effected in accordance with Rule 144A:

         (A) the Specified Notes are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is a "qualified institutional buyer" within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

         (B) the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer.

(2)      RULE 144 TRANSFERS

         If the transfer is being effected pursuant to Rule 144:

         (A) the transfer is occurring after May 16, 2002, and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

         (B) the transfer is occurring after May 16, 2003, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers.



Dated:
                           ------------------------
                           (Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)





                           By:
                              ---------------------
                              Name:
                              Title:

                           (If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

                                     ANNEX C

                     FORM OF UNRESTRICTED NOTES CERTIFICATE

       (For removal of Securities Act legends pursuant to Section 305(c))


The Bank of New York
One Canada Square
London E14 5AL
United Kingdom

Attn:    Corporate Trust Department

Re:    10.375% Senior Notes due 2011 of Messer Griesheim Holding AG (the
       "NOTES")

Reference is made to the Indenture, dated May 16, 2001 (the "INDENTURE"), between Messer Griesheim Holding AG (the "COMPANY") and The Bank of New York, as Trustee. Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933 (the "SECURITIES ACT") are used herein as so defined.

This certificate relates to E_________ principal amount of Notes, which are evidenced by the following certificate(s) (the "SPECIFIED NOTES"):

                 COMMON CODE No(s).
                                    -----------------------

                 ISIN No(s).
                              -----------------------------

                 CERTIFICATE No(s).
                                    -----------------------

The person in whose name this certificate is executed below (the "UNDERSIGNED") hereby certifies that either (i) it is the sole beneficial owner of the Specified Notes, (ii) it is acting on behalf of all the beneficial owners of the Specified Notes and is duly authorized by them to do so or (iii) it is the Holder of a Global Note and has received a certification to the effect set forth below. Such beneficial owner or owners are referred to herein collectively as the "OWNER". If the Specified Notes are not represented by a Global Note, they are registered in the name of the Undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Notes be exchanged for Notes bearing no Securities Act legend pursuant to Section 305(c) of this Indenture. In connection with such exchange, the Owner hereby certifies or has certified that the exchange is occurring after May 16, 2003, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company. The Owner also acknowledges or has acknowledged that any future transfers of the Specified Notes must comply with all applicable securities laws of the states of the United States and other jurisdictions.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers.

Dated:
                           ------------------------
                           (Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)


                           By:
                              ---------------------
                              Name:
                              Title:

                           (If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)